An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy the Company’s obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR DATED JUNE 2, 2023, SUBJECT TO COMPLETION

INCUBARA CAPITAL CORP.

Up to 187,500,000 Common Shares

Minimum investment of 2,000 Common Shares ($800)

(All currency in this Offering Circular is United States Dollars, unless otherwise stated.)

908-510 Burrard Street

Vancouver, BC  V6C 3A8

Canada

(604) 608 - 6314

www.incubaracapital.com

Copy to:

O’Neill Law LLP

704 - 595 Howe Street

Vancouver, BC V6C 2T5

Canada

Incubara Capital Corp., a company formed under the laws of the Province of British Columbia (the “Company”), is offering up to 187,500,000 (the “Maximum Offering”) common shares (the “Common Shares” or the “Securities”) in the capital of the Company, with no par value, to be sold in this offering (the “Offering”). The Common Shares are being offered at a purchase price of $0.40 per Common Share on a “best efforts” basis for aggregate gross proceeds of up to $75,000,000. The Company is selling the Common Shares through a Tier 2 offering pursuant to Regulation A (“Regulation A+”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Company intends to sell the Common Shares either directly to investors or through registered broker-dealers who are paid commissions. The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (the “Broker”), as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. This Offering will terminate on the earlier of (i) twelve (12) months after the commencement date of this Offering, unless earlier terminated or extended by the Company, (ii) the date on which the Maximum Offering is sold, or (iii) when the Board of Directors of the Company (the “Board”) elects to terminate the Offering (in each such case, the “Termination Date”). There is no aggregate minimum requirement for the Offering to become effective; therefore, the Company reserves the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards the uses set forth in the “Use of Proceeds to the Company” section of this Offering Circular (the “Offering Circular”). The minimum investment amount for an investor is $800; however, the Company reserves the right to waive this minimum in the sole discretion of the Company’s management.

The Company has engaged North Capital Technology, Inc. (“NCIT”) to provide AML/KYC processing payment processing in the form of ACH, credit cards and wire transfer and escrow account services through North Capital Private Securities Corporation (“NCPSC”), an affiliate of NCIT.

The Company has also engaged Dalmore Technology, LLC, an affiliate of the Broker (the “Technology Agent”), to provide certain technology services to the Company in connection with the Offering, including the Technology Agent’s online platform, the Dalmore Direct Platform. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted on the Dalmore Direct platform (the “Dalmore Direct Platform”) accessible through [•], whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer, wire transfer or credit card to an account designated by NCPSC, an affiliate of NCIT. Credit card subscription shall not exceed the lesser of $5,000 or the amount permitted by applicable law, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review the “Risk Factors - Using a credit card to purchase Common Shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment” section of this Offering Circular.

The Company will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, the Company has sold less than the Maximum Offering, then the Company may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. The Company expects to commence the sale of the Common Shares as of the date on which the Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. There is no arrangement for the return of funds to investors if all of the Common Shares offered are not sold in the Offering.

Investing in the Common Shares involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section starting on page 9 of this Offering Circular for a discussion of certain risks that you should consider in connection with an investment in the Company’s securities.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is offering a maximum of 187,500,000 Common Shares for aggregate gross proceeds of up to $75,000,000 on a “best efforts” basis.

SEE THE “SECURITIES BEING OFFERED” SECTION OF THIS OFFERING CIRCULAR FOR ADDITIONAL INFORMATION.

Title and Class of Securities to be Offered	Price to Public (1)	Estimated Commissions, Fees and Other Expenses (2)(3)(4)		Proceeds to the Company
Per Common Share	$0.40	$0.04573	(5)	$0.35427	(5)
Total Maximum	$75,000,000	$3,429,625		$71,570,375

Notes:

(1)All amounts in this chart and this Offering Circular are in U.S. dollars unless otherwise indicated. In certain sections of this Offering Circular, Canadian dollars are used and prefaced when necessary with “C$” to indicate presentation in Canadian dollars.

(2)The Company’s Common Shares are being offered on a “best efforts” basis pursuant to an agreement entered into with Dalmore Group, LLC, a registered broker-dealer licensed with the Financial Industry Regulatory Authority (“FINRA”) and Securities Investor Protection Corporation (“SIPC”). Dalmore Group, LLC, referred herein as the Broker, is engaged for administrative and compliance related services and will act as the broker/dealer of record for the Offering. Once the Company receives a “No Objection” Letter in respect of the Offering (the “No Objection Letter”) from FINRA and the SEC has qualified the Offering Statement, the Broker will receive, from time to time, a cash commission equal to one percent (1%) of the aggregate gross proceeds of the Offering. Additionally, the Broker will receive certain other fees. See the “Plan of Distribution & Selling Securityholders” section of this Offering Circular for additional information. All subscription payments will be placed in an account held by the escrow agent, NCPSC, an affiliate of NCIT, in trust for the investor’s benefit, pending release to the Company upon request by the Company and the Technology Agent.

(3)After deducting (i) the commission of $750,000, equal to 1% of the aggregate gross proceeds of the Offering, payable to the Broker, (ii) an advance expense allowance fee of $5,000 payable to the Broker; (iii) a consulting fee of $20,000 payable to the Broker; (iv) an investor intake services fee in the aggregate of $35,000 payable to the Technology Agent, an affiliate of the Broker , and NCIT; (v) estimated accounting and audit fees of $45,000; (vi) estimated legal fees of $100,000; (vii) estimated Regulation A Blue Sky fees of $120,000; (viii) escrow services fees of $2,375; (ix) estimated other fees in connection with the Offering of $10,000; and (x) estimated Transaction Fees (as defined herein) of $2,343,750.

(4)The Company will be required to pay transaction fees, the amount of which depends on the methods of payment and/or the subscription amounts, in in respect of the payments made through the Dalmore Direct Platform (the “Transaction Fees”). This table shows the effect of the Transaction Fees as if the Company paid a Transaction Fee equal to $25 per investor. Assuming the Offering is fully subscribed, each investor subscribed for the minimum $800 and the Company paid a Transaction Fee equal to $25, the Company would pay Transaction Fees of $2,343,750.

(5)Assumes completion of the Maximum Offering.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)I(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

In the event that the Company becomes a reporting company under the Exchange Act, the Company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See the “Implications of Being an Emerging Growth Company” section of this Offering Circular for additional information.

The Company is following the “Offering Circular” format of disclosure under Regulation A+ pursuant to the general instructions of Part II(a)(1)(i) of Form 1-A.

Sales of the Common Shares pursuant to this Offering is expected to commence on the date on which the SEC qualifies the Offering Statement.

The date of this Offering Circular is June 2, 2023

IMPORTANT INFORMATION ABOUT THIS INFORMATION CIRCULAR

The Company is offering to sell, and seeking offers to buy, the Securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which the Company refers to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of the Company’s securities. Neither the delivery of this Offering Circular nor any sale or delivery of the Securities shall, under any circumstances, imply that there has been no change in the Company’s affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an Offering Statement that the Company filed with the SEC. Periodically, the Company may provide an offering circular supplement that would add, update or change information contained in this Offering Circular. Any statement that the Company makes in this Offering Circular will be modified or superseded by any inconsistent statement made by the Company in a subsequent offering circular supplement. The Offering Statement the Company filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. The Company should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in the Company’s annual reports, semi-annual reports and other reports and information statements that the Company will file periodically with the SEC. The Offering Statement and all supplements and reports that the Company has filed or will file in the future can be read at the SEC website, www.sec.gov.

In this Offering Circular, unless the context indicates otherwise, references to the “Company” refer to the activities of and the assets and liabilities of the business and operations of Incubara Capital Corp., a company incorporated under the laws of the Province of British Columbia, and references to “you” and “investors” refer to investors in the Offering.

The Company’s accounts are maintained in Canadian Dollars, and the Company’s financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

In this Offering Circular, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender and vice versa.

CERTAIN TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by an investor as legal or tax advice. The Company is not providing any tax advice as to the acquisition, holding or disposition of the Common Shares. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in the Common Shares. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. Some of the statements under the “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” sections and elsewhere in this Offering Circular constitute forward-looking statements or forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable securities laws. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology. To the extent that this Offering Circular contains forward-looking statements regarding the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

•The Company’s history of operating losses;

•The Company’s lack of operating history as a virtual incubator and XR (as defined herein) content producer on which to judge the Company’s business prospects and management;

•The Company’s ability to raise capital and close future financings;

•The Company’s XR projects will require significant time and capital resources;

•The Company’s ability to manage the provision of virtual incubator services, production of XR content, corporate growth and operational expenses;

•The Company’s reliance on third parties to conduct some of the provision of virtual incubator services and production of XR content;

•The Company’s ability to obtain market acceptance of the Company’s products and services;

•The Company’s ability to compete in a highly competitive and evolving industry;

•The Company’s ability, and that of its XR production partners and XR project entities, to protect their respective intellectual property; and

•Adverse federal, provincial, state, and local government regulation and taxation.

Although the forward-looking statements in this Offering Circular are based on the Company’s beliefs, assumptions, and expectations, taking into account all information currently available to the Company, the Company cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in the Company’s forward-looking statements will be attained, or that deviations from them will not be material and adverse. The Company undertakes no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating the Company’s forward-looking statements.

PRESENTATION OF FINANCIAL INFORMATION

The financial information contained in this Offering Circular, derives from the Company’s audited financial statements as of September 30, 2022 and 2021. These financial statements and related notes included elsewhere in this Offering Circular, are in Canadian Dollars (unless otherwise indicated) and are collectively referred to as the Company’s audited financial statements herein and throughout this Offering Circular.

The Company’s audited financial statements are prepared in accordance with IFRS, as issued by the IASB. The Company’s fiscal year ends on September 30 of each year, so all references to a particular fiscal year are to the applicable year ended September 30. None of the Company’s financial statements were prepared in accordance with generally accepted accounting principles in the United States.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

The Company is not subject to the ongoing reporting requirements of the Exchange Act because the Company is not registering the Company’s securities under the Exchange Act. Rather, the Company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•annual reports (including disclosure relating to the Company’s business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the Company’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the Company’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

•semiannual reports (including disclosure primarily relating to the Company’s interim financial statements and related MD&As); and

•current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the Offering Statement, of which this Offering Circular is a part, was qualified, if the securities of each class to which the Offering Statement, of which this Offering Circular is a part, relates, are held of record by fewer than 300 persons and offers or sales are not ongoing, the Company may immediately suspend its ongoing reporting obligations under Regulation A.

If and when the Company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during the Company’s preceding fiscal year, the Company will qualify as an “emerging growth company” under the JOBS Act and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the Company:

•will not be required to obtain an auditor attestation on the Company’s internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•will not be required to provide a detailed narrative disclosure discussing the Company’s compensation principles, objectives and elements and analyzing how those elements fit with the Company’s principles and objectives (commonly referred to as “compensation discussion and analysis”);

•will not be required to obtain a non-binding advisory vote from the Company’s shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and Chief Executive Officer pay ratio disclosure;

•may present only two years of audited financial statements and only two years of related MD&As; and

•will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The Company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elects to do so. The Company’s election to use the phase-in periods may make it difficult to compare the Company’s financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after the Company’s initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that the Company no longer meets the definition of an emerging growth company. Note that the Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the Company would cease to be an “emerging growth company” if the Company has more than $1.07 billion in annual revenues, has more than $700 million in market value of Common Shares held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to the Company due to the fact that the Company may also qualify, once listed, as a “smaller reporting company” under the rules of the Securities and Exchange Commission (the “Commission”). For instance, smaller reporting companies (i) are not required to obtain an auditor attestation on their assessment of internal control over financial reporting, (ii) are not required to provide a compensation discussion and analysis, (iii) are not required to provide a pay-for-performance graph or Chief Executive Officer pay ratio disclosure and (iv) may present only two years of audited financial statements and related MD&A disclosure.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Common Shares. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the “Cautionary Statement Regarding Forward-Looking Statements” section of this Offering Circular.

References to “extended reality” or “XR” in this Offering Circular shall refer to one or more of the following: augmented reality (“AR”), virtual reality (“VR”) and mixed reality.

Company Information

The Company was incorporated in the Province of British Columbia on June 4, 2008, under the Business Corporations Act (British Columbia), as “USA Potash Corp.” On March 29, 2018, the Company changed its name to “Incubara Capital Corp.”

The Company’s head office and mailing address is located at 908-510 Burrard Street Vancouver, BC  V6C 3A8, Canada, the Company’s registered records office is located at 6th Floor, 905 West Pender Street, Vancouver, BC  V6C 1L6, Canada, and the Company phone number is (604) 608 - 6314. The Company’s website address is www.incubaracapital.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

The Company’s Business

Prior to March 2021, the Company acquired and maintained a portfolio of investments in start-up and early-stage companies. In March 2021, the Company changed the focus of its business to providing virtual incubator services. The Company is also engaged in the business of producing XR content in partnership with entities that possess expertise in or create, develop or publish XR content, such as games and experiences, and/or own intellectual property related to or used in XR or related technologies or content (collectively, “XR Entities”). Going forward, the focus of the Company’s virtual incubator services will be on XR Entities, and such services include:

•advising on business and structuring matters, financial and fundraising matters and technology development;

•advising in relation to mergers and acquisitions (“M&A”) activities and going public, corporate administration management, and financial reporting;

•making introductions to the Company’s informal network of service providers, including lawyers, accountants, transfer agents, investment dealers, intellectual property service providers, programmers, developers and marketing advisors;

•providing management and director services; and

•producing and publishing XR content.

The Company uses the experience and contacts of the Board and the Company’s management and informal network of service providers to identify XR Entities, including incubator clients, XR production partners and XR project entities:

•with which the Company is able to partner to produce and publish XR content;

•that own intellectual property related to or used in XR and related technologies and content, which the Company considers undervalued; and/or

•at a stage of development where the Company will be able to play a role in their success.

The Company holds legacy positions in each of XRApplied Technologies Inc. (“XRA”), Bios Green Energy Solutions Inc. (formerly, Bios Energy Corp.) (“Bios”), ChallengerX PLC (“ChallengerX”) and iComply Investor Services Inc. (“iComply”). In addition, the Company holds non-material legacy positions in other companies. The Company plans to dispose of its positions in non-XR Entities in a timely manner.

In addition to the Company providing virtual incubator services and producing XR content, the Company may from time to time acquire and hold interests in certain XR Entities, but the Company will not place more than 40% of its assets in such XR Entities in which it holds an interest of less than 25% (the “Limitation”).

See “The Company’s Business” section of this Offering Circular for additional information.

Regulation A+

The Company is offering the Common Shares pursuant to rules of the SEC mandated under the JOBS Act. These offering rules are often referred to as “Regulation A+.” The Company is relying upon “Tier 2” of Regulation A+, which allows the Company to offer securities of up to $75,000,000 in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, the Company is required to publicly file annual, semi-annual, and material current event reports with the SEC, subject to certain conditions and restrictions under Regulation A+.

See the “Implications of Being an Emerging Growth Company” section of this Offering Circular for additional information.

The Offering

Issuer:	Incubara Capital Corp., a British Columbia company

Common Shares Offered:	A maximum of 187,500,000 Common Shares at an offering price of $0.40 per Common Share

Common Shares Outstanding before the Offering:	28,779,001 Common Shares (1)

Common Shares to be Outstanding after the Offering:	216,279,001 Common Shares if the maximum Common Shares are sold (1)

Price per Common Share:	$0.40

Maximum Offering:	187,500,000 Common Shares, at an offering price of $0.40 per Common Share, for aggregate gross proceeds of $75,000,000

Use of Proceeds:

The net proceeds of the Offering, assuming completion of the Maximum Offering, of approximately $71,570,375 will be allocated towards:

•the estimated balance of the Delta Liftoff Funding Amount (as defined herein) of $891,000;

•the Additional STARS Projects (as defined herein) of $5,000,000;

•the STARS Missions Funding Amount (as defined herein) of $3,000,000;

•the Mersis Funding Amount (as defined herein) of $1,000,000;

•the Lost Legacy Funding Amount (as defined herein) of $500,000;

•the balance of the XRA Funding Amount (as defined herein) of $348,150;

•the estimated costs related to the investigation of potential XR projects for the next 12 months of $1,000,000;

•the estimated costs of additional XR projects for the next 12 months of $20,000,000;

•marketing fees of $18,000,000;

•the estimated general and administrative expenses for the next 12 months of $434,000; and

•unallocated working capital of $21,397,225.

See the “Use of Proceeds to the Company” and “The Company’s Business“ sections of this Offering Circular for additional information.

Resale Restrictions:	See the “Securities Being Offered - Resale Restrictions” section of this Offering Circular.

Risk Factors:	Investing in the Common Shares involves a high degree of risk. See the “Risk Factors” section of this Offering Circular.

Note:

(1)Assumes no exercise of the 7,890,000 Common Share purchase warrants (“Warrants”) prior to the completion of the Offering. Each Warrant is exercisable at an exercise price of C$0.10 to acquire one Common Share until October 20, 2023, subject to the right of the Company to accelerate the expiry date to a date that is not less than 30 days after an acceleration notice is provided to the Warrant holder provided that the Company (i) completes an equity financing of at least C$1,000,000 at a minimum price of C$0.25 per unit or Common Share or (ii) lists its securities on a securities exchange.

Selected Risks Associated with the Company’s Business

The Company’s business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors“ immediately following this summary. These risks include, but are not limited to, the following:

•The Company’s lack of operating history as virtual incubator and XR content producer on which to judge the Company’s business prospects and management;

•The Company’s ability to raise capital and close future financings;

•The Company’s XR projects will require significant time and capital resources;

•The Company’s ability to manage the provision of virtual incubator services, production of XR content, corporate growth and operational expenses;

•The Company’s reliance on third parties to conduct some of the provision of virtual incubator services and production of XR content;

•The Company’s ability to obtain market acceptance of the Company’s products and services;

•The Company’s ability to compete in a highly competitive and evolving industry;

•The Company’s ability, and that of its XR production partners and XR project entities, to protect their respective intellectual property;

•The XR content of the Company or its XR production partners and XR project entities may fail to sell or experience bad or slow sales of XR content;

•The Company may fail to enter into definitive agreements with XR production partners and XR project entities;

•The Company may fail to or experience delay in recouping funding commitments;

•The Company is largely dependent upon its board and management and XR production partners for its success;

•Conflicts of interest may arise between the Company and its directors and management;

•Due diligence investigations may not identify all facts necessary or helpful in evaluating a business opportunity or choosing incubator clients, XR production partners and XR project entities and will not necessarily result in the business opportunity being successful;

•Technology risks related to infrastructure, system failures, security risks and rapid technological change;

•The Company may be called upon to provide additional resource or funding on an existing XR project and the Company’s failure to participate may have a negative adverse effect on its interest or the success of such XR project;

•The engagements with incubator clients, XR production partners and XR project entities are based on estimates, and any increased or unexpected costs or unanticipated delays could make these engagements less profitable or unprofitable;

•The Company is reliant on contractual relationships, and the termination of such relationships could have a significant impact on the Company’s profitability; and

•Adverse federal, provincial, state, and local government regulation and taxation.

The Company may be unable to successfully address any of the risks to its business or others. Failure to adequately do so could seriously harm the Company’s business and cause the Company’s operating results and your investment to suffer.

See the “Risk Factors” section of this Offering Circular for additional information.

RISK FACTORS

An investment in the Common Shares involves a high degree of risk. The following are certain risk factors related to the Offering, the Common Shares and the business of the Company. If any event arising from the risk factors set forth below occurs, the Company’s business, prospects, financial condition, results of operations or cash flows and in some cases, its reputation, could be materially adversely affected. Although the Company believes that the risk factors described below are the most material risks that the Company faces, they are not the only ones. Additional risk factors not presently known to the Company or that the Company currently believes are immaterial could also materially and adversely affect the Company’s prospects, cash flows, results of operations or financial condition and negatively affect the value of the Common Shares. Investors should carefully consider each of such risks and all of the information in this Offering Circular.

See the “Cautionary Statement Regarding Forward-Looking Statements” section of this Offering Circular for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related the Common Shares and the Offering

There is no minimum capitalization required in this Offering.

The Company cannot assure that all or a significant number of Common Shares will be sold in this Offering. Investors’ subscription funds will be used by the Company as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this Offering to enable the Company to conduct its business. Management of the Company has no obligation to purchase Common Shares. If the Company raises less than the entire amount that the Company is seeking in the Offering, then the Company may not have sufficient capital to meet its operating requirements or the costs of the Offering. The Company cannot assure that it could obtain additional financing or capital from any source, or that such financing or capital would be available to the Company on terms acceptable to the Company. Under such circumstances, investors in the Common Shares could lose their entire investment in the Company. Furthermore, investors who subscribe for Common Shares in the earlier stages of the Offering will assume a greater risk than investors who subscribe for Common Shares later in the Offering as subscriptions approach the maximum amount.

The Company may terminate this Offering at any time.

The Company reserves the right to terminate this Offering at any time, regardless of the number of Common Shares sold. In the event that the Company terminates this Offering at any time prior to the sale of all of the Common Shares offered hereby, whatever amount of capital that the Company has raised at that time will have already been utilized by it and no funds will be returned to investors.

There is no existing public market for the Common Shares.

There is currently no public market for the Common Shares. The Company cannot predict the price at which the Common Shares will trade upon listing, assuming the Company applies to list the Common Shares and the Common Shares are ever listed, and there can be no assurance that an active trading market will develop after listing, if listed, or, if developed, at what price level that market will be sustained. If an active public market does not develop or is not maintained, investors may have difficulty selling their Common Shares.

In the event the Company becomes a public reporting company in the future, the Company will incur increased costs as a result of operating as a public reporting company, and the Company’s management team will be required to devote substantial time to new compliance requirements.

If the Company elects to become a public reporting company in the future, the Company will incur significant legal, accounting and other expenses that it did not incur as a private company. In addition, many rules and regulations exist for companies listed on stock exchanges that impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. The Company’s management and other personnel would need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase the Company’s legal and financial compliance costs and will make some activities more time-consuming and costly.

Any return on investment from the Common Shares is not guaranteed.

There can be no assurance regarding the amount of return to be generated by the Company’s business. The Common Shares are equity securities of the Company and are not fixed income securities. Unlike fixed-income securities, there is no obligation of the Company to distribute to shareholders of the Company a fixed amount or to return the initial purchase price of a Common Share on a date in the future. The market value of the Common Shares may deteriorate, and that deterioration may be significant.

The Company may not pay dividends.

The Company intends to retain earnings, if any, to finance the growth and development of its business and does not intend to pay cash dividends on the Common Shares in the foreseeable future. The payment of future cash dividends, if any, will be reviewed periodically by the Board and will depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and conditions and other factors.

If the Company issues additional Common Shares, shareholders may experience dilution in their ownership of the Company.

The Company has the right to raise additional capital or incur borrowings from third parties to finance its business. Except as disclosed herein, the Board has the authority, without the consent of any of the shareholders of the Company, to cause the Company to issue more Common Shares. Consequently, shareholders of the Company may experience more dilution in their ownership of the Company in the future. The Board and the majority of the shareholders at a meeting of the Shareholders of the Company have the power to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of the other shareholders of the Company. The issuance of additional Common Shares would dilute shareholders’ ownership in the Company.

Market disruption risks could have a material adverse effect on the market price of the Common Shares.

War and occupation, terrorism and related geopolitical risks may in the future lead to increased short-term market volatility and may have adverse long-term effects on world economies and markets generally. These risks could also adversely affect securities markets, inflation and other factors relating to the securities that would be held from time to time. Such events could, directly or indirectly, have a material adverse effect on the price of the Common Shares, assuming the Company applies to list the Common Shares and the Company is successful in listing the Common Shares and maintaining such listing.

Holders of Common Shares are at risk for a substantial loss of capital.

Holders of Common Shares could experience a loss of all or substantially all of their investment in the Company. There can be no assurance that the Company will be able to generate positive returns. Therefore, an investment in the Company should only be considered by persons who can afford a loss of their entire investment.

The Subscription Agreement has a forum selection provision that requires disputes be resolved in the Courts of the Province of British Columbia, regardless of convenience or cost to you, the investor.

In order to invest in the Offering, investors agree to resolve disputes arising under the subscription agreement in respect of the Offering (the “Subscription Agreement”) in the Courts of the Province of British Columbia for the purpose of any suit, action or other proceeding arising out of or based upon the Subscription Agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with the Company. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business, financial condition or results of operations.

Using a credit card to purchase Common Shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in the Offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees, including for transactions considered cash advances, charged by your credit card company and interest charged on unpaid card balances add to the effective purchase price of the Common Shares you buy. See the “Plan of Distribution & Selling Securityholders” section of this Offering Circular. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g., minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in the Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments - A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Risks Related to the Business of the Company

The Company has a history of net losses and negative cash flow from operations. The Company cannot predict if or when the Company will become profitable and the Company anticipates that its net losses and negative cash flow from operations will continue for the foreseeable future.

The Company had net losses and negative cash flow from operations for the financial year ended September 30, 2022, and the Company anticipates that its net losses and negative cash flow from operations will continue for the foreseeable future. There can be no assurances that the Company will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from this Offering or additional financing through private placements, public offerings and/or bank financing necessary to support the Company’s working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. If adequate working capital is not available, the Company may be forced to discontinue operations, which would cause investors to lose their entire investment. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has a limited operating history, which makes it difficult to accurately evaluate its business prospects.

The Company has no history of earnings and a limited operating history as a virtual incubator and XR content producer upon which to base an evaluation of the Company’s business and prospects. Operating results for future periods are subject to numerous uncertainties and the Company cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in rapidly evolving markets. Future operating results will depend upon many factors, including, but not limited to, the Company’s success in attracting necessary financing, such as that contemplated in this Offering, or obtaining financing from other sources, the Company’s ability to successfully develop and market its XR content, the Company’s ability to successfully market its incubator and XR production services and attract repeat incubator clients and XR production partners, the Company’s ability to control operational costs, and the Company’s ability in retaining motivated and qualified personnel, as well as the general economic conditions which affect consumer businesses. The Company cannot assure you that the Company will successfully address any of these risks.

Need for additional financing and issuance of additional securities.

The Company’s future capital requirements depend on many factors, including its ability to market its products and services (including that of its XR production partners and XR project entities) successfully, cash flows from operations, locating and retaining talent, and competing market developments. The Company’s business model requires spending money, including on advertising and marketing, in order to generate revenue.

Based on the Company’s current financial situation, the Company may have difficulty continuing its operations at the current level, or at all, if it does not raise additional financing in the near future.

In order to execute the Company’s business plan, the Company will likely require some additional equity and/or debt financing to undertake the capital expenditures described herein. There can be no assurance that additional financing will be available to the Company when needed or on terms which are acceptable. The Company’s inability to raise financing to support on-going operations or to fund capital expenditures could limit the Company’s operations and may have a material adverse effect upon future profitability. The Company may require additional financing to fund its operations to the point where it is generating positive cash flows. At present, it is impossible to determine what amounts of additional funds, if any, the Company may require.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders of the Company could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, the Company may be required to reduce, curtail, or discontinue operations. There is no assurance that the Company’s future cash flow, if any, will be adequate to satisfy its ongoing operating expenses and capital requirements.

Failure to develop the Company’s internal controls over financial reporting as the Company grows could have an adverse impact on the Company.

As the Company matures, it will need to continue to develop and improve its current internal control systems and procedures to manage its growth. The Company is required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact the Company’s public disclosures regarding its business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in the Company’s internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in the Company’s internal control over financial reporting, disclosure of management’s assessment of the Company’s internal controls over financial reporting or disclosure of the Company’s public accounting firm’s attestation to or report on management’s assessment of the Company’s internal controls over financial reporting may have an adverse impact on the price of the Common Shares.

Discretion and uncertainty of use of net proceeds of the Offering.

Although the Company has set out its intended use of the net proceeds of the Offering, these intended uses are estimates only and subject to change, particularly as the Offering is not subject to a minimum offering and the Company may close on funds tendered by investors, subject to release from escrow, from time to time. While the Company’s management does not currently contemplate any material variation, the Company’s management does retain broad discretion in the application of such proceeds. The results and the effectiveness of the application of net proceeds of the Offering are uncertain. The failure by the Company to apply the net proceeds of the Offering effectively could have a material adverse effect on the Company’s business, including the Company’s ability to achieve its stated business objectives. In addition, the Company may use the net proceeds of the Offering in ways that an investor may not consider desirable.

The Company has recently commenced its business as a virtual incubator and XR content producer and has a limited history of operations.

The Company has very little record of operations and historical financial information on which a holder of Common Shares can base an evaluation of the Company and its business. The Company recently commenced its operations as a virtual incubator and XR content producer, and the Company is subject to all of the business risks and uncertainties associated with any new business enterprise, including the risk that the Company will not achieve its financial objectives as estimated by the Company’s management. Furthermore, past successes of the management of the Company or the Board in other ventures do not guarantee the future success of the Company.

There is a risk of dilution from possible future offerings or issuances of Common Shares.

There is no guarantee that the Company will be able to achieve its business objectives. The continued development of the Company will require additional financing. The failure to raise such capital could result in the delay or indefinite postponement of current business objectives or the Company going out of business. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to the Company.

If additional funds are raised through issuances of equity or convertible debt securities, existing shareholders of the Company could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares. The Company’s Articles permit the issuance of an unlimited number of Common Shares, and shareholders of the Company will have no pre-emptive rights in connection with such further issuance. The directors of the Company have discretion to determine the price and the terms of issue of further issuances. Moreover, additional Common Shares may be issued by the Company on the exercise of the Warrants, incentive awards and any other securities of the Company. In addition, from time to time, the Company may enter into transactions to acquire assets or the shares of other companies. In addition to equity financing, these transactions may be financed wholly or partially with debt, which may temporarily increase the Company’s debt levels above industry standards. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue potential business opportunities. The Company may require additional financing to fund its operations to the point where it is generating positive cash flows. Negative cash flows may restrict the Company’s ability to pursue its business objectives.

Management of growth.

The Company may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of the Company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The potential inability of the Company to deal with this growth could have a material adverse impact on its business, operations and prospects.

The Company has high exposure to the XR industry; Concentration of incubator clients, XR production partners and XR project entities.

Certain of the Company’s incubator clients and the Company’s XR production partners and XR project entities operate in the XR industry. From time to time, the XR industry may experience slowdowns due to fluctuations, decline in general economic conditions or otherwise, and the Company’s performance may suffer as a result. In addition, the Company relies on a relatively small number of incubator clients, XR production partners and XR project entities, and the loss of one or more of the foregoing to a competitor or otherwise or the failure of an incubator client to pay the Company in exchange for its services could lead to an adverse effect on the Company’s business, operations and prospects.

Market acceptance of XR products and services.

As with any company operating in a technology industry, including the XR industry, there is a substantial risk that the marketplace may not accept the products or services of the Company and its incubator clients, XR production partners and XR project entities. Market acceptance of these products and services, depends, in large part, upon the ability to demonstrate their performance and cost-effectiveness over competing products and upon the success of their sales efforts. The Company and its incubator clients, XR production partners and XR project entities may not be able to continue to market their respective products or services successfully and no assurance can be given that any current or future products or services will be accepted in the marketplace or by consumers.

There is no assurance that the Company’s XR content production activities will result in any proprietary technology or commercial products.

The development and production efforts for the Company’s XR projects may fail to result in any commercial products, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. The Company may not be able to protect its proprietary rights, if any, from infringement or theft by third parties. In addition, the Company may have inadequate capital to successfully execute this aspect of its business plan.

Failure or bad or slow sales of XR content.

If the sales of XR games and experiences from the Company’s incubator clients, XR production partners and XR project entities do not meet expectations or if the sale of such XR games and experiences is not realized, the Company and its incubator clients, XR production partners and XR project entities may not be able to recoup their funding or resources, which could result in financial losses, including financial losses to the Company. This could also lead to fewer business opportunities being available to the Company or a reduction in the funding or resources available for future business opportunities, potentially limiting the growth of the Company.

Failure to enter into definitive agreements with XR production partners and XR project entities.

The Company has entered into letters of intent in respect of certain XR projects, including with XR production partners and XR project entities or, in the case of STARS Missions, the Company has not entered into any agreement. While the Company contemplates entering into definitive agreements, there is no guarantee that the Company will enter into such agreements. Moreover, the definitive agreements may have different terms to the ones contemplated in the letters of intent or this Offering Circular, including terms unfavorable to the Company. The failure by the Company to enter into definitive agreements, or the Company’s entry into definitive agreements with different terms, could have a material adverse effect on the Company’s business, including the Company’s ability to achieve its stated business objectives or use the net proceeds of the Offering as contemplated in the “Use of Proceeds” section of this Offering Circular.

Failure to recoup or delay in recouping funding commitments.

The Company may fail to recoup or delay in recouping its participation in or funding of an XR project, including an XR production partner or XR project entity. Such failure or delay could have a material adverse effect on the Company’s business, including the Company’s ability to achieve its stated business objectives. In addition, this may limit the ability of the Company to meet its existing obligations to XR production partners or XR project entities or participate in a new business opportunity through the provision of resource or funding.

The Company is largely dependent upon its board and management and XR production partners for its success.

The success of the Company will depend in large measure on certain key personnel, including the Board and the management of the Company and its informal network of service providers, including XR production partners. The Company’s ability to generate revenue is reliant on its ability to continue the offer the expertise and networks of its management and, to an extent, is also reliant on the relationship that these individuals have with the Company’s incubator clients and XR production partners.

The Company’s incubator clients and XR production partners may provide repeat business due to the quality of the work and the value added by the Company and its management, so the loss of key personnel could, therefore, increase the risk of not obtaining repeat business or missing out on new business opportunities, which could result in an adverse effect on the Company’s financial results.

The Company does not have key person insurance in effect for members of the Board and management of the Company, and the Company does not have contractual relationships with members of its informal network of service providers. The competition for qualified personnel in the XR industry is intense and there can be no assurance that the Company will be able to attract and retain all personnel necessary for the development and operation of its business.

Some of the Company’s competitors have greater financial resources due to their scale and international presence, and there is a risk that these competitors increase attempts to attract the Company’s management. The loss of the services of one or more members of the Company’s management may result in an adverse impact on the Company’s performance and future success.

There can be no certainty that these individuals will remain with the Company in the future.

The markets for virtual incubator services and XR production is highly competitive.

The Company and its incubator clients, XR production partners and XR project entities will compete with a large number of other virtual incubator service providers and XR content producers. Competitors may have a lower cost of funds and may have access to funding sources and resources that are not available to the Company or its incubator clients, XR production partners or XR project entities, which could allow them to build their respective market shares. In addition, certain competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of business opportunities. As a result of this competition, there can be no assurance that the Company or its incubator clients, XR production partners and XR project entities will be able to compete. The competitive pressures faced by the Company and its incubator clients, XR production partners and XR project entities may have a material adverse effect on the Company’s activities, financial condition, and results of operations.

Revenue growth is reliant on the ability to cross-sell and up-sell new virtual incubator services to existing incubator clients and win new incubator clients.

The Company’s future fee income and profit growth will depend in part on generating demand for its virtual incubator services, which is driven in part by the Company’s continued ability to develop relevant services that adapt to client requirements. There can be no assurance that the Company will be successful in selling new services to existing incubator clients or selling services to new incubator clients. There is a risk that the Company may exhaust the available services that it is able to cross-sell or up-sell to existing incubator clients and therefore may lose the incubator client, either through natural attrition or due to the incubator client wishing to use another provider.

The Company may not insure against all of the risks the Company faces in its operations.

In general, where coverage is available and not prohibitively expensive relative to the perceived risk, the Company may maintain insurance against such risk, subject to exclusions and limitations. The Company does not currently maintain insurance against risks including securities and general commercial liability claims, subject to exclusions and limitations. The Company does not maintain insurance to cover the potential risks and hazards associated with the Company’s operations. Furthermore, the Company cannot provide assurance that any insurance coverage the Company may have will be or continue to be available at reasonable premiums or that such insurance will adequately cover any resulting liability.

Conflicts of interest may arise between the Company and its directors and management.

Certain of the Company’s directors and officers serve or may agree to serve as directors or officers of, or have shareholdings or interests in, the Company’s incubator clients, XR production partners, XR project entities or competitors. This potential for conflict is inherent in the Company’s business strategy that relies on its directors and management and the informal networks of the Company’s directors and management to provide services to the Company’s incubator clients, XR production partners and XR project entities and derives validation from an experienced and knowledgeable director’s decision to be involved in an incubator client, XR production partner or project entity of the Company. In the event that such a conflict of interest arises at a meeting of the Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. Under applicable corporate law, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company. In determining whether or not the Company will participate in a particular business opportunity, the directors will primarily consider the degree of risk to which the Company may be exposed and its financial position at that time.

The directors and officers of the Company will not be devoting all of their time to the affairs of the Company. The directors and officers of the Company are or may become directors and officers of other companies, including the Company’s incubator clients, XR production partners and XR project entities, some of which may compete with the Company, and other competitors. The directors and officers of the Company are required by law to act in the best interests of the Company. They have the same obligations to the other companies in respect of which they act as directors and officers. Discharge by the directors and officers of their obligations to the Company may result in a breach of their obligations to the other companies, and in certain circumstances this could expose the Company to liability to those companies. Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligations to act in the best interests of the Company. Such conflicting legal obligations may expose the Company to liability to others and impair its ability to achieve its business objectives.

Due diligence investigations may not identify all facts necessary or helpful in evaluating a business opportunity or choosing incubator clients, XR production partners and XR project entities and will not necessarily result in the business opportunity being successful.

The due diligence process undertaken by the Company in connection with identifying business opportunities may not reveal all relevant facts in connection with a business opportunity. Before participating in a business opportunity, the Company will conduct due diligence investigations that it deems reasonable and appropriate based on the facts and circumstances of each business opportunity. When conducting due diligence investigations, the Company may be required to evaluate important and complex business, financial, tax, accounting and legal issues. When conducting due diligence investigations and making an assessment regarding a business opportunity, the Company will rely on resources available, including information provided by a potential virtual incubator client, XR production partner or XR project entity and, in some circumstances, third party investigations. Because the Company seeks business opportunities in new areas, the business opportunities it considers may have limited track records, which make assessments more difficult and speculative. Outside consultants, legal advisors, accountants and other professionals may be involved in the due diligence process to varying extents depending on the type of business opportunity. The due diligence investigations that are carried out with respect to any business opportunity may not reveal or highlight all relevant facts that may be necessary or helpful to evaluate the business opportunity. Moreover, such an investigation will not necessarily result in the business opportunity being successful.

Variations in foreign exchange rates.

Funding commitments of and payments from certain XR projects, including XR production partners and XR project entities, are quoted in United States Dollars and the Company is therefore affected by the Canadian/United States Dollar exchange rate, which will fluctuate over time. Material increases in the value of the United States Dollar will negatively impact the Company’s costs of funding certain XR projects. To the extent that the Company engages in risk management activities related to foreign exchange rates, there is a credit risk associated with counterparties with which the Company may contract. The Company continues to assess its exposure to all foreign currencies.

Failure to realize anticipated benefits of acquisitions and dispositions.

The Company makes acquisitions and dispositions of interests in XR Entities, including XR production partners and XR project entities, and other assets in the ordinary course of business. Achieving the benefits of acquisitions depends in part on successfully consolidating functions and integrating operations and procedures in a timely and efficient manner as well as the Company’s ability to realize the anticipated growth opportunities and synergies from combining the acquired interests in XR Entities, including XR production partners and XR project entities, and operations with those of the Company.

The integration of acquired interests in XR projects may require substantial management effort, time and resources and may divert management’s focus from other strategic opportunities and operational matters. In the case where the acquired interests in XR projects are non-operated, the Company will need to rely on the operator to achieve the foregoing benefits and the Company’s ability to influence the operator’s activities in this regard. Management regularly assesses the value and contribution of services provided and assets required to provide such services. Accordingly, non-core assets are periodically disposed of, so that the Company can focus its efforts and resources more efficiently. Depending on the state of the market for such non-core assets, certain non-core assets of the Company, if disposed of, could be expected to realize less than their carrying value on the financial statements of the Company.

Failures or delays in the Company’s planned development of XR projects could result in increased costs to the Company and could delay, prevent or limit the Company’s ability to generate revenue and continue its business.

XR content is expensive, difficult to design and implement, can take many years to complete, and an XR project can unexpectedly fail at any stage of its development. The Company cannot guarantee that its XR projects will begin or be completed on schedule, if at all, as the commencement and completion of the development and production of the XR projects can be delayed or prevented for a number of reasons.

If the development of a XR project fails or is delayed, the development costs may increase and the Company’s ability to commercialize its XR projects could be materially harmed, which could have a material adverse effect on the Company’s business, financial condition or results of operations.

Technology risks.

General risks of companies operating in technology industries, including the XR industry, include the risks of rapidly changing technologies, short product life cycles, fierce competition, aggressive pricing and reduced profit margins, loss of patent, copyright and trademark protections, cyclical market patterns, evolving industry standards and frequent new product introductions. Certain companies operating in the XR industry may be smaller and less experienced, companies with markets or financial resources and fewer experienced management or marketing personnel.

Disruptive technologies, such as XR technologies, are characterized by rapid changes, including technological and scientific breakthroughs, frequent new product introductions and enhancements and evolving industry standards, all of which can make current products and products in development obsolete. The demand for the Company’s products and services will depend on its products or services (and that of its incubator clients, XR production partners and XR project entities) keeping pace with evolving market demand as a result of scientific and technological advances. If the products or services of the Company or its incubator clients, XR production partners or XR project entities become obsolete, the demand for the Company’s products and services will be materially adversely affected and there may be a material adverse effect on the Company’s activities, financial condition, and results of operations.

In addition, there is a risk that the Company may not be able to evolve along with the technology available in the XR industry, this could result in an impact on the efficacy of the Company’s offering to incubator clients, XR production partners or XR project entities.

Dependence on infrastructure; risk of system failures, security risks and rapid technological change.

The Company and its XR production partners and XR project entities are heavily reliant on their respective information technology systems to display, process and transmit information and manage their respective business processes and activities. These systems could be damaged, disrupted and shutdown due to problems with upgrading software, power outages, hardware issues, viruses, cyber-attacks, telecommunication failures, human error or other unanticipated events. Such damage, disruption or shutdown could, even on a temporary or short term basis, have a significant adverse effect on the Company’s business operations. Additionally, security breaches may result in the unauthorized disclosure of confidential client information which could adversely affect client relationships and the Company’s reputation and expose the Company to liabilities for regulatory breaches in respect of data protection and other regulations. Although the Company and its XR production partners and XR project entities have disaster recovery and backup systems in place, they may not adequately address every information technology risk and, in addition, their respective insurance, if any, may not cover all loss and damage that it may suffer as a result of a system failure.

The success of any developer of technology platforms, including that of the Company and its incubator clients, XR production partners and XR project entities will depend by and large upon the continued development of a stable public infrastructure, with the necessary speed, data capacity and security, and the timely development of complementary products such as high-speed modems for providing reliable internet access and services. Technology platforms have experienced and are expected to continue to experience significant growth in the number of users, amount of content and bandwidth availability. It cannot be assured that the infrastructure will continue to be able to support the demands placed upon it by this continued growth or that the performance or reliability of the technology will not be adversely affected by this continued growth.

Cyber security risks.

Cyber security risk is the risk of negative impact on the operations and financial affairs of the Company due to cyber attacks, destruction or corruption of data, and breaches of electronic systems of the Company and its incubator clients, XR production partners and XR project entities. Management of Company believes that it has taken reasonable and adequate steps to mitigate the risk of potential damage to the Company from such risks. The Company and its incubator clients, XR production partners and XR project entities may rely on third-party service providers for the storage and processing of various data. A cyber security incident against the Company and its incubator clients, XR production partners or XR project entities or their respective contractors and service providers, if any, could result in the loss of business sensitive, confidential or personal information as well as violation of privacy and security laws, litigation and regulatory enforcement and costs. The Company has not experienced any material losses relating to cyber attacks or other information security breaches, however there can be no assurance that it will not incur such losses in the future.

The Company may be called upon to provide additional resource or funding on an existing XR project and the Company’s failure to participate may have a negative adverse effect on its interest or the success of such XR project.

Following the initial participation in or funding of an XR project, including an XR production partner or XR project entity, the Company may be (i) unable to make payments in accordance with the payment schedule or exercise its right of first refusal, if any, or (ii) called upon to provide additional resources or funding. There is no assurance that the Company will have sufficient resources or funds. Even if the Company has sufficient resources or funding, the Company may elect not to make payments in accordance with the payment schedule, exercise its right of first refusal (if any) or provide additional resources or funding for a variety of reasons relevant to its own business. Any decision by the Company not to make payments in accordance with the payment schedule, exercise its right of first refusal or provide additional resources or funding or its inability to provide additional resources or funding may (i) reduce the Company’s interest in an XR project, (ii) have a negative impact on the XR project in need of the follow-up resource or funding, (iii) result in a missed business opportunity for the Company, including to increase its participation in a successful XR project, or (iv) reduce the expected return on its participation in an XR project.

Government regulation.

Various aspects of the XR industry and the activities of the Company and its incubator clients, XR production partners and XR project entities are subject to the laws of the jurisdictions in which they operate. Activities of the Company and its incubator clients, XR production partners and XR project entities may be affected to varying degrees by government regulations with respect to, but not limited to, restrictions on price controls, export controls, currency availability, foreign exchange controls, income taxes, delays in obtaining or the inability to obtain necessary permits, limitations on foreign ownership, expropriation of property, ownership of assets, labour relations, limitations on repatriation of income and return of capital, high rates of inflation and increased financing costs and safety. This may affect the ability of the Company and its incubator clients, XR production partners and XR project entities to implement their business models. No assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail the Company or any of its incubator client, XR production partner or project entity’s business model. Amendments to existing laws and regulations in force when and on which a decision to participate in a particular business opportunity was made could have a material adverse effect on the Company’s activities, financial condition, and results of operations.

The Company and its incubator clients, XR production partners and XR project entities will be dependent on intellectual property rights and susceptible to challenges to those rights as well as claims of infringement of third parties’ rights, which could have a material adverse effect on the Company’s business.

Companies involved in the development and operation of disruptive technologies, such as XR technologies, are dependent on intellectual property rights; the loss or impairment of which could harm such a company’s business, results of operations, and its financial condition. Such a company’s patents and other intellectual property may not prevent competitors from independently developing products and services similar to or duplicative of the company’s, nor can there be any assurance that the resources invested by a company to protect its intellectual property will be sufficient, or that the company’s intellectual property portfolio will adequately deter misappropriation or improper use of the company’s technology.

There can be no assurance that any company’s products will not violate proprietary rights of third parties and a company may be the target of aggressive and opportunistic enforcement of patents by third parties, including non-practicing entities. The ability of the Company and its incubator clients, XR production partners and XR project entities to protect their intellectual property could also be affected by changes to existing laws, legal principles, and regulations governing intellectual property, including the ownership and protection of patents.

If any of the foregoing risks were to materialize for the Company or any of its incubator clients, XR production partners or XR project entities, the claims and disputes could result in liability for substantial damages, which in turn could harm the Company’s underlying business, results of operations and financial condition.

Engagements with incubator clients, XR production partners and XR project entities.

While making proposals for engagements for incubator clients, XR production partners and XR project entities, the expected revenue, costs and timing for completing the engagement, and thus the profitability of the engagement, are based on estimates. These estimates reflect best judgment regarding the efficiencies of the Company’s methodologies. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside the Company’s control, could make these engagements less profitable or unprofitable. In addition, the failure to meet expectations may result in an unprofitable engagement.

Contractual relationships; Reliance on third-party service providers creates risk for the Company.

The Company has a number of contractual relationships, including with its management, under which the counterparts may terminate for convenience. The termination of any such contract which is material to the Company’s business could have a significant impact on the Company’s profitability.

The Company depends to a large extent on its relationships with its incubator clients and XR production partners and reputation for professional services and integrity to attract and retain incubator clients and XR production partners. As a consequence, if an incubator client or XR production partner is not satisfied with the Company’s services or the Company does not meet its obligations, it may be more detrimental to the business than businesses in other market sectors. Likewise, if contractual agreements are not met, the Company risks legal liability and loss of relationships with incubator clients and XR production partners.

In addition, some of the Company’s operations rely on the Company’s third-party service providers to host and deliver products, services, and data. Any interruptions, delays or disruptions in and to the delivery of such products, services, security or data, including without limitation any privacy breaches or failures in data collection, could expose the Company to liability and harm the Company’s business and reputation.

Risk of damage to reputation and negative publicity.

The Company’s ability to retain existing incubator clients and XR production partners to attract new business is dependent on the maintenance of its reputation. The Company’s ability to retain management and to attract new talent to the business is also dependent on the maintenance of its reputation. The Company is vulnerable to adverse market perception as it operates in an industry where a high level of integrity and trust is paramount. Any perceived, actual or alleged mismanagement or fraud could have a material adverse effect on the financial condition, results or operations of the Company.

Low barriers to entry.

While the Company’s market and industry expertise and key differentiators represent a barrier to entry, the Company operates in a competitive environment. There are very low start-up costs for any new entrant into the market and the Company cannot prevent any person or organization from replicating the Company’s business model as a virtual incubator. There is a risk that an existing competitor or a new entrant may over time be able to achieve similar success to the Company and actively win work from the Company’s incubator clients. This could result in a loss of incubator clients from the Company and a consequential adverse impact on the financial performance of the Company.

Litigation.

The Company or its incubator clients, XR production partners or XR project entities or their respective assets, directors or officers may be subject to a variety of civil or other legal proceedings, with or without merit. Given the speculative and unpredictable nature of litigation, the outcome of such disputes could have a material adverse effect on the Company.

The Company is subject to the rules and regulations of the SEC and comparable state agencies.

As a company raising investment capital, the Company is subject to federal and state government securities regulation. Accordingly, there is a risk that the Company could be subject to adverse government orders if it violates those regulations, which could have a material adverse impact on the Company’s operating results, financial conditions and business performance. In particular, the Company would be subject to the continuous reporting requirements of Regulation A+ (Tier 2) upon qualification by the SEC under that regulation.

The Company’s operations may be negatively affected by global financial conditions.

Global financial conditions continue to be characterized as volatile. In recent years, global markets have been adversely impacted by various credit crises and significant fluctuations in prices, including as a result of the COVID-19 pandemic and due to significant fluctuations in commodity prices as a result of the ongoing military conflict between Ukraine and Russia and the economic sanctions imposed on Russia in connection therewith. Many industries have been impacted by these market conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to international events, as government authorities may have limited resources to respond to future crises. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Offering, the Company’s prospects, cash flows, results of operations or financial condition or the value of the Common Shares. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability (such as the Russian invasion of Ukraine), changes to energy prices or sovereign defaults. If increased levels of volatility continue or in the event of a rapid destabilization of global economic conditions, it may result in a material adverse effect on prices, demand, availability of credit, investor confidence, and general financial market liquidity, all of which may adversely affect the Offering, the Company’s prospects, cash flows, results of operations or financial condition or the value of the Common Shares.

CAPITALIZATION

As at September 30, 2022, 27,669,001 Common Shares were issued and outstanding.

In October 2022, the Company issued an aggregate of 9,000,000 Warrants, each Warrant exercisable at an exercise price of C$0.10 to acquire one Common Share until October 20, 2023, subject to the right of the Company to accelerate the expiry date to a date that is not less than 30 days after an acceleration notice is provided to the Warrant holder provided that the Company (i) completes an equity financing of at least C$1,000,000 at a minimum price of C$0.25 per unit or Common Share or (ii) lists its securities on a securities exchange.

In December 2022, the Company issued an aggregate of 750,000 Common Shares pursuant to the exercise of an aggregate of 750,000 Warrants at an exercise price of C$0.10 per Common Share.

In February 2023, the Company issued an aggregate of 360,000 Common Shares pursuant to the exercise of an aggregate of 360,000 Warrants at an exercise price of C$0.10 per Common Share.

As at the date of this Offering Circular, 28,779,001 Common Shares Common Shares were issued and outstanding.

The Company’s capitalization as adjusted to reflect the sale by the Company of the maximum 187,500,000 Common Shares at a purchase price of $0.40 per Common Shares in this Offering, is summarized below. The application of the estimated net proceeds from this Offering is described under the “Use of Proceeds” section of this Offering Circular.

Common Shares outstanding as at September 30, 2022	27,669,001
Common Shares outstanding as at the date of this Offering Circular	28,779,001
Maximum number of Common Shares to be issued under the Offering	187,500,000
Pro Forma Common Shares outstanding after giving effect to the Offering (1)	216,279,001

Note:

(1)Assumes no exercise of the 7,890,000 Warrants prior to the completion of the Offering. Each Warrant is exercisable at an exercise price of C$0.10 to acquire one Common Share until October 20, 2023, subject to the right of the Company to accelerate the expiry date to a date that is not less than 30 days after an acceleration notice is provided to the Warrant holder provided that the Company (i) completes an equity financing of at least C$1,000,000 at a minimum price of C$0.25 per unit or Common Share or (ii) lists its securities on a securities exchange.

DILUTION

As at the date of this Offering Circular, 28,779,001 Common Shares Common Shares were issued and outstanding.

If you purchase Common Shares in this Offering, your ownership interest in the Common Shares will be diluted immediately, to the extent of the difference between the price to the public charged for each Common Share in this Offering and the net tangible book value per share of the Common Shares after this Offering.

The net tangible book value as at the date of this Offering Circular was C$3,115,305, or C$$0.1083 per Common Share. Converted into U.S. dollars based on a conversion rate of C$1.00 = $0.75, the net tangible book value would $2,336,479 or $$0.0812 per Common Share based on 28,779,001 outstanding Common Shares as at the date of this Offering Circular. Net tangible book value per Common Share equals the amount of the Company’s total tangible assets less total liabilities, or shareholders’ equity, divided by the total number of Common Shares outstanding, all as at the date specified.

If the Maximum Offering, at an offering price of $0.40 per Common Share is sold in this Offering, after deducting approximately $2,679,625 in expenses in connection with the Offering (which would include items such as commissions and legal and accounting fees) payable by the Company, the Company’s pro forma as adjusted net tangible book value at the closing date would be approximately $74,867,356 or $0.3451 per Common Share based on 216,279,001 outstanding Common Shares, assuming no exercise of the 7,890,000 Warrants. This amount represents an immediate increase in pro forma net tangible book value of $0.264 per Common Share to the Company’s existing shareholders as at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $0.0542 per Common Share to new investors purchasing Common Shares in this Offering at a price of $0.40 per Common Share.

PLAN OF DISTRIBUTION & SELLING SECURITYHOLDERS

The Securities are being offered by the Company on a “best-efforts” basis. There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means the Company will be entitled to begin applying “dollar one” of the proceeds from the Offering towards the uses set forth in the “Use of Proceeds to the Company” section of this Offering Circular. There is no arrangement for the return of funds to investors if all of the Common Shares offered are not sold in the Offering.

This Offering will terminate on the earlier of (i) twelve (12) months after the commencement date of this Offering, unless earlier terminated or extended by the Company, (ii) the date on which the Maximum Offering is sold, or (iii) when the Board elects to terminate the Offering. All subscription payments will be placed in an account held by the escrow agent, NCIT, in trust for the investor’s benefit, pending release to the Company upon request by the Company and the Technology Agent.

Commissions and Discounts

The following table shows the total maximum discounts, commissions and fees payable to the Broker in connection with the Offering:

	Per Common Share(1)	Total (1)
Public offering price	$0.40000	$75,000,000
Maximum broker commissions and fees (2)	$0.004312	$(808,500)
Proceeds, before other expenses (3)	$0.395688	$74,191,500

Notes:

(1)Assuming completion of the Maximum Offering.

(2)Comprised of (i) the commission $750,000, equal to 1% of the aggregate gross proceeds of the Offering, payable to the Broker; (ii) an advance expense allowance fee of $5,000 payable to the Broker; (iii) a consulting fee of $20,000 payable to the Broker; and (iv) an investor intake services fee in the aggregate of $33,500 payable to the Technology Agent, an affiliate of the Broker, and NCIT (collectively, the “Dalmore Fees”).

(3)After deducting the Dalmore Fees, and before deducting (i) estimated accounting and audit fees of $45,000; (iii) estimated legal fees of $100,000; (iv) estimated Regulation A Blue Sky fees of $120,000; (v) escrow services fees of $2,375; (vi) estimated other fees in connection with the Offering of $10,000; and (vii) estimated Transaction Fees of $2,343,750 (assumes the Company paid a Transaction Fee equal to $25 per investor).

Other Terms

Dalmore Group, LLC, a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide the administrative and compliance related functions in connection with this offering, and as broker-dealer of record, but not for underwriting or placement agent services. The aggregate fees payable to the Broker are described below. Pursuant to the terms of the broker-dealer agreement dated July 25, 2022 between the Company and the Broker, the Broker will provide the following services.

•reviewing investor information, including “Know Your Customer” data, performing Anti Money Laundering (“AML”) and other compliance background checks, and providing a recommendation to the Company whether or not to accept an investment from an investor;

•reviewing each investor’s Subscription Agreement to confirm such investor’s participation in the Offering and providing a determination to the Company whether or not to accept the use of the Subscription Agreement for such investor’s participation;

•contacting and/or notifying the Company, if needed, to gather additional information or clarification on an investor;

•not providing any investment advice nor any investment recommendations to any investor;

•keeping investor details and data confidential and not disclosing to any third-party except as required by regulators or in its performance (for instance, as needed for AML and background checks); and

•coordinating with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay to the Broker, after the issuance of the No Objection Letter by FINRA, a commission equal to 1% of the aggregate gross proceeds raised in the Offering, such commission to be deducted from the escrow account. In addition, the Company has paid the Broker an advance expense allowance of $5,000 to cover reasonable out-of-pocket accountable expenses anticipated to be incurred by the Broker in connection with the Offering. The Broker will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the Company. The Company has also agreed to pay the Broker a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to the Offering, such as coordination with third party vendors and general guidance with respect to the Offering, which will be due and payable within 5 days of the receipt of the No Objection Letter. Assuming completion of the Maximum Offering for aggregate gross proceeds of $75,000,000, the total aggregate fees payable to the Broker will not exceed $808,500, including the payment of an investor intake services fee in the aggregate of $33,500 payable to the Technology Agent, an affiliate of the Broker, and NCIT.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies the Offering Statement and will terminate on the Termination Date.

Technology Services

The Company has engaged NCIT to provide AML/KYC processing, payment processing in the form of ACH, credit cards and wire transfer, and escrow account services through NCPSC, an affiliate of NCIT.

The Company has also engaged the Technology Agent to provide certain technology services to the Company in connection with the Offering, including the Technology Agent’s Dalmore Direct Platform that has been integrated with NCIT. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted on the Dalmore Direct Platform (accessible through [•]) using NCIT services as described above, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer, wire transfer or credit card to an account designated by the Company. Credit card subscription shall not exceed the lesser of $5,000 or the amount permitted by applicable law, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors - Using a credit card to purchase Common Shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment” section of this Offering Circular. The Company will pay certain itemized technology fees to NCIT for these services, including:

•a one-time set-up fee of $3,500 for the Dalmore Direct Platform (collected by NCIT of which $3,000 will be paid to the Technology Agent);

•a monthly fee of $2,500 per month for the Dalmore Direct Platform (collected by NCIT of which $2,000 will be paid to the Technology Agent);

•a plaid identity verification fee of $1.80 per account that is linked;

•an ACH transfer fee of 0.10% of the amount of the transaction;

•an ACH chargeback fee of $25 per transaction;

•an ACH returns fee of $1.50 per transaction;

•an ACH settlement fee of $0.15 per transaction;

•a wire handling fee of $25 per domestic wire;

•a wire handling fee of $45 per international wire; and

•a credit card processing fee of $0.70 plus 3.15% of the amount of the transaction.

Escrow Arrangements

NCPSC, an affiliate of NCIT, will serve as escrow agent in accordance with Rule 15c2-4 of the Exchange Act of 1934, as amended. Investor funds will be held in a segregated bank account at an FDIC insured bank pending release to the Company upon request by the Company and the Technology Agent. In accordance with the instructions on the Dalmore Direct Platform accessible through [•], all investors will pay or transfer funds by wire, ACH transfer, credit card or such other method directly to the escrow account established for this Offering or deliver a check which will be deposited into such escrow account after receipt. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Common Shares and that escrowed funds may be returned without interest.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (see the note in “Subscription Procedures” below on how to calculate your net worth). Different rules apply to “accredited investors” under Rule 501(a) of Regulation D under the Securities Act and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, the Company encourages you to refer to www.investor.gov.

Because the Offering is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Common Shares (see the note in “Subscription Procedures” below on how to calculate your net worth);

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Common Shares; or

(viii)You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Subscription Procedures

The minimum investment amount for an investor is $800; however, the Company reserves the right to waive this minimum in the sole discretion of the Company’s management.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week, on the Company’s website, www.incubaracapital.com, on a landing page that relates to the Offering.

If you decide to subscribe for the Common Shares in this Offering, you should access the Dalmore Direct Platform accessible through [•] and review, execute and deliver the Subscription Agreement and deliver the applicable funds in accordance with the instructions on the Dalmore Direct Platform.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

Right to Reject Subscriptions. After the Company receives your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been transferred to the Company’s designated account, the Company has the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. The Company will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon the Company’s acceptance of a Subscription Agreement, the Company will countersign the Subscription Agreement and issue the Common Shares subscribed at closing. Once you submit the Subscription Agreement, you may not revoke or change your subscription or request your subscription funds. All submitted Subscription Agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Common Shares.

In order to purchase the Common Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

In the event that it takes some time for the Company to raise funds in the Offering, the Company will rely on revenue from its business, if any, and funds raised in any other financings and the exercise of its convertible securities.

Provisions of Note in the Subscription Agreement

Forum Selection Provisions

The Subscription Agreement provides that the Courts of the Province of British Columbia are the exclusive forum for all actions or proceedings relating to the Subscription Agreement. See the “Risk Factors - The Subscription Agreement has a forum selection provision that requires disputes be resolved in the Courts of the Province of British Columbia, regardless of convenience or cost to you, the investor” section of this Offering Circular for additional Information.

Selling Security Holders

No Securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

USE OF PROCEEDS TO THE COMPANY

If the Maximum Offering is sold, the aggregate gross proceeds from the sale of the Common Shares will be $75,000,000. As at the date of this Offering Circular, $0.00 has been raised under this Offering. The net proceeds of the Offering to the Company, assuming completion of the Maximum Offering, will be approximately $71,570,375, after deducting estimated costs in connection with the Offering of $2,679,625 comprised of: (i) the commission of $750,000, equal to 1% of the aggregate gross proceeds of the Offering, payable to the Broker; (ii) an advance expense allowance fee of $5,000 payable to the Broker; (iii) a consulting fee of $20,000 payable to the Broker; (iv) investor intake services fee in the aggregate of $33,500 payable to the Technology Agent, an affiliate of the Broker, and NCIT; (v); estimated accounting and audit fees of $45,000; (vi) estimated legal fees of $100,000; (vii) estimated Regulation A Blue Sky fees of $120,000; (viii) escrow services fees of $2,375; (ix) estimated other fees in connection with the Offering of $10,000; and (x) estimated Transaction Fees of $2,343,750.

The estimate of the budget for expenses in connection with the Offering is an estimate only and the actual expenses in connection with the Offering may differ. The Company expects from time to time to re-evaluate its participation in XR projects and related activities for which a portion of the net proceeds of the Offering may be used, although the Company currently is not planning or negotiating any such transactions other than as disclosed in this Offering Circular. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of the Common Shares assuming the sale of, respectively, 25%, 50%, 75% and 100% of the Common Shares offered for sale under the Maximum Offering.

	25% of the Maximum Offering Amount	50% of the Maximum Offering Amount	75% of the Maximum Offering Amount	100% of the Maximum Offering Amount
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Commission (1)	$187,500	$375,000	$562,500	$750,000
Total estimated fees and expenses in relation to the Offering (2)(3)	$921,813	$1,507,750	$2,093,688	$2,679,625
Net Proceeds	$17,640,687	$35,617,250	$53,593,812	$71,570,375
Estimated balance of the Delta Liftoff Funding Amount (4)	$891,000	$891,000	$891,000	$891,000
Estimated funds available for the Additional STARS Projects for the next 12 months (5)	$5,000,000	$5,000,000	$5,000,000	$5,000,000
STARS Missions Funding Amount (6)(7)	$3,000,000	$3,000,000	$3,000,000	$3,000,000
Mersis Funding Amount (8)(9)	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Lost Legacy Funding Amount (10)(11)	$500,000	$500,000	$500,000	$500,000
Balance of the XRA Funding Amount (12)	$348,150	$348,150	$348,150	$348,150
Estimated costs related to the investigation of potential XR projects for the next 12 months (13)	$250,000	$500,000	$750,000	$1,000,000
Marketing fees (14)	$3,000,000	$6,000,000	$12,000,000	$18,000,000
Estimated funds available for additional XR projects for the next 12 months	$1,500,000	$7,500,000	$15,000,000	$20,000,000
Estimated general and administrative expenses for the next 12 months (15)(16)	$434,000	$434,000	$434,000	$434,000
Unallocated working capital	$1,717,537	$10,444,100	$14,670,662	$21,397,225
Unallocated working capital	$1,717,537	$10,444,100	$14,670,662	$21,397,225
Total Use of Net Proceeds	$17,640,687	$35,617,250	$53,593,812	$71,570,375

Notes:

(1)A commission equal to 1% of the aggregate gross proceeds of the Offering, payable to the Broker.

(2)Consists of (i) an advance expense allowance fee of $5,000 payable to the Broker; (ii) a consulting fee of $20,000 payable to the Broker; (iii) an investor intake services fee in the aggregate of $33,500 payable to the Technology Agent, an affiliate of the Broker, and NCIT; (iv) estimated accounting and audit fees of $45,000; (v) estimated legal fees of $100,000; (vi) estimated Regulation A Blue Sky fees of $120,000; (vii) other estimated filing fees of $2,000; and (viii) estimated Transaction Fees of $585,938 (assuming the sale of 25% of the Common Shares of the Maximum Offering), $1,171,875 (assuming the sale of 50% of the Common Shares of the Maximum Offering), $1,757,813 (assuming the sale of 75% of the Common Shares of the Maximum Offering) or $2,343,750(assuming the sale of 100% of the Common Shares of the Maximum Offering).

(3)This table shows the effect of the Transaction Fees as if the Company paid a Transaction Fee equal to $25 per investor. Assuming the Offering is fully subscribed, each investor subscribed for the minimum $800 and the Company paid a Transaction Fee equal to $25, the Company would pay Transaction Fees of $2,343,750.

(4)As at the date of this Offering Circular the Company paid C$112,000 towards the Delta Liftoff Funding Amount. This figure is based on a conversion rate of C$1.00 = $0.75. If the Company misses a payment pursuant to the Delta Liftoff Funding Schedule (as defined herein) in the Delta Liftoff Operating Agreement (as defined herein) and Delta Liftoff Funding Agreement (as defined herein), the balance of the net proceeds allocated to the estimated balance of the Delta Liftoff Funding Amount will instead be allocated to the Company’s unallocated working capital.

(5)Funds not used for the Additional STARS Projects will be allocated to the Company’s unallocated working capital.

(6)If the Company misses a payment pursuant to the STARS Missions Funding Schedule (as defined herein), the balance of the net proceeds allocated to the STARS Missions Funding Amount will instead be allocated towards the Company’s unallocated working capital. The STARS Missions Funding Schedule and the STARS Missions Funding Amount remain subject to the STARS Missions Definitive Agreement (as defined herein), and the terms of the STARS Missions Definitive Agreement may differ from the terms contemplated in this Offering Circular.

(7)If the Company fails to enter into the STARS Missions Definitive Agreement, the net proceeds allocated to the STARS Missions Funding Amount will instead be allocated towards the Company’s unallocated working capital.

(8)If the Company misses a payment pursuant to the Mersis Funding Schedule (as defined herein), the balance of the net proceeds allocated to the Mersis Funding Amount will instead be allocated towards the Company’s unallocated working capital. The Mersis Funding Schedule, the Mersis Funding Amount and other terms contemplated by the Mersis LOI (as defined herein) will be superseded by the Mersis Definitive Agreement (as defined herein) proposed to be entered into between the Company and Mersis, and the terms of the Mersis Definitive Agreement may differ from the terms contemplated by the Mersis LOI and this Offering Circular.

(9)If the Company fails to enter into the Mersis Definitive Agreement, the net proceeds allocated to the Mersis Funding Amount will instead be allocated towards the Company’s unallocated working capital.

(10)If the Company misses a payment pursuant to the Lost Legacy Funding Schedule (as defined herein), the balance of the net proceeds allocated to the Lost Legacy Funding Amount will instead be allocated towards the Company’s unallocated working capital. The Lost Legacy Funding Schedule, the Lost Legacy Funding Amount and other terms contemplated by the Lost Legacy LOI (as defined herein) will be superseded by the Lost Legacy Definitive Agreement (as defined herein) proposed to be entered into between the Company and Cyndicate VR Productions Corp. (“Cyndicate”), and the terms of the Lost Legacy Definitive Agreement may differ from the terms contemplated by the Lost Legacy LOI.

(11)If the Company fails to enter into the Lost Legacy Definitive Agreement, the net proceeds allocated to the Lost Legacy Funding Amount will instead be allocated towards the Company’s unallocated working capital.

(12)As at the date of this Offering Circular the Company paid C$35,800 towards the XRA Funding Amount. This figure is based on a conversion rate of C$1.00 = $0.75.

(13)Approximately (i) 40% of the costs are comprised of due diligence fees, (ii) 40% of the costs are comprised of travel fees and (iii) 20% of the costs are comprised of other expenses, including administrative fees, trade show expenses and consultant fees.

(14)Estimated marketing fees, in relation to the promotion of the Company’s business and XR projects, including its XR production partners and XR project entities, of $3,000,000 (assuming the sale of 25% of the Common Shares of the Maximum Offering), $6,000,000 (assuming the sale of 50% of the Common Shares of the Maximum Offering), $12,000,000 (assuming the sale of 75% of the Common Shares of the Maximum Offering) or $18,000,000 (assuming the sale of 100% of the Common Shares of the Maximum Offering).

(15)Consists of (i) transfer agent fees of $15,000; (ii) filing and legal fees of $25,000; (ii) accounting and audit fees of $45,000; (iii) administrative and rental expenses of $40,000; (iv) management and director (including companies controlled by management and directors of the Company) compensation of $99,000 (C$132,000) (see note 16); and (v) consultant (other than management and directors of the Company) compensation of $210,000, including fees for administrative, business development, call desk, and website services. This figure is based on a conversion rate of C$1.00 = $0.75.

(16)The estimated management and director (including companies controlled by management and directors of the Company) compensation of $99,000 (C$132,000) (see note 14) consists of (i) C$30,000 in fees payable to Complete Communications Inc., doing business as GRWiNC (“GRWiNC”), a company controlled by R. Geoffrey Watson, the Chief Financial Officer and a director of the Company; (ii) C$48,000 in fees payable to Bua Group Holdings Ltd. (“Bua Group”), a company controlled by R. Geoffrey Watson, the Chief Financial Officer and a director of the Company; (iii) C$30,000 in fees payable to Bua Capital Management Ltd. (“Bua Capital”), a company controlled by Jason Walsh, the Corporate Secretary of the Company; and (iv) C$12,000 in directors’ fees payable to each independent director of the Company, of which there are currently two such directors. This figure assumes that (i) the Common Shares are not listed on a stock exchange during the period ended twelve months from the date of this Offering Circular and (ii) there are no changes to the fees payable to management and director (including companies controlled by management and directors of the Company) for the next 12 months. See the “Compensation of Directors and Executive Officers” section of this Offering Circular for additional information. Upon the earlier of listing of the Common Shares on a stock exchange or the Company completing an equity financing for aggregate gross proceeds of at least C$1,000,000 (the “Commencement Date”), the Company will pay to Scott Eldridge (i) C$20,000, payable in Common Shares, at a price per Common Share equal to at least

C$0.25 and determined by the Company, (ii) C$8,333.33, payable in cash, per month and (iii) 500,000 stock options (“Options”), each Option exercisable to acquire one Common Share at an exercise price equal to the lowest price permitted by the applicable stock exchange policies on the date of grant for a period of two years from the date of grant. 25% of the Options will vest on the Commencement Date and every four months following thereafter until the date that is 12 months following the date of the Commencement Date, pursuant to the CEO Agreement (as defined herein).

The Company anticipates allocating the net proceeds of the Offering, from time to time, in the following order of priority:

•general and administrative expenses;

•the estimated balance of the Delta Liftoff Funding Amount;

•the Mersis Funding Amount;

•the Lost Legacy Funding Amount;

•the balance of the XRA Funding Amount;

•the STARS Missions Funding Amount;

•funds available for the Additional STARS Projects;

•costs related to the investigation of potential XR projects;

•funds available for additional XR projects; and

•unallocated working capital.

The following is an approximate timeline of the development of the Delta Liftoff App and STARS Missions, assuming (i) the estimated balance of the Delta Liftoff Funding Amount is paid by the Company in accordance with the Delta Liftoff Funding Schedule, (ii) the Company enters into the STARS Missions Definitive Agreement in accordance with the terms set out in this Offering Circular, (iii) the STARS Missions Funding Amount is paid by the Company in accordance with the STARS Missions Definitive Agreement as contemplated in this Offering Circular and (iv) the timely completion of each preceding milestone:

Project	Milestone	Estimated Cost	Estimated Completion
Delta Liftoff App	Production Preparation	$75,000	1 month following initial funding
	Prototype / Animatic	$150,000	3 months following initial funding
	Alpha / Testing	$200,000	6 months following initial funding
	Beta / Early Access	$200,000	7 months following initial funding
	Game Launch	$350,000	9 months following initial funding
STARS Missions	Missions 1 to 3	$1,125,000	15 months following initial funding (indicative)
	Missions 4 to 5	$750,000	18 months following initial funding (indicative)
	Missions 6 to 8	$1,125,000	24 months following initial funding (indicative)

The amounts set forth above, unless otherwise specified, are the Company’s current estimates for such development, and the Company cannot be certain that actual costs will not vary from these estimates. This expected use of the net proceeds from this Offering represents the Company’s intentions based upon the Company’s current financial condition, results of operations, business plans and conditions. As at the date of this Offering Circular, the Company cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that the Company will actually spend on the uses set forth above. The amounts and timing of the Company’s actual expenditures may vary significantly depending on numerous factors. As a result, the Company’s management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. The Company cannot assure you that its assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require the Company to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. As the Offering is a “best efforts” offering, the Company may close the Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of the Offering. In this event, the use of the net proceeds of the Offering described herein will be adjusted by the management of the Company based on the amount raised under the Offering. See the “Risk Factors” section of this Offering Circular.

The Company intends to use a portion of the proceeds raised in this Offering to fund general working capital, including compensation payable to its directors and executive officers as described under the “Compensation of Directors and Executive Officers” section of this Offering Circular. Assuming completion of the Maximum Offering, the total number of Common Shares outstanding will be 216,279,001 following the Offering, assuming no exercise of the 7,890,000 Warrants.

The Company reserves the right to change the use of the net proceeds of the Offering described herein if the management of the Company believes doing so is in the best interests of the Company.

THE COMPANY’S BUSINESS

Overview

The Company was incorporated in the Province of British Columbia on June 4, 2008, under the Business Corporations Act (British Columbia), as “USA Potash Corp.” On March 29, 2018, the Company changed its name to “Incubara Capital Corp.”

The Company’s head office and mailing address is located at 908-510 Burrard Street Vancouver, BC  V6C 3A8, Canada, the Company’s registered records office is located at 6th Floor, 905 West Pender Street, Vancouver, BC  V6C 1L6, Canada, and the Company phone number is (604) 608 - 6314. The Company’s website address is www.incubaracapital.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Prior to March 2021, the Company acquired and maintained a portfolio of investments in start-up and early-stage companies. In March 2021, the Company changed the focus of its business to providing virtual incubator services. The Company is also engaged in the business of producing XR content in partnership with XR Entities. Going forward, the focus of the Company’s virtual incubator services will be XR Entities, and such services include:

•advising on business and structuring matters, financial and fundraising matters and technology development;

•advising in relation to M&A activities and going public, corporate administration management, and financial reporting;

•making introductions to the Company’s informal network of service providers, including lawyers, accountants, transfer agents, investment dealers, intellectual property service providers, programmers, developers and marketing advisors;

•providing management and director services; and

•producing and publishing XR content.

The Company’s informal network of service providers includes:

•Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, which provides business consulting services, including advising on M&A, financing, listing, marketing, project generation and advertising. See the “Compensation of Directors and Executive Officers” section of this Offering Circular for additional information on Bua Capital;

•GRWiNC, a company controlled by R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, which provides Chief Financial Officer, accounting and compliance services. See the “Compensation of Directors and Executive Officers” section of this Offering Circular for additional information on GRWiNC;

•Bua Group, a company controlled by R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, which provides administrative and filing services. See the “Compensation of Directors and Executive Officers” section of this Offering Circular for additional information on Bua Group;

•Carella Capital Corp., which provides project generation, M&A, private equity and business development services;

•Juniper Consulting Inc., which provides project generation, private equity and marketing services;

•Cyndicate, which provides XR production services. See “The Company’s Business - Production of XR Content - Lost Legacy” and “The Company’s Business - Production of XR Content - Delta Liftoff App” sections of this Offering Circular for additional information on Cyndicate;

•XRA, which provides technical XR development services. See “The Company’s Business - Virtual Incubator - XRA” and “The Company’s Business - Legacy Positions - XRA” sections of this Offering Circular for additional information on XRA;

•Mersis, which provides creative XR services. See “The Company’s Business - Production of XR Content - Mersis” section of this Offering Circular for additional information on Mersis; and

•GPA Entertainment Inc. (“GPA”), which provides intellectual property identification and evaluation services. See “The Company’s Business - Production of XR Content - Delta Liftoff App” section of this Offering Circular for additional information on GPA.

The Company uses the experience and contacts of the Board and the Company’s management and informal network of service providers to identify XR Entities, including incubator clients, XR production partners and XR project entities:

•with which the Company is able to partner to produce and publish XR content;

•that own intellectual property related to or used in XR, which the Company considers undervalued; and/or

•at a stage of development where the Company will be able to play a role in their success.

As at the date of this Offering Circular, the Company has not paid any referral or finders’ fees for any introductions made by partners or third-parties to prospective incubator clients, XR production partners or XR project entities but may pay such fees in the future. The Company also uses platforms, such as LinkedIn, to identify prospective incubator clients, XR production partners and XR project entities.

The Company holds legacy positions in each of XRA, Bios, ChallengerX and iComply. In addition, the Company holds non-material legacy positions in other companies. The Company plans to dispose of its positions in non-XR Entities in a timely manner.

In addition to the Company providing virtual incubator services and producing XR content, the Company may from time to time acquire and hold interests in certain XR Entities, subject to the Limitation.

Production of XR Content

The Company intends to build a portfolio of XR games and experiences by (i) identifying promising intellectual property related to or used in XR and (ii) assisting in the development and launch of XR content that utilizes such intellectual property, through the use of the Company’s informal network of professionals in the XR industry and related industries.

Delta Liftoff App

Pursuant to the operating agreement for Delta Liftoff LLC (“Delta Liftoff”) dated September 2, 2022, as amended on October 31, 2022 and March 31, 2023, and the production funding agreement dated September 2, 2022, as amended on October 31, 2022 and March 31, 2023, each between the Company and STARS-VR, LLC (“STARS”):

•The Company and STARS formed Delta Liftoff, a Nevada limited-liability company, for the purpose of producing a VR application utilizing the technology called “STARS VR Project at Delta Liftoff” (the “Delta Liftoff App”);

•The Company holds a 39% interest in Delta Liftoff, whereas STARS holds a 61% interest in Delta Liftoff;

•STARS agreed to contribute to Delta Liftoff a license to use certain intellectual property of Space Force Association (the “SFA IP”), pursuant to an attachment/producer agreement between GPA and Space Force Association dated March 10, 2022, of which STARS is an assignee pursuant to an assignment and assumption agreement dated June 1, 2022 between STARS and GPA;

•The Company agreed to contribute $975,000 (the “Delta Liftoff Funding Amount”) to Delta Liftoff, as follows: (i) $200,000, of which C$112,000 has already been contributed, by July 1, 2023; (ii) $200,000 by August 1, 2023 and (iii) $575,000 by November 1, 2023 (the “Delta Liftoff Funding Schedule”);

•If the Company fails to make a contribution in accordance with the Delta Liftoff Funding Schedule, the Company’s interest in Delta Liftoff will be reduced, and STAR’s interest in Delta Liftoff will be increased, by 1% for each $25,000 of the outstanding Delta Liftoff Funding Amount;

•Upon the Company contributing the Delta Liftoff Funding Amount to Delta Liftoff, STARS will grant to the Company a right of first refusal to fund any additional projects developed by STARS using the SFA IP (an “Additional STARS Project”). Upon STARS receiving an offer to fund an Additional STARS Project (an “Acceptable STARS Offer”), it shall not accept such Acceptable STARS Offer without first giving the Company two weeks’ notice (the “STARS Notice”) that it has received such Acceptable STARS Offer and the Company shall have to the right at any time prior to the expiry of such STARS Notice to agree to provide the funding for such Additional STARS Project on the same basis as such Acceptable STARS Offer;

•Upon the Company contributing the Delta Liftoff Funding Amount to Delta Liftoff:

oall profits of Delta Liftoff shall be allocated on the basis of 75% to the Company and 25% to STARS; and

oall distributions of income of Delta Liftoff shall be allocated on the basis of 75% to the Company and 25% to STARS until the Company has received cumulative distributions of profits equal to the Delta Liftoff Funding Amount; and

•Upon the Company receiving cumulative distributions from Delta Liftoff equal to the amount of the Delta Liftoff Funding Amount, STARS will have the option for a period of 12 months thereafter to acquire from the Company up to an additional 14% interest in Delta Liftoff on the basis of $50,000 for each 1% interest.

The following is a promotional description of the Delta Liftoff App:

“Step into the future of space travel with S.T.A.R.S. VR, an out-of-this-world virtual reality experience. When an emergency situation arises on the Lunar Gateway Platform orbiting the Moon, Space Force Mission Control sends its best Guardian - you! Board a state-of-the-art spacecraft and embark on a time-critical mission bound for humankind’s orbiting lunar outpost. With guidance from Mission Control, you’ll navigate the challenges of a realistic space capsule launch sequence. Experience a thrilling narrative adventure with additional challenge modes designed to allow you to show off your spacecraft operation skills.

The player (‘Rook’) is tasked with getting emergency medical supplies to the Gateway Platform orbiting the Moon. Their main companion onboard the state-of-the-art PHOENIX space capsule is an A.I. called Luna, a guide that connects the player to Mission Control and Gateway. During the course of the launch, Luna experiences a malfunction that could spell disaster not only for her, but also for all the systems she’s responsible for monitoring. With the mission in jeopardy, the player must take control of PHOENIX in order to reach Gateway in time. With help from Luna and Capsule Communicator Abhishek Sharma, the player must successfully reach the Gateway in order to deliver the medical supplies and rescue the injured scientist on the space station.”

The following is a promotional description of the anticipated Additional STARS Projects:

BEYOND THE S.T.A.R.S.

S.T.A.R.S. will expand to include Multiplayer/Co-op/Competitive/League structured experiences based on real-world scenarios that will be faced by future members of the Space Force. These squad-based VR sessions will include a team leader and three cadets working together to showcase USSF competences. Embark on an out-of-this-world adventure with the Spaceflight Training and Research Simulator. Suit up as a Space Force Team Leader, join your crewmates, and prepare for a wondrous narrative adventure.

STARS and Cyndicate are in negotiations for STARS to engage Cyndicate to develop and produce the Delta Liftoff App.

Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, holds a 49% participation interest in STARS and a 40% ownership interest in Cyndicate, and Mr. Walsh is a manager of STARS.

See the”Use of Proceeds to the Company” section of this Offering Circular for additional information on the estimated timeline of the development of the Delta Liftoff App.

STARS Missions

Upon completion of the Delta Liftoff App, the Company proposes to produce an additional application in partnership with STARS titled “STARS Missions”, and the Company anticipates that it will contribute $3,000,000 towards STARS Missions (the “STARS Funding Amount”) in accordance with a schedule to be determined between the Company and STARS (the “STARS Missions Funding Schedule”).

The terms contemplated in this Offering Circular will be superseded by the definitive agreement proposed to be entered into between the Company and STARS (the “STARS Missions Definitive Agreement”), and the terms of the STARS Missions Definitive Agreement may differ from the terms contemplated in this Offering Circular.

The following is a promotional description of STARS Missions:

There will be future missions based on the seven Space Force Disciplines that must be completed in order to progress to a final sequence. The seven Space Force Disciplines are: Engineering & Acquisition, Cyber Operations, Space Access & Sustainment, Military Intelligence, Space Electronic Warfare, Space Battle Management, and Orbital Warfare. Once you have earned all seven S.T.A.R.S. badges, you’ll unlock a thrilling launch simulation in a futuristic space capsule. Prepare for takeoff…a limitless frontier awaits!

Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, holds a 49% participation interest in STARS, and Mr. Walsh is a manager of STARS.

See the” Use of Proceeds to the Company” section of this Offering Circular for additional information on the estimated timeline of the development of STARS Missions.

Mersis

Mersis is a game and XR development company and publisher that is developing a virtual tabletop titled “QuestHaven” for XR and personal computer gaming.

Pursuant to a letter of intent dated September 29, 2022 between the Company and Mersis, the Company and Mersis intend to enter into a definitive agreement (the “Mersis Definitive Agreement”) pursuant to which:

•The Company will (i) receive common shares of Mersis equal to 30% of the issued and outstanding common shares of Mersis (the “Mersis Shares”) and (ii) pay to Mersis $1,000,000 (the “Mersis Funding Amount”) as follows:

o$120,000 within one month of the date of the Mersis Definitive Agreement (the “First Mersis Payment”);

o$120,000 within two months of the date of the Mersis Definitive Agreement;

o$150,000 within three months of the date of the Mersis Definitive Agreement;

o$180,000 within four months of the date of the Mersis Definitive Agreement;

o$200,000 within five months of the date of the Mersis Definitive Agreement; and

o$230,000 within six months of the date of the Mersis Definitive Agreement;

(collectively, the “Mersis Payment Schedule”)

•Upon the Company paying to Mersis the First Mersis Payment, (i) the Company will receive, and Mersis will issue to the Company, the Mersis Shares and (ii) Mersis will appoint or cause to be appointed a nominee of the Company as a director of the Mersis;

•If the Company misses a payment pursuant to the Mersis Payment Schedule (a “Mersis Missed Payment”), Mersis shall cancel a portion of the Mersis Shares equal in proportion to the outstanding Mersis Funding Amount at the time of the Mersis Missed Payment divided by the Mersis Funding Amount. Upon the occurrence of a Mersis Missed Payment, the Company will lose the right to make additional payments toward the balance of the Mersis Funding Amount; and

•Subject to the Company contributing the Mersis Funding Amount to Mersis, Mersis will grant to the Company a right of first refusal to provide any additional financing to Mersis (each, a “Mersis Additional Financing”). In the event that Mersis receives an offer to receive Mersis Additional Financing (a “Mersis Acceptable Offer”), it shall not accept such Mersis Acceptable Offer without first giving the Company two weeks’ notice (the “Mersis Notice”) that it has received such Mersis Acceptable Offer and the Company shall have the right at any time prior to the expiry of such Mersis Notice to agree to provide the Mersis Additional Financing on the same basis as such Mersis Acceptable Offer (collectively, the “Mersis RoFR”). Should the Company exercise the Mersis RoFR in respect of a Mersis Acceptable Offer, the Company shall be bound to provide such Mersis Additional Financing on the same basis as such Mersis Acceptable Offer.

The terms contemplated by the Mersis LOI will be superseded by the Mersis Definitive Agreement proposed to be entered into between the Company and Mersis, and the terms of the Mersis Definitive Agreement may differ from the terms contemplated by the Mersis LOI as disclosed in this Offering Circular.

The following is a promotional description of QuestHaven:

A Virtual Reality and PC tabletop RPG platform created with a passion to bring adventures to life! QuestHaven is not a game but an environment with a set of tools for players to create their adventures to run their campaigns, their way! QuestHaven provides the table / world for players to gather around and bring the ruleset of their choice to. From casting fireballs in Dungeons of Dragons, to teching up in Cyberpunk Red, the party can go wherever their game master takes them!

World Building and Marketplace

QuestHaven gives its users powerful world building tools to make immersive 3d maps. Some users will spend hours creating intricate versions of their favorite fantasy settings, others may just want to grab a map made by someone else. While most user generated content will be free, QuestHaven will have a third-party marketplace for content creators to sell premium maps, models, and modules they have made.

Bringing the party together!

Above all QuestHaven is a social experience, because of this both PC and VR players will be able to enjoy seamless cross play. In the future QuestHaven plans on expanding to mobile and augmented reality, bringing more players into its ecosystem.

Lost Legacy

Pursuant to a letter of intent dated October 13, 2022, as amended on October 14, 2022, among the Company, Cyndicate and the shareholders of Cyndicate (the “Cyndicate Shareholders”), the Company and Cyndicate intend to enter into a definitive agreement (the “Lost Legacy Definitive Agreement”) pursuant to which:

•The Company and Cyndicate will form a corporation or limited liability company (“Lost Legacy Holdings”) for the purpose of producing a VR application called “Lost Legacy”;

•Cyndicate will receive an interest of Lost Legacy Holdings equal to 55%, and the Company will (i) receive an interest of Lost Legacy Holdings equal to 45% and (ii) pay to Lost Legacy Holdings $500,000 (the “Lost Legacy Funding Amount”) as follows:

o$100,000 within 90 days of the date of the Lost Legacy Definitive Agreement;

o$200,000 within 120 days of the date of the Lost Legacy Definitive Agreement; and

o$200,000 within 210 days of the date of the Lost Legacy Definitive Agreement;

(collectively, the “Lost Legacy Payment Schedule”)

•Upon the Company paying the Lost Legacy Funding Amount to Lost Legacy Holdings, Lost Legacy Holdings will appoint or cause to be appointed a nominee of the Company as a director of Lost Legacy Holdings;

•If the Company misses a payment pursuant to the Lost Legacy Payment Schedule (a “Lost Legacy Missed Payment”), Lost Legacy Holdings shall cancel a portion of the Company’s interest in Lost Legacy Holdings equal in proportion to the outstanding Lost Legacy Funding Amount at the time of the Lost Legacy Missed Payment divided by the Lost Legacy Funding Amount. Upon the occurrence of a Lost Legacy Missed Payment, the Company will lose the right to make additional payments toward the balance of the Lost Legacy Funding Amount;

•Within 30 days of the Company receiving aggregate distributions from Lost Legacy Holdings equal to 200% of the Lost Legacy Funding Amount, Cyndicate will have the option to acquire from the Company an interest in Lost Legacy Holdings equal to 20%; and

•Subject to the Company contributing the Lost Legacy Funding Amount to Lost Legacy Holdings, Lost Legacy Holdings will grant to the Company a right of first refusal to participate in any future XR project of Cyndicate.

The terms contemplated by the Lost Legacy LOI will be superseded by the Lost Legacy Definitive Agreement proposed to be entered into between the Company and Cyndicate, and the terms of the Lost Legacy Definitive Agreement may differ from the terms contemplated by the Lost Legacy LOI as disclosed in this Offering Circular.

The following is a promotional description of Lost Legacy:

“A room-scale interactive VR experience that imagines new possibilities for personal storytelling, LOST LEGACY VR: DIVINE HUNTRESS is a powerful linear narrative balanced with moments of interaction that deepen the understanding of our story. LOST LEGACY VR: DIVINE HUNTRESS is a narrative action-adventure experience for fans of Tomb Raider, Indiana Jones, and Uncharted. Travel to the temple ruins of the Greek goddess Artemis and solve your way through cryptic rooms to uncover a long-forgotten artifact. You choose how you want to experience the story (as Isa Parker or Tommy Mackenzie) to unlock distinct character-specific storylines.”

Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, holds a 40% ownership interest in Cyndicate.

Virtual Incubator

The Company operates as a virtual incubator providing business development guidance, mentoring, networking to capital, and other technical resources to XR Entities and such other entities to support their start-up phase and increase their likelihood of success. As at the date of this Offering Circular, the Company has entered into a business incubation services agreement with each of XRA and Bios.

XRA

XRA is an XR content development company that specializes in bringing cost-efficient AR/VR e-commerce applications to businesses. XRA accomplishes this through a suite of proprietary products and services, such as AR catalog, toy gamification, AR App e-commerce and AR/VR interactive games, that XRA bring provides through its “XRA Marketing Platform.”

Pursuant to the business incubation services agreement dated January 1, 2022 between the Company and XRA (the “XRA Agreement”), the Company will use best efforts to contribute C$500,000 (the “XRA Funding Amount”) to XRA in exchange for common shares of XRA (“XRA Shares”) at a price per XRA Share to be determined by the Company and XRA. As at the date hereof, the Company has advanced C$35,800 towards the XRA Funding Amount, such amount to be applied to purchase the XRA Shares once the price per XRA Share is determined by the Company and XRA.

R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, is the Chief Financial Officer of XRA, and GRWiNC, a company controlled by Mr. Watson, receives a fee of C$3,500 per month in exchange for the services provided by Mr. Watson to XRA. Bua Group, a company controlled by Mr. Watson, the Chief Financial Officer and a director of the Company, receives C$4,000 per month from XRA in exchange for administrative and filing services provided by Bua Group to XRA. In addition, Mr. Watson is a director of XRA. Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, receives C$5,000 per month from XRA in exchange for business consulting services provided by Bua Capital to XRA.

See “The Company’s Business - Legacy Positions - XRA” section of this Offering Circular for information on the Company’s legacy interest in XRA.

Bios

Bios is a private Calgary-based oil field service company that holds the right to acquire Canadian distribution rights from Titan Oil Recovery, Inc. (“Titan”) to the “Titan Process”, a patented technology for an enhanced oil recovery process that releases trapped oil by creating micro-oil droplets able to move through tight reservoir rock spaces. The Titan Process involves the injection of field-specific, tailored nutrients into a reservoir to induce certain targeted microbes to become oleophilic (oil-loving) and attach themselves to oil droplets thus deforming the oil droplets into micro-droplets. The microbes, by dislodging and uniquely breaking down the trapped oil within the pore spaces into smaller droplets, allow for oil to be recovered more efficiently. Titan holds five granted patents and three patents pending for the Titan Process. The Bios website is located at www.biosenergycorp.com and the Titan website is located at www.titanoilrecovery.com.

R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, is the Chief Financial Officer of XRA, and GRWiNC, a company controlled by Mr. Watson, receives a fee of C$1,500 per month (increased to C$3,500 per month, upon the common shares of Bios (the “Bios Shares”) listing on a stock exchange) in exchange for the services provided by Mr. Watson to Bios. In addition, Mr. Watson is a director of Bios. Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, receives C$2,500 per month (increased to C$3,500 per month, upon the Bios Shares listing on a stock exchange) from Bios in exchange for business consulting services provided by Bua Capital to Bios.

See “The Company’s Business - Legacy Positions - Bios” section of this Offering Circular for information on the Company’s legacy interest in Bios.

Legacy Positions

The Company holds legacy positions in each of XRA, Bios, ChallengerX and iComply. In addition, the Company holds non-material legacy positions in other companies. The Company plans to dispose of its positions in non-XR Entities in a timely manner.

XRA

As at September 30, 2022, the Company owns 1,739,739 XRA Shares, representing 2.13% of the issued and outstanding XRA Shares, and 250,000 XRA Share purchase warrants.

Pursuant to the XRA Agreement, the Company will acquire additional XRA Shares upon providing the balance of the XRA Funding Amount.

R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, is the Chief Financial Officer of XRA, and GRWiNC, a company controlled by Mr. Watson, receives a fee of C$3,500 per month in exchange for the services provided by Mr. Watson to XRA. Bua Group, a company controlled by Mr. Watson, receives C$4,000 per month from XRA in exchange for administrative and filing services provided by Bua Group to XRA. In addition, Mr. Watson is a director of XRA. Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, receives C$5,000 per month from XRA in exchange for business consulting services provided by Bua Capital to XRA.

See “The Company’s Business - Virtual Incubator - XRA” section of this Offering Circular for additional information on XRA.

Bios

As at September 30, 2022 the Company owns 8,500,000 Bios Shares, representing 31.05% of the issued and outstanding Bios Shares 8,500,000 share purchase warrants (“Bios Warrants”) of Bios.

The Company acquired the Bios Shares and the Bios Warrants through a loan conversion. The Company made a loan of C$250,000 (the “Bios Loan”) in May 2018 to Bios for partial funding of its acquisition of the Canadian Titan Process rights. In July 2018, the Company converted C$150,000 of the Loan into 3,000,000 units of Bios (each unit comprised of one Bios Share and one Bios Warrant exercisable at a price of C$0.10 for a period of three years from the date the Bios Shares are listed on a stock exchange to acquire one Bios Share) at a price of C$0.05 per unit.

In August 2018, the Company advanced another C$250,000 to Bios, increasing the principal amount of the Bios Loan to C$350,000, which was converted into 3,500,000 units of Bios (each unit comprised of one Bios Share and one Bios Warrant exercisable at a price of C$0.35 for a period of one year from the date the Bios Shares are listed on a stock exchange to acquire one Bios Share) at a price of C$0.10 per unit.

In February 2020, the Company subsequently advanced an additional C$500,000 to Bios, which amount was applied to purchase an additional 2,000,000 units of Bios (each unit comprised of one Bios Share and one Bios Share purchase warrant exercisable at a price of C$0.50 for a period of one year from the date the shares of Bios are listed on a stock exchange to acquire one Bios Share) at a price of C$0.25 per unit.

R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, is the Chief Financial Officer of XRA, and GRWiNC, a company controlled by Mr. Watson, receives a fee of C$1,500 per month (increased to C$3,500 per month, upon the Bios Shares listing on a stock exchange) in exchange for the services provided by Mr. Watson to Bios. In addition, Mr. Watson is a director of Bios. Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, receives C$2,500 per month (increased to C$3,500 per month, upon the Bios Shares listing on a stock exchange) from Bios in exchange for business consulting services provided by Bua Capital to Bios.

See “The Company’s Business - Virtual Incubator - Bios” section of this Offering Circular for additional information on Bios.

ChallengerX

As at September 30, 2022, the Company held 12,500,000 common shares of ChallengerX (“ChallengerX Shares”), representing 5.58% of the issued and outstanding ChallengerX Shares.

In July 2021, the Company purchased 12,500,000 common shares of SportX SAS (“SportX Shares”) for $74,937, and the Company subsequently received 12,500,000 ChallengerX Shares in exchange for the 12,500,000 SportX Shares.

ChallengerX is a “SaaS 2.0” monetization technology and digital marketing company serving sports clubs, players, and other influencers. ChallengerX has developed industry relationships and proprietary technology that allows clubs and players to get paid via sponsorship for the photos and videos they are already producing and posting to their websites and social media sites. ChallengerX’s main area of focus is amateur and semi-pro sports clubs and players, each of which has fans that ChallengerX helps convert into recurring revenue streams with no associated upfront costs. The ChallengerX website is located at www.challengerx.io.

iComply

As at September 30, 2022, the Company held 133,333 common shares of iComply (“iComply Shares”), representing 2.13% of the issued and outstanding iComply Shares.

In May 2018, the Company invested C$200,000 to acquire 133,333 iComply Shares.

iComply is a private regulatory technology company that specializes in compliance automation for multi-jurisdictional, non-face-to-face transactions built for digital finance and crypto-assets. iComply’s goal is to facilitate the flow of capital by providing companies with new funding mechanics to access global markets. iComply customers are mostly small and medium-sized enterprises, primarily traditional companies in manufacturing, real estate, mining, and information services, and a smaller percentage of high-speculation tech companies. iComply has two products on the market. The first product is a standalone identity verification utility that can be used to digitally onboard corporations and individual users. The utility covers ultimate beneficial owner verification, anti-money laundering screening, global document authentication, facial recognition and blockchain forensics as well as jurisdiction-specific requirements needed to meet the requirements for regulated special purpose vehicles, money services businesses, exempt market dealers, broker-dealers, and alternative trading systems. The second product is a complete end-to-end solution built for the Ethereum blockchain that allows for the issuance of security, utility and non-fungible tokens with financial grade “know your client” and anti-money laundering, anti-terrorist funding functionality. The use of the platform gives issuers and their advisory teams the ability to restrict and manage primary and secondary trading, manage record keeping, and reporting throughout the company’s lifecycle and an unlimited number of token issuances. The iComply website is located at www.icomplyico.com.

Conflicts of Interest

The Company has assembled a strong Board and management, with diverse backgrounds and networks and significant business expertise and experience. In assembling a group with these characteristics, the Company has two primary goals:

•to gain exposure to a wide variety of potential business opportunities, including business opportunities that Board members or the Company’s management may already be familiar with or that come to their attention through other business dealings; and

•where a director or officer of the Company has a personal interest in a potential opportunity, to ensure that the Company has independent, qualified directors available to conduct an independent assessment.

The Company has no restrictions with respect to collaborating with or servicing XR Entities or other business opportunities in which a director or officer of the Company may already have an interest, other than as exist under law or applicable stock exchange policies, if any. If a director or officer of the Company has an interest in a proposed business opportunity that is disclosable under corporate law, they must disclose that interest and abstain from voting on the approval of the proposed business opportunity, which must receive the approval of the disinterested directors of the Board in order to proceed.

In practice, certain of the XR Entities are companies in which a director or executive officer of the Company holds a key role, and consequently, the practices and policies of the Company are subject to potential conflicts of interest. See the “Risk Factors - Conflicts of interest may arise between the Company and its directors and management” section of this Offering Circular for additional information.

Specialized Skill and Knowledge

The Company believes that its success is dependent on the performance of the Board and management of the Company. The Board and management of the Company all have significant experience in business and possess complementary experience and skills for identifying prospective business opportunities. The Company believes it has adequate personnel with the specialized skills required to successfully carry out its operations.

Competitive Conditions

The Company competes with other companies in providing virtual incubator services and producing XR content. Many of these competitors have greater financial, technical, and other resources than the Company. To compete, the Company depends on the knowledge, experience and network of business contacts of the Board and management of the Company.

Employees

As at the date of this Offering Circular, the Company has no employees. See the “Compensation of Directors and Executive Officers” section of this Offering Circular for additional information on the Company’s agreements and arrangements with its directors and officers and companies controlled by such individuals.

The Company may engage employees and additional contractors and consultants from time to time on an as-needed basis to consult with the Company on specific corporate affairs, or to perform specific tasks in connection with the Company’s business development activities.

DESCRIPTION OF PROPERTY

As at the date of this Offering Circular, the Company does not hold principal plants or other material physical properties. The Company’s personnel operate from its head office at 908-510 Burrard Street Vancouver, BC V6C 3A8, Canada or virtually from remote locations.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the Company’s directors and executive officers as at the date of this Offering Circular:

Name	Position	Age	Director or Officer of the Company Since	Approximate Hours per Week
Executive Officers:
Scott Eldridge	Chief Executive Officer	43	December 14, 2018 (1)	Nil (3)
R. Geoffrey Watson	Chief Financial Officer	59	January 18, 2019 (1)	5
Jason Walsh	Corporate Secretary	51	January 18, 2019 (1)	10
Directors:
R. Geoffrey Watson	Director	59	November 18, 2011 (2)	-
Scott Andrew John Young	Director	71	September 18, 2018 (2)	-
Marc Branson	Director	47	June 2, 2022 (2)	-

Notes:

(1)Officers of the Company are to hold office until the earlier of their resignation or removal.

(2)Directors of the Company are to hold office until the next annual general meeting of the Company unless a director’s office is earlier vacated in accordance with the Articles of the Company or the Business Corporations Act (British Columbia) or unless the director becomes disqualified to act as a director.

(3)As at the date of this Offering Circular. Upon receiving requisite net proceeds from the Offering, the Company anticipates that Mr. Eldridge will work approximately 10 hours per week. See the “Use of Proceeds to the Company” and “Compensation of Directors and Executive Officers” for additional information.

Certain Relationships

There are no familial relationships among any of the Company’s directors or executive officers. Except as set forth above and in the Company’s discussion below in “Interest of Management and Others in Certain Transactions,” none of the Company’s directors or executive officers have been involved in any transactions with the Company or any of the Company’s directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Business Experience

Scott Eldridge, Chief Executive Officer

Mr. Eldridge was appointed the Chief Executive Officer of the Company in December 2018. Mr. Eldridge started his career as a buy-side analyst and has broad financial expertise in the cannabis, tech, and mining sectors. Mr. Eldridge has institutional investor and investment banking relationships in Canada and Europe and has been an active investor in cryptocurrency and blockchain ventures since 2014. Mr. Eldridge has been (i) the Chief Executive Officer and a director of United Lithium Corp. (CSE: ULTH), a mineral exploration and acquisition company, since February 2023; (ii) a director of Nevada Lithium Resources Inc. (CSE: NVLH), a mineral exploration company, since September 2021; and (iii) a director of Arctic Star Exploration Corp. (TSXV: ADD) (“Arctic Star”), a mineral acquisition, exploration and development company, since October 2018. Mr. Eldridge was (i) the Chief Executive Officer and a director of Canagold Resources Ltd. (TSX: CCM), a mineral acquisition, exploration and development company, from October 2018 to August 2022; (ii) the President and Chief Executive Officer of Arctic Star from July 2017 to October 2018; (iii) the Chief Financial Officer of Amarillo Gold Corporation (now Hochschild Mining Brazil Holdings Corp.) from October 2014 to November 2017; and (iv) a director of Lithion Energy Corp, a mineral acquisition, exploration and development company, from November 2016 to August 2019. Mr. Eldridge is the co-founder, and from October 2008 to October 2015 was the President and CEO, of Euroscandic International Group Inc., a company providing accounting and investment banking services to natural resource companies. Mr. Eldridge has a BBA from Capilano University and an MBA from Central European University (Budapest, Hungary).

R. Geoffrey Watson, Chief Financial Officer and Director

Mr. Watson was appointed the Chief Financial Officer of the Company in January 2019 and as a director of the Company in November 2011. Mr. Watson is (i) the owner of GRWiNC, a corporate consultancy that provides account management, bookkeeping, and business development services for public and private companies, since June 2009; and (ii) the manager of BUA Group, an administrative service company serving private and public companies, since February 2011. Mr. Watson has over 25 years’ experience as a head trader on an international equities desk. Mr. Watson is (i) the Chief Financial Officer of XRA (formerly, Zadar Ventures Ltd.) (CSE: XRA, OTCQB: XRAPF and FSE: ZAV), an XR content development company, since December 2011; (ii) the Chief Financial Officer, the Secretary and a director of Global Li-Ion Graphite Corp. (CSE:

LION) (“Global Li-Ion”), a mineral acquisition, exploration and development company, since November 2014; and (iii) a director of XRA since March 2022. As a member of the Board of Directors of various companies, Mr. Watson has been and continues to be active in the areas of financial and compliance control, as well as administrative oversight.

Jason Walsh, Corporate Secretary

Mr. Walsh was appointed the Corporate Secretary of the Company in January 2019. Mr. Walsh has over 30 years of capital markets experience, including 10 years as a stockbroker. He is the President of Bua Capital, a business consulting company that assists companies raising capital and listing on Canadian, US and European stock exchanges, since June 2003. Mr. Walsh is (i) the Secretary of International Ranger Corp. (OTCBB: IRNG), a mineral exploration and development company, since February 2005; and (ii) a director of Global Li-Ion since November 2016. He was the President and a director of THC BioMed Intl Ltd. (CSE: THC, OTCQX: THCBF, FSE: TFHD), a cannabis company, from April 2003 to August 2017. As a member of the Board of Directors of various companies, Mr. Walsh has assisted and continues to assist in the funding of various projects of such companies.

Scott Andrew John Young, Director

Mr. Young was appointed as a director of the Company in September 2018. Mr. Young was an investment advisor holding Canadian and U.S. securities licenses from 1995 to 2000. He has worked as a corporate governance and communications consultant since 2000 in the technology, mining and pharmaceutical industries, with clients trading on Canadian and American stock exchanges. During the 2010 Winter Olympics he was an in-house consultant with ALDA Pharmaceuticals Corp., which was the infection control sponsor for the games. He was the managing director of Sonoma Resources Inc. (“Sonoma”), which completed a reverse takeover transaction with Element Lifestyle Retirement Inc. (TSXV: ELM) (“Element”), a residential care company. Mr. Young has been (i) a director of Element Lifestyle (formerly, Sonoma) since February 2021; (ii) a director of 1111 Exploration Corp. (CSE: ELVN), a mineral acquisition, exploration and development company, since August 2020; and (iii) a director of Interra Copper Corp (CSE: IMCX), a mineral acquisition, exploration and development company, since June 2022. Mr. Young was (i) a director of Green Valley Mine Incorporated, a mineral acquisition, exploration and development company, from December 2016 to September 2018; (ii) a director of Skychain Technologies Inc. (TSXV: SCT), a crypto/data center and NFT and value-added services company, from September 2018 to April 2019; (iii) a director of International Battery Minerals Ltd. (CSE: IBAT), a technology company focused on lithium extraction, from July 2018 to April 2019; and (iv) a director of Pinedale Energy Limited (NEX: MCF), an oil and gas acquisition, exploration and development company, from May 2020 to April 2022.

Marc Branson, Director

Mr. Branson was appointed as a director of the Company in June 2022. Mr. Branson is the founder and CEO of CapWest Investments Corp., a boutique financial services firm. Mr. Branson has 25 years of experience in developing both private and public companies across different industries and has knowledge of structural financing, strategic vision and execution. Mr. Branson has also been involved in the digital marketing and media industry for the preceding 10 years, bringing insight to the set-up and launch of digital branding. He has been (i) a director of Oil Optimization Inc. (TSXV: OOI), an oil and gas exploration company, since November 2016; (ii) a director of CannaPharmaRx, Inc. (OTC: CPMD), a holding company for medical cannabis and hemp assets, since April 2019; (iii) a director of First Phosphate Corp., a mineral exploration and acquisition company, since June 2021; (iv) director of Dark Star Minerals Inc. (CSE: BATT), a mineral exploration company, since August 2021 and (v) Chief Executive Officer, Secretary and a director of Weekapaug Lithium Limited (CSE: GRUV) (“Weekapaug”), a mineral exploration and development company, since February 7, 2023. Mr. Branson served as a director and officer of Weekapaug Lithium Inc. prior to the amalgamation pursuant to which Weekapaug was the resulting issuer, and was the Chief Executive Officer and a director of District Mines Ltd. (NEX: DIG), a petroleum and natural gas reserve exploration and development company, from September 2015 to May 2021.

Involvement in Certain Legal Proceedings

None of the following events occurred during the past five years of the date of this Offering Circular and which are material to an evaluation of the ability or integrity of any director or executive officer of the Company:

(1)a petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such director or executive officer, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; and

(2)the conviction of such director or executive officer in a criminal proceeding, excluding traffic violations and other minor offenses.

Certain Relationships

There are no familial relationships among any of the Company’s directors or executive officers.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended September 30, 2022, the Company compensated the three highest paid persons who were directors and executive officers of the Company as follows:

Name	Capacities in which Compensation was Received	Cash Compensation (C$)	Other Compensation (C$)	Total Compensation (C$)
R. Geoffrey Watson	Chief Financial Officer	75,600 (1)	-	75,600
Jason Walsh	-	30,000 (2)	-	30,000

Notes:

(1)Paid or accrued (i) professional fees of C$30,000 to GRWiNC, a company controlled by Mr. Watson, the Chief Financial Officer and a director of the Company, in exchange for services provided by Mr. Watson as the Chief Financial Officer of the Company to the Company and (ii) administration fees of C$45,600 to Bua Group, a company controlled by Mr. Watson, in exchange for administration services provided by Bua Group to the Company.

(2)Paid or accrued consulting fees of C$30,000 to Bua Capital, a company controlled by Mr. Walsh, the Corporate Secretary of the Company, in exchange for consulting services provided by Bua Capital to the Company.

See the “Interest of Management and Others in Certain Transactions” section of this Offering Circular for additional information.

Consulting Agreements

The Company has entered into consulting agreements with the following directors and executive officers of the Company. The Company may enter into additional agreements with directors and executive officers of the Company in the future.

The Company entered into a consulting agreement dated January 1, 2023 (the “CFO Agreement”) with GRWiNC, a company controlled by R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, pursuant to which Mr. Watson provides services as the Chief Financial Officer of the Company and the Company pays to GRWiNC a fee equal to C$2,500 per month (the “CFO Pre-Listing Fee”) until the Common Shares are listed on a stock exchange (“Listing”) and C$3,500 per month (the “CFO Post-Listing Fee”) thereafter. The CFO Agreement will terminate on the earlier of (i) termination of the CFO Agreement by either GRWiNC or the Company and (ii) January 1, 2024, subject to renewal by GRWiNC and the Company. If the CFO Agreement is terminated by the Company, the Company will pay to GRWiNC a termination fee equal to the CFO Post-Listing or the CFO Pre-Listing Fee, as applicable, payable until January 1, 2024.

The Company entered into a consulting agreement dated January 1, 2023 (the “Administration Agreement”) with Bua Group, a company controlled by R. Geoffrey Watson, pursuant to which Bua Group provides certain administration services to the Company, and the Company pays to Bua Group a fee of C$4,000 per month. The Administration Agreement will terminate on the earlier of (i) the termination of the Administration Agreement by Bua Group and (ii) January 1, 2024.

The Company entered into a consulting agreement dated January 1, 2023 (the “Corporate Affairs Agreement”) with Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, pursuant to which Bua Capital will provide certain corporate affairs services to the Company and the Company will pay to Bua Capital a fee equal to C$2,500 per month (the “CA Pre-Listing Fee”) until Listing and C$5,000 per month (the “CA Post-Listing Fee”) thereafter. If, during the term of the Corporate Affairs Agreement, Listing occurs, the Company will pay to Bua Capital C$50,000 within 10 days of Listing. The Corporate Affairs Agreement will terminate on the earlier of (i) termination of the Corporate Affairs Agreement by either Bua Capital or the Company and (ii) January 1, 2024, subject to renewal by Bua Capital and the Company. If the Corporate Affairs Agreement is terminated by the Company, the Company will pay to Bua Capital a termination fee equal to either the CA Post-Listing or the CA Pre-Listing Fee, as applicable, payable until January 1, 2024.

The Company entered into a consulting agreement dated December 14, 2018, as amended on June 25, 2020 (the “CEO Agreement”), with Scott Eldridge, pursuant to which Mr. Eldridge will provide services as the Chief Executive Officer of the Company and the Company will pay and grant to Mr. Eldridge, upon the Commencement Date, (i) C$20,000, payable in Common Shares, at a price per Common Share equal to at least C$0.25 and determined by the Company, (ii) C$8,333.33, payable in cash, per month and (iii) 500,000 Options, each Option exercisable to acquire one Common Share at an exercise price equal to the lowest price permitted by the applicable stock exchange policies on the date of grant for a period of two years from the date of grant. 25% of the Options will vest on the Commencement Date and every four months following thereafter until the date that is 12 months following the date of the Commencement Date. The CEO Agreement will terminate on earlier of (i) the termination of CEO Agreement by the Company or Scott Eldridge upon providing 30 days’ notice and (ii) the date that is 12 months following the Commencement Date.

Director Compensation

Upon completion of the Offering, the Company anticipates that it will pay a fee of C$1,000 per month to each independent director of the Company, of which there are currently two such directors, for their attendance of board meetings and work on certain board committees. See the “Use of Proceeds to the Company” section of this Offering Circular for additional information.

Stock Options

The Directors and executive officers of the Company may also receive compensation in the form of Options granted by the Company.

An incentive stock option plan for the directors, officers, employees and consultants of the Company has been established. See the “Securities Being Offered - Stock Option Plan” section in this Offering Circular.

As at the date hereof, no Options have been granted.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of the Common Shares, as at the date of this Offering Circular, held by all directors and executive officers as a group. There are no holders who beneficially own or control more than 10% of any class of the Common Shares. As at the date of this Offering Circular, there were 28,779,001 Common Shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Common Shares subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Total diluted	Percent of class (1)
Common Shares	Total Common Shares held by Directors and Executive Officers	1,310,000	1,700,000 (2)	3,010,000	9.76%

Notes:

(1)On a partially diluted basis. Based on 28,779,001 Common Shares issued and outstanding as at the date of this offering Circular and the number of Common Shares issuable under the “Amount and nature of beneficial ownership acquirable” column set out opposite.

(2)Each Warrant is exercisable at an exercise price of C$0.10 to acquire one Common Share until October 20, 2023, subject to the right of the Company to accelerate the expiry date to a date that is not less than 30 days after an acceleration notice is provided to the Warrant holder provided that the Company (i) completes an equity financing of at least C$1,000,000 at a minimum price of C$0.25 per unit or Common Share or (ii) lists its securities on a securities exchange.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has entered into or proposes to enter the following transactions in which the management or related persons have interest in outside of the ordinary course of the Company’s operations, during the Company’s last two completed fiscal years and current fiscal year.

Given the Company’s small size, the Company has not adopted formal policies and procedures to review, approve or ratify transactions with its executive officers, directors, and significant shareholders. The Company to establish formal policies and procedures in the future once the Company has sufficient resources and has appointed additional directors so that such transactions will be subject to the review, approval, or ratification of the Board or an appropriate committee thereof. The Company’s directors will continue to approve any related party transaction on a moving forward basis.

See the “Compensation of Directors and Executive Officers” section of this Offering Circular for details on compensation paid or payable by the Company to its directors, officers and their related companies.

Interests in the Company’s Clients, Partners and Legacy Positions

In addition, certain of the Company’s directors and officers have interests in the Company’s incubator clients and XR production partners and companies in which the Company holds a legacy position.

Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, holds a 49% participation interest in STARS, and Mr. Walsh is a manager of STARS. See “The Company’s Business - Overview”, “The Company’s Business - Production of XR Content - Delta Liftoff App” and “The Company’s Business - Production of XR Content -STARS Missions” sections of this Offering Circular for additional information on STARS. STARS and Cyndicate are in negotiations for STARS to engage Cyndicate to develop and produce the Delta Liftoff App.

Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, holds a 40% ownership interest in Cyndicate. See “The Company’s Business - Overview”, “The Company’s Business - Production of XR Content - Lost Legacy” and “The Company’s Business - Production of XR Content - Delta Liftoff App” sections of this Offering Circular for additional information on Cyndicate. STARS and Cyndicate are in negotiations for STARS to engage Cyndicate to develop and produce the Delta Liftoff App.

R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, is the Chief Financial Officer of XRA, and GRWiNC, a company controlled by Mr. Watson, receives a fee of C$3,500 per month in exchange for the services provided by Mr. Watson to XRA. Bua Group, a company controlled by Mr. Watson, the Chief Financial Officer and a director of the Company, receives C$4,000 per month from XRA in exchange for administrative and filing services provided by Bua Group to XRA. In addition, Mr. Watson is a director of XRA. Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, receives C$5,000 per month from XRA in exchange for business consulting services provided by Bua Capital to XRA. See “The Company’s Business - Virtual Incubator - XRA” and “The Company’s Business - Legacy Positions - XRA” sections of this Offering Circular for additional information on XRA.

R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, is the Chief Financial Officer of XRA, and GRWiNC, a company controlled by Mr. Watson, receives a fee of C$1,500 per month (increased to C$3,500 per month, upon the Bios Shares listing on a stock exchange) in exchange for the services provided by Mr. Watson to Bios. In addition, Mr. Watson is a director of Bios. Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, receives C$2,500 per month (increased to C$3,500 per month, upon the Bios Shares listing on a stock exchange) from Bios in exchange for business consulting services provided by Bua Capital to Bios. See “The Company’s Business - Virtual Incubator - Bios” and “The Company’s Business - Legacy Positions - Bios” sections of this Offering Circular for additional information on Bios.

R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, is the Chief Financial Officer of Global Li-Ion, a company in which the Company holds a non-material legacy position. GRWiNC, a company controlled by Mr. Watson, receives a fee of C$3,500 per month in exchange for the services provided by Mr. Watson to Global Li-Ion. Bua Group, a company controlled by Mr. Watson, receives C$4,000 per month from Global Li-Ion in exchange for administrative and filing services provided by Bua Group to Global Li-Ion. In addition, Mr. Watson serves as the Secretary and a director of Global Li-Ion. Bua Capital, a company controlled by Jason Walsh, the Corporate Secretary of the Company, receives C$5,000 per month from Global Li-Ion in exchange for business consulting services provided by Bua Capital to Global Li-Ion. In addition, Mr. Walsh serves as a director of Global Li-Ion. See “The Company’s Business - Overview” and “The Company’s Business - Legacy Positions” sections of this Offering Circular for additional information on the Company’s legacy positions.

Fiscal Years Ended September 30, 2022 and 2021

During the fiscal years ended September 30, 2022 and 2021, the Company entered into the following transactions with related parties:

•For the year ended September 30, 2022, the Company paid or accrued:

oprofessional fees of C$30,000 (2021 - C$30,000) to GRWiNC, a company controlled by R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, in exchange for services provided by Mr. Watson as the Chief Financial Officer of the Company to the Company;

oadministration fees of C$45,600 (2021 - C$45,600) to Bua Group, a company controlled by R. Geoffrey Watson, the Chief Financial Officer and a director of the Company, in exchange for administration services provided by Bua Group to the Company; and

oconsulting fees of C$30,000 (2021 - C$30,000) to Bua Capital, company controlled by Jason Walsh, the Corporate Secretary of the Company, in exchange for consulting services provided by Bua Capital to the Company.

•As at September 30, 2022:

oaccounts payable and accrued liabilities include C$71,759 (2021 - C$43,994) owing to companies owned by a director and officer of the Company and a company with common directors and the corporate secretary; and

opromissory note receivable includes C$19,349 (2021 - C$19,349) owing from Global Li-Ion, a public company with directors in common and C$8,586 (2021 - C$8,586) owing from Swiss EMX, a private company with directors in common.

•Related party balances and transactions:

Global Li-Ion and XRA are public companies with directors in common with the Company. Bua Capital is a company controlled by Jason Walsh, the Corporate Secretary of the Company. Unless otherwise noted amounts due from and to related parties are unsecured, non-interest bearing and have no fixed terms of repayment.

Due from related parties	September 30, 2022 (C$)	September 30, 2021 (C$)
Global Li-Ion	9,618	9,618
Bua Capital	2,445	2,445
TOTAL	12,063	12,063

Due to related parties	September 30, 2022 (C$)	September 30, 2021 (C$)
XRA	3,322	1,819
Global Li-Ion	6,874	4,473
Bua Capital	200	200
TOTAL	10,396	6,492

SECURITIES BEING OFFERED

The Company is offering up to 187,500,000 Common Shares. The following description summarizes important terms of the Common Shares. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s Articles dated January 26, 2018 (the “Articles”) and Notice of Articles dated August 3, 2022 (the “Notice of Articles”), copies of which have been filed as Exhibits “2.2” and “2.4”, respectively, to the Offering Statement, of which this Offering Circular is a part.

The Company’s authorized capital consists of an unlimited number of Common Shares, of which 28,779,001 Common Shares are issued and outstanding as at the date of this Offering Circular.

For a complete description of the Company’s capital stock and the Common Shares, you should refer to the Articles, the Notice of Articles and the applicable provisions of the Business Corporations Act (British Columba) (the “BCBCA”).

Rights, Preferences and Restrictions Attaching to the Common Shares

Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Company, and to attend and cast one vote per Common Share at all shareholder meetings of the Company. Holders of Common Shares are entitled to receive on a pro rata basis such dividends on the Common Shares, if any, as and when declared by the Board at its discretion from funds legally available therefor, and upon the liquidation, dissolution or winding up of the Company are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Subject to the BCBCA, the rights and restrictions attaching to the Common Shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding Common Shares.

Shareholder Meetings

The BCBCA provides that: (i) a general meetings of shareholders must be held in British Columbia, or may be held at a location outside British Columbia since the Articles do not restrict the Company from approving a location outside of British Columbia for the holding of the general meeting and the location for the meeting is approved by ordinary resolution, or the location for the meeting is approved in writing by the British Columbia Registrar of Companies before the meeting is held; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than two months or by less than 21 days, if the Company is a public company, otherwise 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to receive notice of and vote at the meeting, the Company’s directors and auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the British Columbia Supreme Court may order a meeting to be called, held and conducted in a manner that the Court directs.

Pursuant to the Articles, the quorum for the transaction of business at a meeting of the shareholders of the Company is at least one person who is, or who represents by proxy, a shareholder who holds at least one of the issued shares entitled to be voted at the meeting.

Warrants

As at the date of this Offering Circular, the Company had 7,890,000 Warrants issued.

Each Warrant is exercisable at an exercise price of C$0.10 to acquire one Common Share until October 20, 2023, subject to the right of the Company to accelerate the expiry date to a date that is not less than 30 days after an acceleration notice is provided to the Warrant holder provided that the Company (i) completes an equity financing of at least C$1,000,000 at a minimum price of C$0.25 per unit or Common Share or (ii) lists its securities on a securities exchange. Please refer to the “Capitalization” section for additional details.

Fully Paid and Non-assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this Offering will be duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

The Common Shares will be transferable following the termination of any transfer restrictions or hold periods under applicable law.

The securities to be issued in connection with the Offering will be subject to a statutory hold period in Canada in accordance with Section 2.5(2)(3)(ii) of National Instrument 45-102 - Resale of Securities, as follows: “Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months, and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.” This hold period will apply to investors located in the United States.

Purchasers under this Offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Stock Option Plan

On February 6, 2019, the Board approved the Company’s Incentive Stock Option Plan (“the Plan”), which allows for the grant of Options to directors, officers, employees or consultants of the Company who will contribute to the Company’s long-term success by providing them incentives that align their interests with those of the shareholders of the Company.

The aggregate number of Common Shares issuable upon the exercise of all Options granted under the Plan shall not exceed 10% of the issued and outstanding Common Shares as at the date of any grant of any Options under the Plan.

Administration

The Board, or a committee of the Board designated by the Board, will administer the Plan. Subject to the terms of the Plan, the Board has the power to determine when and how awards will be granted, which directors, officers, employees or consultants of the Company or corporations wholly owned by such persons will receive Options, the terms of the Options granted, and the vesting schedule of the Options, if any, and to interpret the terms of the Plan and the Options, among other things. The Board also has the authority to accelerate the time at which an Options may vest or be exercised, to approve forms of stock option agreements to be used under the Plan and amend the terms of any Options, and to amend, suspend or terminate the Plan at any time, subject to the limitations of the Plan.

Stock Options

The exercise price of all Options granted under the Plan will be determined by the Board, and in all cases be not less than the price required by the applicable regulatory authorities, if any. If any Options are granted within 90 days of a public distribution by prospectus, then the minimum exercise price will be the price per Common Shares paid by the investors for Common Shares acquired under such public distribution. The 90 day period will commence on the date the Company is issued a final receipt for the prospectus. The Board will determine the terms of stock option awards pursuant to the Plan, including, without limitation, the term and vesting terms.

After the continuous service of an optionee terminates for cause, such optionee’s Option will terminate at the time of such termination.

After the continuous service of an optionee terminates without cause or upon resignation, such optionee’s Option may be exercised, to the extent vested at the time of such termination, during the period of time specified in the option agreement entered into between the Company and such optionee, which generally will be the period of time ending on the earlier of (i) the date that is 90 days following the termination of the recipient’s continuous service and (ii) the expiration of the term of the Option. If the optionee does not exercise the option within the applicable time period, the Option will terminate.

After the continuous service of an optionee terminates upon death or disability, such optionee’s Option may be exercised, to the extent vested at the time of such termination, during the period of time specified in the option agreement entered into between the Company and such optionee, which generally will be the period of time ending on the earlier of (i) the date that is one year following the termination of the recipient’s continuous service and (ii) the expiration of the term of the Option. If the optionee does not exercise the option within the applicable time period, the Option will terminate.

As at the date of this offering Circular, no Options have been granted.

Transferability of Options

The Plan does not allow for the transfer or assignment of Options granted under the Plan except in the event of the death of an optionee.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, the Board will make appropriate and proportionate adjustments to one or more of the number of Common Shares that are covered by outstanding Options, the exercise price of Common Shares covered by outstanding Options, and the numerical share limits contained in the Plan.

Corporate Transactions

The Plan provides that in the event of a corporate transaction such as a “Change of Control”, as such term is defined in the Plan, all outstanding Options shall become vested and exercisable.

Plan Amendments and Termination

The Board has the authority to amend, suspend or terminate the Plan at any time, without shareholder approval. Any amendment to the Plan shall not become effective until exchange and shareholder approval as is required by exchange policies and applicable securities laws has been received.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Common Shares immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

Absence of Public Market

The Company is an alternative reporting company under Regulation A+, Tier 2 of the Securities Act. There is no public trading market for the Common Shares. No application is currently being prepared for the Common Shares to be listed on a securities exchange or quoted on an alternative trading system. As a result, the Common Shares sold in this Offering may not be listed on a securities exchange or quoted on an alternative trading system for an extended period of time, if at all. (See the “Risk Factors” section in this Offering Circular).

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Common Shares offered hereby. This Offering Circular does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about the Company and the Common Shares offered hereby, the Company refers you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Company is required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC.

The Company may supplement the information in this Offering Circular by filing a supplement with the SEC. All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

You should rely only on the information contained in this Offering Circular or incorporated herein by reference. The Company has not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular or incorporated herein by reference. You should not rely on any unauthorized information or representation. This Offering Circular is an offer to sell only the Common Shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Offering Circular is accurate only as at the date on the front of the applicable document and that any information the Company has incorporated by reference is accurate only as at the date of the document incorporated by reference, regardless of the time of delivery of this Offering Circular, or any sale of a security.

PART F/S

INCUBARA CAPITAL CORP.

FINANCIAL STATEMENTS

For the years ended September 30, 2022 and 2021

(EXPRESSED IN CANADIAN DOLLARS)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Incubara Capital Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying statements of financial position of Incubara Capital Corp. (the “Company”) as of September 30, 2022 and 2021, and the related statements of net and comprehensive income (loss), changes in equity, and cash flows for the years ended September 30, 2022 and 2021, and the related notes to the financial statements.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of its operations and its cash flows for the years ended September 30, 2022 and 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRS, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that cast substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

INCUBARA CAPITAL CORP. STATEMENTS OF FINANCIAL POSITION (Expressed in Canadian dollars) AS AT SEPTEMBER 30,
	2022	2021

ASSETS

CURRENT

Cash	$182,849	$367,837
Prepaid expenses	10,000	10,000
Marketable securities (Note 4)	287,277	691,677
	480,126	1,069,514

Deposits (Note 14)	78,800	-
Investments (Note 5)	358,329	475,216
Investment in associates (Note 7)	2,843,347	2,898,987
Promissory notes receivable (Notes 6 and 9)	27,935	27,935
Due from related parties (Note 9)	12,063	12,063

	$3,800,600	$4,483,715

LIABILITIES

CURRENT

Accounts payable and accrued liabilities (Note 9)	$192,981	$116,517
Subscription received in advance (Note 8)	60,000	-
Due to related parties (Note 9)	10,396	6,492

	263,377	123,009

SHAREHOLDERS’ EQUITY

Share capital (Note 8)	3,106,101	3,106,101
Reserve (Note 8)	37,483	37,483
Retained earnings	393,639	1,217,122

	3,537,223	4,360,706

	$3,800,600	$4,483,715

NATURE OF OPERATIONS AND GOING CONCERN (Note 1)

SUBSUQUENT EVENTS (Note 14)

Approved and authorized for issue on behalf of the Board on May 19, 2023

/s/ Geoff Watson	Director	/s/ Marc Branson	Director

The accompanying notes are an integral part of these financial statements.

INCUBARA CAPITAL CORP. STATEMENTS OF NET AND COMPREHENSIVE INCOME (LOSS) (Expressed in Canadian dollars) For the years ended September 30,
	2022	2021

REVENUE AND OTHER
Changes in fair value of investments:
Unrealized loss on marketable securities (Note 4)	$(414,000)	$(6,848)
Unrealized gain (loss) on investments (Notes 5 and 7)	(41,950)	798,151
Realized gain (loss) on marketable securities (Note 4)	(18,634)	201,309
Realized loss on investments (Note 4)	-	(197,399)
Share of loss from equity-method investments (Note 7)	(55,640)	(25,886)

	(530,224)	760,327

EXPENSES
Administration costs	45,600	45,600
Advertising and promotion	30,425	-
Consulting	43,331	30,000
Office and miscellaneous	22,226	10,980
Professional fees (Note 9)	80,058	116,708
Travel	3,111	7,824
Transfer agent and filing fees	58,643	9,506
Write-off of GST recoverable	9,865	38,492

	(293,259)	(259,110)

NET AND COMPREHENSIVE INCOME (LOSS)	$(823,483)	$501,217

INCOME (LOSS) PER SHARE (BASIC AND DILUTED)
Basic	$(0.03)	$0.02
Diluted	$(0.03)	$0.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	27,669,001	27,669,0012
Diluted	27,669,001	7,669,001

The accompanying notes are an integral part of these financial statements.

INCUBARA CAPITAL CORP. STATEMENTS OF CHANGES IN EQUITY (Expressed in Canadian dollars) For the years ended September 30, 2022 and 2021

	Common Shares
	Number of Shares	Amount	Reserve	Retained Earnings	Total

Balance, September 30, 2020	27,669,001	$3,106,101	$37,483	$715,905	$3,859,489
Net and comprehensive income for the year	-	-	-	501,217	501,217

Balance, September 30, 2021	27,669,001	3,106,101	37,483	1,217,122	4,360,706
Net and comprehensive loss for the year	-	-	-	(823,483)	(823,483)
Balance, September 30, 2022	27,669,001	$3,106,101	$37,483	$393,639	$3,537,223

The accompanying notes are an integral part of these financial statements.

INCUBARA CAPITAL CORP. STATEMENTS OF CASH FLOWS (Expressed in Canadian dollars) For the years ended September 30,
	2022	2021

CASH PROVIDED BY (USED IN):

OPERATING ACTIVITIES

Net income (loss) for the year	$(823,483)	$501,217
Unrealized loss on marketable securities	452,713	6,848
Unrealized loss on investments	41,950	(781,097)
Realized loss (gain) on marketable securities	18,634	(201,309)
Realized loss on investments	-	197,399
Share of loss from equity-method investments	55,640	25,886
Changes in non-cash working capital balances:
Prepaid expenses	-	2,365
Accounts payable and accrued liabilities	76,465	59,605

Cash used in operating activities	(216,795)	(189,086)

INVESTING ACTIVITIES

Purchase of marketable securities	(33,842)	(724,683)
Deposits against investments	(78,800)	(82,991)
Proceeds on disposal of marketable securities	82,825	882,173

Cash provided by (used in) investing activities	(32,097)	74,499

FINANCING ACTIVITIES

Advances from (repaid to) related parties	3,904	(15,437)
Subscription received in advance	60,000	-

Cash provided by (used in) financing activities	63,904	(15,437)

CHANGE IN CASH	(184,988)	(130,024)
CASH, BEGINNING OF YEAR	367,837	497,861

CASH, END OF YEAR	$182,849	$367,837

SUPPLEMENTAL CASH DISCLOSURES
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES
Transfer from investments to investment in associates	$-	$2,125,000
Transfer from investments to marketable securities	$74,937	$-

The accompanying notes are an integral part of these financial statements.

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

1.NATURE OF OPERATIONS AND GOING CONCERN

Incubara Capital Corp. (“the Company”) was incorporated on June 4, 2008 under the laws of British Columbia. The address of the Company’s corporate office and its principal place of business is Suite 908, 510 Burrard Street, Vancouver, British Columbia, Canada V6C 3A8.

The Company’s principal business is to provide virtual incubator services, and the focus of the Company will be to provide such services to entities that possess expertise in or create, develop or publish extended reality (“XR”) content, such as games and experiences, and/or own intellectual property related to or used in XR or related technologies or content (collectively, “XR Entities”). The Company is also engaged in the business of producing XR content in partnership with XR Entities.

In addition to the Company providing virtual incubator services and producing XR content, the Company may from time to time acquire and hold interests in certain XR Entities, but the Company will not place more than 40% of its assets in such XR Entities in which it holds an interest of less than 25%.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) applicable to a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. During the year ended September 30, 2022, the Company incurred a loss of $823,483 and used cash of $216,795 in operating activities.  The Company’s ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and to dispose of investments generating cash flows sufficient to cover its operating costs. The foregoing events and conditions indicate the existence of a material uncertainty that may cast significant doubt upon the Company’s ability to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in these financial statements.

2.SIGNIFICANT ACCOUNTING POLICIES

a)Statement of compliance

These financial statements have been prepared in accordance with accounting policies consistent with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the IFRS Interpretations Committee (“IFRIC”).

b)Basis of presentation

The financial statements have been prepared on the historical cost basis, with the exception of marketable securities and investments which are measured at fair value.  In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The accounting policies set out below have been applied consistently to all periods presented in these financial statements.

As at March 1, 2021, due to a change in its business model the Company reassessed its compliance with the requirements of IFRS 10.27 and determined there was a change in its status.

c)Functional and presentation currency

These financial statements are presented in Canadian dollars, the Company’s functional currency.

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

d)Financial Instruments

(i) Recognition and measurement:

Financial instruments are classified into one of the following categories: amortized cost, fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVTPL”).  All financial instruments are measured at fair value on initial recognition.  Measurement in subsequent periods depends on the classification of the financial instrument.  Transaction costs are included in the initial carrying amount of financial instruments except for financial instruments classified as FVTPL in which case transaction costs are expensed as incurred.

Financial assets are initially recognized on the trade date, are measured at fair value, and are derecognized either when the Company has transferred substantially all the risks and rewards of ownership of the financial asset, or when cash flows expire. Financial liabilities are initially recognized on the trade date, measured at fair value and are derecognized when the obligation specified in the contract is discharged, cancelled or expired.

Financial assets and liabilities are offset and the net amount is presented in the statements of financial position only when the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

A financial asset is measured at amortized cost if it meets both of the following conditions:

•it is held within a business model whose objective is to hold assets to collect contractual cash

•flows; and

•its contractual terms give rise on specified dates to cash flows that are solely payments of

•principal and interest on the principal amount outstanding.

A financial asset is measured at FVOCI if it meets both of the following conditions:

•it is held within a business model whose objective is both to hold assets to collect contractual

•cash flows and to potentially sell financial assets; and

•its contractual terms give rise on specified dates to cash flows that are solely payments of

•principal and interest on the principal amount outstanding.

All financial assets not classified as and measured at amortized cost or FVOCI as described above are measured at FVTPL. On initial recognition the Company may irrevocably elect to measure financial assets that otherwise meet the requirements to be measured at amortized cost or at FVOCI as FVTPL when doing so eliminates or significantly reduces a measurement or recognition inconsistency.

Should the Company change its business model for managing financial assets, all affected financial assets would be reclassified on the first day of the first reporting period following the change in the business model.

(ii) Fair value through profit or loss:

Financial instruments classified as FVTPL are subsequently measured at fair value at each reporting period with changes in fair value recognized in profit or loss in the period in which they occur. The Company’s marketable securities and investments are classified as FVTPL.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of financial assets and liabilities traded in active markets (such as publicly traded derivatives and marketable securities) is based on quoted market prices at the close of trading on the reporting date. The Company uses the last traded market price for both financial assets and financial liabilities. In circumstances where there is no closing price, the average of the closing bid and the closing ask price on the valuation date is used. The Company’s policy is

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

to recognize transfers into and out of the fair value hierarchy levels as of the date of the event or change in circumstances giving rise to the transfer.

The fair value of financial assets and liabilities that are not traded in an active market, including non-publicly traded derivative instruments, is determined using valuation techniques. Valuation techniques include the use of comparable recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis, and other methods commonly used by market participants and which make the maximum use of observable inputs.

(iii) Amortized cost:

Financial assets and liabilities classified as amortized cost are recognized initially at fair value plus any directly attributable transaction costs. Subsequently measurement is at amortized cost using the effective interest method, less any impairment losses. The Company classifies cash, promissory notes receivable, accounts payable and accrued liabilities, and balances due to and from related parties at amortized cost. The effective interest method is a method of calculating the amortized cost of a financial asset or liability and of allocating interest income or expense over the relevant period. The effective interest rate is the rate that discounts estimated future cash payments through the expected life of the financial asset or liability, or where appropriate, a shorter period.

e)Investments in associates

The Company previously assessed that it met the criteria required to be considered an “investment entity” under IFRS 10, Consolidated Financial Statements and, as such, in the cases where the Company had control or significant influence over an entity in its investment portfolio, the Company valued such investments as financial assets at FVTPL.

Adjustments to the fair value of a privately-held investment will be based upon management’s judgment and any value estimated may not be realized or realizable. The resulting values for non-publicly traded investments may differ from values that would be realized if a ready market existed. In addition, the amounts at which the Company’s privately-held investments could be disposed of currently may differ from the carrying value.

Effective March 1, 2021, the Company has changed its business model and consequently at that date investments in entities over where the Company has significant influence are accounted for as investments in associates prospectively.

f)Foreign currency

Transactions and balances in currencies other than the Canadian dollar, the currency of the primary economic environment in which the Company operates (“the functional currency”), are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the exchange rate prevailing on the statement of financial position date are recognized in profit or loss.

g)Share-based payments

Where equity-settled stock options are awarded to employees, consultants, officers and directors, the fair value of the options at the date of grant is charged to profit or loss over the vesting period. Fair value is determined on the grant date using the Black-Scholes option pricing model. Performance vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each reporting date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest. Non-vesting conditions and market vesting conditions are factored into the fair value of the options granted. As long as all other vesting conditions are satisfied, a charge is made irrespective

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

of whether these vesting conditions are satisfied. The cumulative expense is not adjusted for failure to achieve a market vesting condition or where a non-vesting condition is not satisfied.

Where the terms and conditions of options are modified before they vest, an increase in the fair value of the options, measured immediately before and after the modification, is charged to profit or loss over the remaining vesting period.

Where equity instruments are granted to non-employees, they are recorded at the fair value of the goods and services received in profit or loss, unless they are related to the issuance of shares. Amounts related to the issuance of shares are recorded as a reduction of share capital.  When the value of goods or services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured using the Black-Scholes option pricing model. The expected life used in the model is adjusted, based on management’s best estimates, for the effects of non-transferability, exercise restrictions and behavioral considerations.

All equity-settled share-based payments are reflected in reserves until exercised. Upon exercise, shares are issued from treasury and the amount reflected in reserves is credited to share capital, adjusted for any consideration paid.

Where a grant of options is cancelled and settled during the vesting period, excluding forfeitures when vesting conditions are not satisfied, the Company immediately accounts for the cancellation as an acceleration of vesting and recognizes the amount that otherwise would have been recognized for services received over the remainder of the vesting period. Any payment made to the employee on the cancellation is accounted for as the repurchase of an equity interest except to the extent the payment exceeds the fair value of the equity instrument granted, measured at the repurchase date. Any such excess is recognized as an expense. The amount recorded in reserves for unexercised share options is transferred to deficit upon expiry or cancellation of such options.

h)Income recognition

Interest income is recognized on an accrual basis. Dividend income is recognized on the date that the right to receive payment is established, which for quoted equity securities is usually the ex-dividend date. Transactions in the marketable securities and investment portfolios are recorded on the trade date. Realized gains and losses arising from the sale of investments are determined on the average cost basis of the respective investments.

i)Earnings per share

Basic earnings per share has been computed by dividing the profit or loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share is calculated by adjusting the weighted average number of shares outstanding for the assumed conversion of all potentially dilutive share equivalents, such as warrants. The treasury stock method is used for the assumed proceeds upon exercise of the dilutive instruments to determine the number of shares assumed to be purchased at the average market price during the period. Warrants are dilutive when the average market price of the common shares during the period exceeds the exercise price of the dilutive instruments.

j)Income taxes

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the period end date, and includes any adjustments to tax payable or receivable in respect of previous years.

Deferred income taxes are recorded using the liability method whereby deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the statement of financial position date.  Deferred tax is not recognized for temporary differences which arise on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting, nor taxable profit or loss.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized.  Deferred tax assets are reviewed at each period end date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

3.SIGNIFICANT ACCOUNTING ESTIMATES AND JUDGMENTS

The preparation of these financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of gains, losses, revenues and expenses during the reporting period. Actual outcomes could differ from these estimates. These financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Prior to March 1, 2021, the Company applied judgment in determining the investment entity status of the Company and considered all the available facts and concluded that the Company met all the criteria set forth in IFRS 10.

Carrying amount of investment in associate

The Company, on each reporting date, considers whether this is objective evidence that its net investment in associate has suffered any impairment as a result of one or more events that have occurred after initial recognition of the investment at fair value on March 1, 2021. The assessment requires estimates and assumptions such as discount rates, adoption of the underlying technology and commodity prices.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the financial position reporting date, that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, include, but are not limited to, the following:

Fair value of investments

The Company's investments are recorded in the statement of financial position at fair value. Management uses judgment to select from a variety of methods and makes assumptions that are not always supported by quantifiable market prices or rates. Judgment is required in order to determine the appropriate valuation methodology, and subsequently in determining the inputs into the valuation model used. These judgments include assessing the future earnings potential of investee companies, appropriate earnings multiples to apply, adjustments to comparable multiples, liquidity and net assets. In making estimates and judgments, management relies on external information and observable conditions where possible, supplemented by internal analysis as required. These estimates have been applied in a manner consistently and there are no known trends, commitments, events or uncertainties that the Company believes will materially affect the methodology or assumptions utilized in making these estimates in these financial statements. Actual values realized in future market transactions may differ from the estimates presented in these financial statements and the differences may be material. The use of different market assumptions and/or valuation methodologies may have a material effect on the estimated fair values of the investments.

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

4.MARKETABLE SECURITIES

The following marketable securities were held at September 30:

	2022			2021
Investee	Common shares	Cost	Fair Value	Common shares	Cost	Fair Value
ChallengerX	12,500,000	$74,397	$177,677	-	$-	$-
Global Care Capital	400,000	42,850	2,000	400,000	42,850	20,000
Global Li-Ion Graphite Corp.	1,300,000	149,284	58,500	1,516,500	178,346	113,737
Love Pharma Inc.	250,000	25,000	2,500	500,000	25,000	37,500
Planet Ventures Inc.	-	-	-	57,500	25,537	11,500
Playground Ventures Inc.	30,000	8,128	600	30,000	8,128	4,050
Rritual Superfoods Inc.	25,000	15,010	125	25,000	15,010	6,625
Rain City Resources Inc.	33,333	10,770	1,167	100,000	10,770	7,000
Volatus Capital Corp.	27,000	21,438	1,215	150,000	29,775	13,500
XRApplied Technologies Inc.	1,739,739	174,686	43,493	1,769,500	177,162	477,765
		$521,563	$287,277		$512,578	$691,677

During the year the Company sold marketable securities for proceeds of $82,825 (2021 $808,072), purchased marketable securities for cash of $36,122 (2021 - $723,128), realized losses of $18,634 (2021 - $59,751) and unrealized losses of $414,000 (2021 – gain of $31,864).

During the year ended September 30, 2022, the Company exchanged the 12,500,000 common shares of SportsX SAS for 12,500,000 common shares in ChallengerX Inc, the fair value at the date of transfer as $74,937. At September 30, 2022, the fair value of the shares was $177,677. An unrealized gain on marketable securities of $102,741 was recognized in profit or loss.

5.INVESTMENTS

The following investments were held at September 30, 2022:

Investee	Common Shares	Special Warrants	Warrants	Cost	Fair Value
Bios Energy Corp.	-	-	8,500,000	$ -	$ -
CanX CBD Processing Corp.	-	50,000	-	20,000	30,000
iComply Investor Services Inc.	133,333	-	-	200,000	321,333
Future Farm Developments Ltd.	202	-	-	652,125	-
Global Li-lon Graphite Corp.	-	-	1,000,000	-	-
XRApplied Technologies Inc.	-	-	250,000	-	6,996
				$ 872,125	$ 358,329

The following investments were held at September 30, 2021:

Investee	Common Shares	Special Warrants	Warrants	Cost	Fair Value
Bios Energy Corp.	-	-	8,500,000	$ -	$ -
CanX CBD Processing Corp.	-	50,000	-	20,000	30,000
iComply Investor Services Inc.	133,333	-	-	200,000	206,666
Future Farm Developments Ltd.	202	-	-	652,125	-
Global Li-lon Graphite Corp.	-	-	1,000,000	-	21,293
Love Pharma Inc.	-	-	500,000	-	-
SportsX SAS	12,500,000	-	-	74,937	74,937
XRApplied Technologies Inc.	-	-	1,117,000	-	142,320
				$ 947,062	$ 475,216

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

The Company has made the following investments:

a)Purchased 133,333 common shares of iComply Investor Services Inc. (“iComply”), a private company, incorporated under the British Columbia Business Corporations Act, for cash of $200,000. At September 30, 2022 and September 30, 2021, the Company had a 5.58% interest in iComply. At September 30, 2021, the fair value of the shares, determined using an in-progress funding round at $1.55 per share, was $206,666. At September 30, 2022, the fair value of the shares, determined using an in-progress funding round at $2.41 per share, was $321,333 resulting in an unrealized gain on investments of $114,666.

b)Purchased common shares of Bios Energy Corp. (“Bios):

o3,000,000 common shares and 3,000,000 warrants at $0.05 per unit for cash of $150,000;

o3,500,000 common shares and 3,500,000 warrants at $0.10 per unit for cash of $350,000;

o2,000,000 common shares and 2,000,000 warrants at $0.25 per unit for cash of $500,000.

At September 30, 2022 and 2021, the Company had a 33.81% interest in Bios. At September 30, 2020, the fair value of the shares, determined using an in-progress funding round at $0.25 per share, was $2,125,000. Bios is considered a related party by ways of a common officer.

As at March 1, 2021 the Company began accounting for this investment using the equity method.  The Company transferred 8,500,000 Bios shares from investment to investment in associates and realized a gain on fair value of investment of $799,873.

c)Entered into a term sheet to acquire up to a 30% interest in Future Farm Developments Ltd. (HK) (“Future Farm”) represented by common shares for a total purchase price of US$1,000,000. At September 30, 2018, the Company had acquired 202 common shares, representing a 20.2% interest in Future Farm for $652,125 (US$500,000). The Company had an option exercisable until October 31, 2019 to increase its ownership percentage to 30% by investing an additional US$500,000. Future Farm is an early – stage company and as at September 30, 2019 the Company was unable to make a determination as to the fair value of the investment, accordingly the fair value was determined to be $Nil, resulting in an unrealized loss on investments of $651,250.

d)Purchased 50,000 special warrants in the capital of a private company, CanX CBD Processing Corp. for cash of $20,000 during the year ended September 30, 2019. Each non-transferable special warrant will convert, for no additional consideration, into one common share.

At September 30, 2022 and 2021, the fair value of the special warrants was $30,000.

e)Purchased 12,500,000 common shares in the capital of a private company, SportsX SAS for cash of $74,937 during the year ended September 30, 2021. During the year ended September 30, 2022, the Company exchanged 12,500,000 common shares of SportsX SAS for 12,500,000 common shares in ChallengerX Inc (note 4).

f)Has 250,000 warrants of XRApplied Technologies Inc., a related company with common directors, exercisable at $0.085 until January 28, 2023.  867,000 warrants expired during the year ended September 30, 2022.

6.PROMISSORY NOTES RECEIVABLE

During the year ended September 30, 2018, the Company advanced $125,000, secured by a promissory note to Global Li-Ion Graphite Corp. (“Li-Ion”), a publicly traded company with directors in common (note 9), whereby Li-Ion will pay simple interest of 25% per annum and issue a $31,250 stock bonus. The quantity of shares to be determined based on the 10 day trading average prior to the date of the note. At September 30, 2018, the Company was owed $162,216 under this agreement, which included the bonus shares.

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

During the year ended September 30, 2019, the Company received $125,230 in cash and $31,250 worth of Li-Ion shares (312,500 units received). At September 30, 2022, $19,349 of interest remained unpaid.

During the year ended September 30, 2019, the Company advanced $8,586 to a non-arm’s length entity. The loan is non-interest bearing and receivable on demand.  At September 30, 2022, this loan remained receivable.

7.INVESTMENT IN ASSOCIATES

Bios Green Energy Solutions Inc. (“Bios”)

On July 15, 2018, the Company acquired 3,000,000 common shares of Bios at a price of $0.05 for total consideration of $150,000.

On August 27, 2018, the Company acquired 3,500,000 common shares of Bios at a price of $0.10 for total consideration of $350,000.

On November 27, 2018, the Company acquired 2,000,000 common shares of Bios at a price of $0.25 for total consideration of $500,000.

As at March 1, 2021, due to a change in its business model the Company reassessed its compliance with the requirements of IFRS 10.27 and accordingly began accounting for this investment using the equity method.  The Company transferred Bios shares from investment to investment in associates and realized a gain on fair value of investment of $799,873. As at September 30, 2022, the Company controlled 8,500,000 common shares, representing 31.05% of the issued and outstanding common shares of the Bios.

As at September 30, 2022, Bios had the following assets and liabilities
Current assets	$92,672
Non-current assets	1,984,151
Current liabilities	(511,727)

The following table summarizes the change in investment in Bios for the years ended September 30, 2021 and 2022:

Balance at September 30, 2020	$-
Transfer from investment on March 1, 2021	2,924,873
Share of loss from equity investment	(25,886)
Balance at September 30, 2021	2,898,987
Share of $179,194 loss from equity investment	(55,640)
Balance at September 30, 2022	$2,843,347

The $179,194 loss for the year ended September 30, 2022 included $15,852 of other income.

8.SHARE CAPITAL

a)Authorized:

The Company is authorized to issue an unlimited number of common shares without par value.

b)Issued:

During the year ended September 30, 2022 and 2021, the Company did not have any share activities.

c)Warrants

Warrant transactions are summarized as follows:

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

	Number of Warrants	Weighted Average Exercise Price
Balance at September 30, 2020	9,150,000	$0.10
Expired	(9,150,000)	$0.10
Balance at September 30, 2021 and September 30, 2022	-	$-

As at September 30, 2022, there were no warrants outstanding.

During the year ended September 30, 2022, the Company received subscriptions received in advance for warrants exercised (Note 15(i)).

9.RELATED PARTY BALANCES AND TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and members of the Board of Directors.

For the year ended September 30, 2022, the Company had the following transactions with related parties:

(i)Paid or accrued professional fees of $30,000 (2021 - $30,000) to a company owned by the Company’s Chief Financial Officer (“CFO”).

(ii)Paid of accrued administration fees of $45,600 (2021 - $45,600) to a company owned by the Company’s Chief Financial Officer (“CFO”).

(iii)Paid or accrued consulting fees of $30,000 (2021 - $30,000) to a company owned by the Company’s Corporate Secretary.

As at September 30, 2022, accounts payable and accrued liabilities include $71,759 (2021 - $43,994) owing to companies owned by the Company’s director and officer, a company with common directors and the corporate secretary.

As at September 30, 2022, promissory note receivable includes $19,349 (2021 - $19,349) owing from Global Li-Ion Graphite Corp., a public company with directors in common and $8,586 (2021 - $8,586) owing from Swiss EMX, a private company with directors in common.

Global Li-Ion Graphite Corp. and XRApplied Technologies Inc. are public companies with directors in common with the Company.  Unless otherwise noted amounts due from and to related parties are unsecured, non-interest bearing and have no fixed terms of repayment.

Due from related parties	September 30, 2022	September 30, 2021
Global Li-Ion Graphite Corp.	$9,618	$9,618
A company owned by the Company’s Corporate Secretary	2,445	2,445

Total	$12,063	$12,063

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

Due to related parties	September 30, 2022	September 30, 2021
XRApplied Technologies Inc	$3,322	$1,819
Global Li-Ion Graphite Corp.	6,874	4,473
A company owned by the Company’s Corporate Secretary	200	200

Total	$10,396	$6,492

10.MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and maintain a flexible capital structure that optimizes the cost of capital at acceptable levels of risk. The Company does not have any externally imposed capital requirements to which it is subject.

The Company considers as capital the aggregate of its share capital, reserve and retained earnings being $3,537,223 (2021 - $4,360,706). The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or dispose of assets or adjust the amount of cash. There were no changes in the Company’s approach to capital management during the year ended September 30, 2022 and 2021.

11.FINANCIAL INSTRUMENTS AND FINANCIAL RISK

IFRS establishes a fair value hierarchy that reflects the reliability of the inputs used in making the measurements.  The fair value hierarchy has the following levels:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 - inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Fair Value of Financial Instruments

The Company’s financial assets at fair value include marketable securities which are measured using Level 1 inputs, and investments, including warrants which are measured using Level 2 inputs and shares, by special warrants measured using Level 3 inputs. There were no reclassifications between levels during the period.

	Fair Value Measurements Using
	(Level 1)	(Level 2)	(Level 3)	Total
September 30, 2022
Marketable securities	$287,277	$–	$–	$287,277
Investments	$–	$6,996	$351,333	$358,329

September 30, 2021
Marketable securities	$691,677	$–	$–	$691,677
Investments	$–	$155,559	$311,603	$467,162

Fair value

The fair value of the Company’s other financial instruments approximate their carrying values as at September 30, 2022 due of the demand nature, short‐term maturity, or the existence of market interest rates attached to these instruments.

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

The Company’s management reviews and approves the valuation results of all investments in the portfolio based on observable and non-observable inputs.

For investments that are not publicly traded, subsequent to initial recognition, the fair value of these investments is determined by the Company using the most appropriate valuation methodology in light of the nature, facts and circumstances of the investments and its materiality in the context of the total investment portfolio.

Financial risk management objectives and policies

The Company’s financial instruments include cash, marketable securities, investments, promissory notes receivable, accounts payable and accrued liabilities, and balances due to and from related parties. The risks associated with these financial instruments and the Company policies to mitigate these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

(i) Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations.  Financial instruments that potentially subject the Company to concentrations of credit risks include cash, promissory notes receivable, and due from related parties. The Company’s maximum exposure to credit risk is the carrying value of these assets. The credit risk associated with cash is minimized by ensuring that these financial assets are placed with a high quality financial institutions.

(ii) Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations when they come due.  In the management of liquidity risk, the Company maintains a balance between continuity of funding and ability to divest of marketable securities.  Management closely monitors the liquidity position, at September 30, 2022 the liabilities are due and payable.

(iii)Market Risk

Market risk is the risk to the Company that the fair value or future cash flows of financial instruments will fluctuate due to changes in market prices. Market risk comprises interest rate risk, currency risk and other price risk.

Currency risk

Currency risk arises from financial instruments that are denominated in a currency other than the Canadian dollar. The Company is exposed to the risk that the fair value or future cash flows of financial instruments including investments denominated in other currencies will fluctuate due to changes in exchange rates. When the value of the Canadian dollar falls in relation to foreign currencies, then the value of foreign investments rise. When the value of the Canadian dollar rises, the value of foreign investments fall. The Company does not have any material foreign currency denominated financial instruments.

The Company has not entered into any derivative instruments to manage currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to significant interest rate risk.  There is a reduced risk to interest rate changes for cash due to its short-term nature.

The Company has not entered into any derivative instruments to manage interest rate fluctuations.

Other price risk

Other price risk is the risk that the value of financial instruments will fluctuate as a result of changes in market prices (other than those arising from interest rate risk or currency risk), whether caused by factors specific to an individual investment, its issuer, or all factors affecting all instruments traded in a market or market

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

segment. All securities present a risk of loss of capital.  Any equity and derivative instrument that the Company may hold is susceptible to other price risk arising from uncertainties about future prices of the instruments. The maximum risk resulting from financial instruments is equivalent to their carrying value. At September 30, 2022, a 10% change in the value of marketable securities and investments would have an impact to profit or loss of approximately $29,000 and $36,000 respectively.

12.INCOME TAXES

A reconciliation of the income tax provision computed at statutory rates to the reported income tax provision is as follows:

	2022	2021

Statutory rate	27%	27%

Expected income tax (recovery) expense	$(222,300)	$135,300
(Decrease) increase in income tax recovery resulting from:
Tax effect of non-deductible expenses	6,300	(135,300)
Change in unrecognized deferred tax assets	216,000	-

Income tax (recovery) expense	$-	$-

The significant components of the Company’s deferred income tax assets, after applying enacted corporate income tax rates, are as follows:

	2022	2021

Non-capital losses carried forward	$296,000	$218,000
Share issuance costs	-	6,000
Marketable securities	63,000	(35,000)
Investments	(164,000)	(189,00)
Less: unrecognized deferred tax assets	(195,000)	-
	$-	$-

As at September 30, 2022, the Company has tax losses in Canada of approximately $1,095,000. The tax losses may be carried forward to 2038-2042 and applied against future taxable income. The Company has not recorded deferred income tax assets based on the extent to which it is more likely-than-not that sufficient taxable income will not be realized in the foreseeable future to utilize the deferred tax assets.

13.LETTER OF INTENT

On September 29, 2022, last extended on April 1, 2023, the Company entered into a letter of intent with Mersis, an extended reality (“XR”) developer and publisher, pursuant to which the Company and Mersis intend to enter into a definitive agreement (the “Mersis Definitive Agreement”). Pursuant to the Mersis Definitive Agreement, of which the final terms remain subject to the parties’ acceptance, the Company would receive 30% of the issued and outstanding shares of Mersis, subject to adjustment for missed payments, in exchange for an aggregate of up to US$1,000,000 to be paid by the Company to Mersis.

14.OPERATING AGREEMENT

Pursuant to the operating agreement for Delta Liftoff LLC (“Delta Liftoff”) dated September 2, 2022, as amended on October 31, 2022 and March 31, 2023, and the production funding agreement dated September 2, 2022, as amended on October 31, 2022 and March 31, 2023, each between the Company and STARS-VR, LLC (“STARS”), the Company and STARS formed Delta Liftoff, a Nevada limited-liability company, for the purpose of producing a virtual reality (“VR”) application utilizing the technology called “STARS VR Project at Delta Liftoff” (the “Delta Liftoff

INCUBARA CAPITAL CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021 (Expressed in Canadian dollars)

App”). The Company holds a 39% interest in Delta Liftoff, whereas STARS holds a 61% interest in Delta Liftoff. STARS agreed to contribute to Delta Liftoff a license to use certain intellectual property of Space Force Association (the “SFA IP”), pursuant to an attachment/producer agreement between GPA Entertainment Inc.  (“GPA”) and Space Force Association dated March 10, 2022, of which STARS is an assignee pursuant to an assignment and assumption agreement dated June 1, 2022 between STARS and GPA. The Company agreed to contribute $975,000 (the “Delta Liftoff Funding Amount”) to Delta Liftoff, as follows: (i) $200,000, of which $105,500 has already been contributed, by July 1, 2023; (ii) $200,000 by August 1, 2023 and (iii) $575,000 by November 1, 2023 (the “Delta Liftoff Funding Schedule”). If the Company fails to make a contribution in accordance with the Delta Liftoff Funding Schedule, the Company’s interest in Delta Liftoff will be reduced, and STAR’s interest in Delta Liftoff will be increased, by 1% for each $25,000 of the outstanding Delta Liftoff Funding Amount. Upon the Company contributing the Delta Liftoff Funding Amount to Delta Liftoff, (i) all profits of Delta Liftoff shall be allocated on the basis of 75% to the Company and 25% to STARS; and (ii) all distributions of income of Delta Liftoff shall be allocated on the basis of 75% to the Company and 25% to STARS until the Company has received cumulative distributions of profits equal to the Delta Liftoff Funding Amount. Upon the Company receiving cumulative distributions from Delta Liftoff equal to the amount of the Delta Liftoff Funding Amount, STARS will have the option for a period of 12 months thereafter to acquire from the Company up to an additional 14% interest in Delta Liftoff on the basis of $50,000 for each 1% interest.

Pursuant to the business incubation services agreement dated January 1, 2022 between the Company and XRA (the “XRA Agreement”), the Company will use best efforts to contribute $500,000 (the “XRA Funding Amount”) to XRA in exchange for common shares of XRA (“XRA Shares”) at a price per XRA Share to be determined by the Company and XRA. As at the date hereof, the Company has advanced $35,800, such amount to be applied to purchase the XRA Shares once the price per XRA Share is determined by the Company and XRA.

15.SUBSEQUENT EVENTS

Subsequent to the year ended September 30, 2022, the Company:

i)Issued 9,000,000 warrants to existing shareholders for no consideration. Each warrant entitles the holder to purchase one common share at a price of $0.10 until October 20, 2023, subject to acceleration under certain circumstances.  Subsequent to issuance 1,110,000 warrants were exercised for aggregate gross proceeds of $111,000.

ii)Entered into a letter of intent dated October 13, 2022, as amended on October 14, 2022 and last extended on April 2, 2023, with Cyndicate VR Productions Corp., an XR production services provider (“Cyndicate”), and the shareholders of Cyndicate (the “Cyndicate Shareholders”), pursuant to which the Company, Cyndicate and Cyndicate Shareholders intend to enter into a definitive agreement (the “Cyndicate Definitive Agreement”). Pursuant to the Cyndicate Definitive Agreement, of which the final terms remain subject to the parties’ acceptance, the Company and Cyndicate would form a corporation or limited liability company (the “VR Production Entity”) to produce a VR application. The Company would receive an interest of 45% in the VR Production Entity, subject to adjustment for missed payments, in exchange for an aggregate of up to US$500,000 (the “Funding Amount”) to be paid by the Company to the VR Production Entity. Within 30 days of the Company receiving aggregate distributions from the VR Production Entity equal to 200% of the Funding Amount, Cyndicate will have the option to acquire an interest in the VR Production Entity equal to 20% from the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

This management’s discussion and analysis of financial position and the results of operations is prepared as at May 19, 2023 and should be read in conjunction with the audited financial statements of Incubara Capital Corp. (“the Company”) for the year ended September 30, 2022 and related notes thereto. The management’s discussion and analysis (“MD&A”) should also be read in conjunction with the audited financial statements of the Company for the years ended September 30, 2022 and 2021 and related notes thereto.

The financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). All dollar amounts included therein and in the following management’s discussion and analysis (“MD&A”) are in Canadian dollars except where noted.

FORWARD-LOOKING STATEMENTS

This MD&A contains information and statements that together constitute “forward-looking statements” under Canadian securities laws. These are statements about possible events, conditions or financial performance that are based on assumptions about future economic conditions and courses of action.

When used in this MD&A, the words “expects”, “anticipates”, “intends”, “plans”, “may”, “believes”, “seeks”, “estimates”, “appears” and similar expressions (including negative and grammatical variations) generally identify forward-looking information. In developing the forward-looking statements contained herein related to the Company, the Company has made assumptions with respect to, among other things, the outlook for the Canadian and global economies, including, in particular, the extended reality (“XR”) industry. These assumptions are based on the Company’s perception of trends, current conditions, and expected future developments, as well as any other factors the Company considers relevant. Although the Company believes that the assumptions on which the forward-looking statements is based and the expectations represented in the forward-looking statements are reasonable, there can be no assurance that the forward-looking statements contained herein will prove to be accurate. Factors which could cause actual results, events, or circumstances to differ materially from those expressed or implied in forward-looking statements include, but are not limited to: general economic, political, tax, market and business factors and conditions; interest rate and foreign exchange rate fluctuations; volatility in Canadian or global equity and capital markets; statutory and regulatory developments; unexpected judicial or regulatory proceedings; catastrophic events; and other risks related to the Company and its business. These and other risks and uncertainties are described in the section entitled “Risks and Uncertainties”.

Readers should not place undue reliance on forward-looking statements because of the inherent uncertainty of forward-looking statements. Forward-looking statements in this MD&A are provided as of the date of this MD&A, and the Company disclaims any obligation to update any forward-looking statements, except to the extent required by applicable securities laws.

DESCRIPTION OF BUSINESS

The Company was incorporated under the Business Corporations Act (British Columbia) on June 4, 2008 as USA Potash Corp. and was in good standing but inactive until January 2018. On March 19, 2018, the Company changed its name to Incubara Capital Corp. The Company's registered and records office is located at 6th Floor, West Pender Street, Vancouver, BC V6C 1L6. The Company's head office is located at 908 – 510 Burrard Street, Vancouver, BC V6C 3A8.

The Company’s principal business is to provide virtual incubator services, and the focus of the Company will be to provide such services to entities that possess expertise in or create, develop or publish XR content, such as games and experiences, and/or own intellectual property related to or used in XR or related technologies or content (collectively, “XR Entities”). The Company is also engaged in the business of producing XR content in partnership with XR Entities.

In addition to the Company providing virtual incubator services and producing XR content, the Company may from time to time acquire and hold interests in certain XR Entities, but the Company will not place more than 40% of its assets in such XR Entities in which it holds an interest of less than 25%.

As at March 1, 2021, due to a change in its business model the Company reassessed its compliance with the requirements of IFRS 10.27 and determined there was a change in its status. The Company has legacy investments in cannabis, blockchain hardware and software, energy metals, biotech, and regulatory fintech companies, and the Company plans to dispose of such investments in a timely manner.

Conflicts of Interest

The Company has assembled a strong Board and management, with diverse backgrounds and significant business expertise and experience. In assembling a group with these characteristics, the Company has two primary goals:

•to gain exposure to a wide variety of potential business opportunities, including those business opportunities that Board members or management may already be familiar with or that come to their attention through other business dealings; and

•where a Board member (or senior officer) has a personal interest in a potential business opportunity, to ensure that the Company has independent, qualified directors available to conduct an independent assessment.

The Company has no restrictions with respect to pursuing business opportunities in which a Board member may already have an interest, other than as exist under law or applicable stock exchange policies. If a Board member (or a senior officer) has an interest in a proposed business opportunity that is disclosable under corporate law, the individual must disclose that interest, and in the case of a director, abstain from voting on the approval of the proposed business opportunity, which must receive the approval of the disinterested directors of the Board in order to proceed.

Financing

The Company expects to raise capital from time to time by private placement of its securities, by public offering or exercise of its convertible securities.

Dividends

The Company does not expect to pay cash dividends to its shareholders in the foreseeable future, as it intends to apply proceeds to its existing business and new business opportunities.

INVESTMENT IN ASSOCIATES

Bios Green Energy Solutions Inc. (“Bios”)

On July 15, 2018, the Company acquired 3,000,000 common shares of Bios at a price of $0.05 for total consideration of $150,000.

On August 27, 2018, the Company acquired 3,500,000 common shares of Bios at a price of $0.10 for total consideration of $350,000.

On November 27, 2018, the Company acquired 2,000,000 common shares of Bios at a price of $0.25 for total consideration of $500,000.

As at March 1, 2021, due to a change in its business model the Company reassessed its compliance with the requirements of IFRS 10.27 and accordingly begun accounting for this investment using the equity method.  The Company transferred Bios shares from investment to investment in associates and realized a gain on fair value of investment of $799,873. As at September 30, 2022, the Company controlled 8,500,000 common shares, representing 31.05% of the issued and outstanding common shares of the Bios.

As at September 30, 2022, Bios had the following assets and liabilities
Current assets	$92,672
Non-current assets	1,984,151
Current liabilities	(511,727)

The following table summarizes the change in investment in Bios for the years ended September 30, 2021 and 2022:

Balance at September 30, 2020	$-
Transfer from investment on March 1, 2021	2,924,873
Share of loss from equity investment	(25,886)
Balance at September 30, 2021	2,898,987
Share of $179,194 loss from equity investment	(55,640)
Balance at September 30, 2022	$2,843,347

The $179,194 loss for the year ended September 30, 2022 included $15,852 of other income.

INVESTMENTS

The following investments were held at September 30, 2022:

Investee	Common Shares	Special Warrants	Warrants	Cost	Fair Value
Bios Energy Corp.	-	-	8,500,000	$ -	$ -
CanX CBD Processing Corp.	-	50,000	-	20,000	30,000
iComply Investor Services Inc.	133,333	-	-	200,000	321,333
Future Farm Developments Ltd.	202	-	-	652,125	-
Global Li-lon Graphite Corp.	-	-	1,000,000	-	-
XRApplied Technologies Inc.	-	-	250,000	-	6,996
				$ 872,125	$ 358,329

The Company has made the following investments:

a)Purchased 133,333 common shares of iComply Investor Services Inc. (“iComply”), a private company, incorporated under the British Columbia Business Corporations Act, for cash of $200,000. At September 30, 2022 and September 30, 2021, the Company had a 5.58% interest in iComply. At September 30, 2021, the fair value of the shares, determined using an in-progress funding round at $1.55 per share, was $206,666. At September 30, 2022, the fair value of the shares, determined using an in-progress funding round at $2.41 per share, was $321,333 resulting in an unrealized gain on investments of $114,666.

b)Purchased common shares of Bios Energy Corp. (“Bios):

o3,000,000 common shares and 3,000,000 warrants at $0.05 per unit for cash of $150,000;

o3,500,000 common shares and 3,500,000 warrants at $0.10 per unit for cash of $350,000;

o2,000,000 common shares and 2,000,000 warrants at $0.25 per unit for cash of $500,000.

At September 30, 2022 and 2021, the Company had a 33.81% interest in Bios. At September 30, 2020, the fair value of the shares, determined using an in-progress funding round at $0.25 per share, was $2,125,000. Bios is considered a related party by ways of a common officer.

As at March 1, 2021 the Company began accounting for this investment using the equity method.  The Company transferred 8,500,000 Bios shares from investment to investment in associates and realized a gain on fair value of investment of $799,873.

c)Entered into a term sheet to acquire up to a 30% interest in Future Farm Developments Ltd. (HK) (“Future Farm”) represented by common shares for a total purchase price of US$1,000,000. At September 30, 2018, the Company had acquired 202 common shares, representing a 20.2% interest in Future Farm for $652,125 (US$500,000). The Company had an option exercisable until October 31, 2019 to increase its ownership percentage to 30% by investing an additional US$500,000. Future Farm is an early – stage company and as at September 30, 2019 the Company was unable to make a determination as to the fair value of the investment, accordingly the fair value was determined to be $Nil, resulting in an unrealized loss on investments of $651,250.

d)Purchased 50,000 special warrants in the capital of a private company, CanX CBD Processing Corp. for cash of $20,000 during the year ended September 30, 2019. Each non-transferable special warrant will convert, for no additional consideration, into one common share.

At September 30, 2022 and 2021, the fair value of the special warrants was $30,000.

e)Purchased 12,500,000 common shares in the capital of a private company, SportsX SAS for cash of $74,937 during the year ended September 30, 2021. During the year ended September 30, 2022, the Company exchanged 12,500,000 common shares of SportsX SAS for 12,500,000 common shares in ChallengerX Inc (note 4).

f)Has 250,000 warrants of XRApplied Technologies Inc., a related company with common directors, exercisable at $0.085 until January 28, 2023.  867,000 warrants expired during the year ended September 30, 2022.

RESULTS OF OPERATIONS

Year Ended September 30, 2022

During the year ended September 30, 2022, the Company recorded a net and comprehensive loss of $823,483 (2021 – income of $501,217). Significant fluctuations include the following:

i) Unrealized loss on marketable securities increased to $414,000 (2021 – $6,848) due to a loss of market value of investments during the current year.

ii)Unrealized loss on investments increased to $41,950 (2021 – gain of $798,151) due to a gain on fair value of investment in Bios of $799,873 during the comparative year.

iii) Realized loss on marketable securities was $18,634 (2021 – gain of $201,309) as fewer disposal occurred during the current year.

iv)Realized loss on investments of $Nil (2021 – $197,399) on exercise of 335,000 warrants in Numinus Wellness Inc. during the comparative year.

v)Professional fees decreased to $80,058 (2021 – $116,707) as a result of lower legal fees during the current year.

vi)Travel decreased to $3,111 (2021 – $7,824) as a result of decreased number of trips taken during the current year.

vii)Transfer agent and filing fees increased to $58,643 (2021 – $Nil) as a result of listing fees during the current year.

viii)Write-off of GST recoverable was to $9,865 (2021 – $38,492 as a result of write-off of GST denied by CRA during the current year.

Three Months Ended September 30, 2022

During the three months ended September 30, 2022, the Company recorded a net and comprehensive loss of $597,871 (2021 – income of $530,969).  Significant fluctuations include the following:

i) Unrealized loss on marketable securities decreased to $103,054 (2021 – $213,249) due to a increased market value of marketable securities during the current period.

ii) Unrealized loss on investments increased to $284,973 (2021 – gain of $815,143) due to a loss on market value of investments during the current period.

iii)Realized loss on marketable securities increased to $31,356 (2021 – gain of $62,787) on sale of marketable securities during the current period.

iv)Professional fees decreased to $15,568 (2021 – $33,527) as a result of lower legal fees during the current period.

v)Office and miscellaneous increased to $8,551 (2021 – $3,549) due to an increase in general activities in the current period.

vi)Travel decreased to $Nil (2021 – $4,357) as a result of decreased number of trips taken during the current period.

vii)Transfer agent and filing fees increased to $56,115 (2021 – $Nil) as a result of listing fees during the current period.

GOING CONCERN

The financial statements were prepared using accounting policies consistent with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation for the foreseeable future. The operations of the Company were primarily funded by the issue of share capital. The continued operations of the Company are dependent on its ability to develop a sufficient financing plan, receive continued financial support from related parties and lenders, complete sufficient public equity financing, or generate profitable operations in the future. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the company be unable to continue in business.

LIQUIDITY AND CAPITAL RESOURCES

Cash was $182,849 as at September 30, 2022 compared to $367,837 as at September 30, 2021. At September 30, 2022, the Company had a working capital of $216,749 (2021 - $946,505).

Operating activities

During the year ended September 30, 2022, net cash used in operating activities was $216,795 which included the loss for the year adjusted for items that don’t affect cash and changes in non-cash working capital items of $76,465.

Investing activities

During the year ended September 30, 2022, net cash used in investing activities during the year ended September 30, 2022 totaled $32,097 which were primarily comprised of $33,842 marketable securities purchased and $78,800 investments purchased, offset by the sale of marketable securities of $82,825.

Financing activities

During the year ended September 30, 2022, net cash provided by financing activities amounted to $63,904, which consisted of advances received from related parties of $3,904 and subscription received in advance of $60,000.

During the period from October 1, 2022 to May 19, 2023, the Company issued 1,110,000 common shares upon the exercise of 1,110,000 warrants at a price of $0.10 per common share.

QUARTERLY INFORMATION

	2022	2022	2022	2021
Quarter Ended	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Revenue	$ 475,023	$ (206,456)	$ 160,847	$ 100,810
Net income (loss) for the quarter	(597,871)	164,542	(241,480)	(148,674)
Net income (loss) per share (Basic and diluted)	(0.03)	0.01	(0.01)	(0.00)

	2021	2021	2021	2020
Quarter Ended	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Revenue	$ 621,741	$ 140,209	$ 115,863	$ (125,540)
Net income (loss) for the quarter	561,408	73,988	68,582	(172,322)
Net income (loss) per share (Basic and diluted)	0.02	0.00	0.00	(0.01)

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements or obligations that are not disclosed in the financial statements.

RELATED PARTY TRANSACTIONS

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and members of the Board of Directors.

For the year ended September 30, 2022, the Company had the following transactions with related parties:

(i)Paid or accrued professional fees of $30,000 (2021 - $30,000) to a company owned by the Company’s Chief Financial Officer (“CFO”).

(ii)Paid of accrued administration fees of $45,600 (2021 - $45,600) to a company owned by the Company’s Chief Financial Officer (“CFO”).

(iii)Paid or accrued consulting fees of $30,000 (2021 - $30,000) to a company owned by the Company’s Corporate Secretary.

As at September 30, 2022, accounts payable and accrued liabilities include $71,759 (2021 - $43,994) owing to companies owned by the Company’s director and officer, a company with common directors and the corporate secretary.

As at September 30, 2022, promissory note receivable includes $19,349 (2021 - $19,349) owing from Global Li-Ion Graphite Corp., a public company with directors in common and $8,586 (2021 - $8,586) owing from Swiss EMX, a private company with directors in common.

Global Li-Ion Graphite Corp. and XRApplied Technologies Inc. are public companies with directors in common with the Company. Unless otherwise noted amounts due from and to related parties are unsecured, non-interest bearing and have no fixed terms of repayment.

Due from related parties	September 30, 2022	September 30, 2021
Global Li-Ion Graphite Corp.	$9,618	$9,618
A company owned by the Company’s Corporate Secretary	2,445	2,445

Total	$12,063	$12,063

Due to related parties	September 30, 2022	September 30, 2021
XRApplied Technologies Inc	$3,322	$1,819
Global Li-Ion Graphite Corp.	6,874	4,473
A company owned by the Company’s Corporate Secretary	200	200

Total	$10,396	$6,492

CHANGES IN ACCOUNTING STANDARDS

Please refer to the September 30, 2022 financial statements for accounting policy pronouncements.

FINANCIAL INSTRUMENTS

The Company’s risk exposures and the impact on the Company’s financial instruments are summarized below:

The carrying value of the Company’s receivables, marketable securities, investments, due from related parties, accounts payable and accrued liabilities, and due to related parties approximate their fair value because of the short-term nature of these instruments. Cash and the marketable securities are carried at fair value using a level 1 fair value measurement. The marketable securities and investments have been designated as fair value through profit or loss (“FVTPL”), the carrying value on the statement of financial position is reported at fair value.

Foreign currency risk

Foreign exchange risk is the risk that the fair value of future cash flows will fluctuate as a result of changes in foreign exchange rate. We do not believe we are exposed to significant currency risk as funds are held in Canadian currency and there are no significant foreign exchange currency transactions.

Credit Risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. Our cash and promissory note receivable are exposed to credit risk, the maximum exposure being their carrying amounts on the statements of financial position. We reduce our credit risk on cash by placing these instruments with institutions of high credit worthiness.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting obligations associated with financial liabilities. As at September 30, 2022, we had a working capital of $216,749 (2021 - $946,505). We address our liquidity risk through equity financing obtained through the sale of common shares.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. We are exposed to the risk that the value of financial instruments will change due to movement in market interest rates. We do not hold interest-bearing debt with long-term maturities and therefore do not believe that interest rate risk is significant. We do not use derivative instruments to reduce our interest rate risk as our management believes that the likely financial impact of interest rate changes does not justify using derivatives.

RISKS AND UNCERTAINTIES

The Company’s business as a virtual incubator service provider and XR content producer is subject to a number of significant risk factors. The following are certain risk factors related to the Company, its business, and ownership of the Common Shares. If any event arising from the risk factors set forth below occurs, the Company’s business, prospects, financial condition, results of operation or cash flows and in some cases, its reputation, could be materially adversely affected. Although the Company believes that the risk factors described below are the most material risks that the Company faces, they are not the only ones. Additional risk factors not presently known to the Company or that the Company currently believes are immaterial could also materially and adversely affect the Company’s business, prospects, cash flows, results of operations or financial condition and negatively affect the value of the Common Shares. Readers should carefully consider each of such risks and all of the information in this MD&A.

Risks Related to Ownership of Common Shares

There is no existing public market for the Common Shares.

There is currently no public market for the Common Shares. The Company cannot predict the price at which the Common Shares will trade upon listing, assuming they are listed, and there can be no assurance that an active trading market will develop after listing or, if developed, at what price level that market will be sustained. In addition, if an active public market does not develop or is not maintained, investors may have difficulty selling their Common Shares.

In the event the Company becomes a public reporting company in the future, the Company will incur increased costs as a result of operating as a public reporting company, and the Company’s management team will be required to devote substantial time to new compliance requirements.

If the Company elects to become a public reporting company in the future, the Company will incur significant legal, accounting and other expenses that it did not incur as a private company. In addition, many rules and regulations exist for companies listed on stock exchanges that impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. The Company’s management and other personnel would need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase the Company’s legal and financial compliance costs and will make some activities more time-consuming and costly.

Any return on investment from the Common Shares is not guaranteed.

There can be no assurance regarding the amount of return to be generated by the Company’s business. The Common Shares are equity securities of the Company and are not fixed income securities. Unlike fixed-income securities, there is no obligation of the Company to distribute to shareholders of the Company a fixed amount or to return the initial purchase price of a Common Share on a date in the future. The market value of the Common Shares may deteriorate, and that deterioration may be significant.

There is a risk of dilution from possible future offerings of Common Shares.

The Company may issue additional securities from time-to-time to raise funding for its business, and such issuances may be dilutive to existing shareholders.

Publicly traded securities have experienced high levels of volatility in recent years.

The Company may acquire from time to time acquire and hold interests in certain XR Entities, including private businesses and publicly traded businesses. In recent years, the public securities markets in Canada have experienced a high level of price and volume volatility, and the market prices of securities of many public companies have experienced wide fluctuations in price not necessarily related to the operating performance, underlying asset values, or prospects of the companies. There can be no assurance that significant levels of price volatility will not continue. It may be anticipated that any quoted market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of the Company in creating revenues, cash flows or earnings.

Market disruption risks could have a material adverse effect on the market price of the Common Shares.

War and occupation, terrorism and related geopolitical risks may in the future lead to increased short-term market volatility and may have adverse long-term effects on world economies and markets generally. Those events could also have an acute effect on individual corporations or related groups of corporations. These risks could also adversely affect securities markets, inflation and other factors relating to the securities that would be held from time to time. Such events could, directly or indirectly, have a material adverse effect on the price of the Common Shares.

Risks Related to the Business of the Company

The Company has a limited operating history and no history of earnings.

The Company has no history of earnings. There is no assurance that the Company will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue the Company’s operations. If the Company does not have sufficient capital to fund its operations, it may be required to reduce its operations or cease operations entirely, in which case, the value of the Common Shares may decline very significantly.

The Company has a history of net losses and negative cash flow from operations. The Company cannot predict if or when the Company will become profitable and the Company anticipates that its net losses and negative cash flow from operations will continue for the foreseeable future.

The Company had net losses and negative cash flow from operations for the financial year ended September 30, 2022, and the Company anticipates that its net losses and negative cash flow from operations will continue for the foreseeable future. There can be no assurances that the Company will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from financing through private placements, public offerings and/or bank financing necessary to support the Company’s working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. If adequate working capital is not available, the Company may be forced to discontinue operations, which would cause investors to lose their entire investment. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company has a limited operating history, which makes it difficult to accurately evaluate its business prospects.

The Company has no history of earnings and a limited operating history as a virtual incubator and XR content producer upon which to base an evaluation of the Company’s business and prospects. Operating results for future periods are subject to numerous uncertainties and the Company cannot assure you that the Company will achieve or sustain profitability. The Company's prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in rapidly evolving markets. Future operating results will depend upon many factors, including, but not limited to, the Company’s success in attracting necessary financing or obtaining financing from other sources, the Company’s ability to successfully develop and market its XR content, the Company’s ability to successfully market its incubator and XR production services and attract repeat incubator clients and XR production partners, the Company’s ability to control operational costs, and the Company's ability in retaining motivated and qualified personnel, as well as the general economic conditions which affect consumer businesses. The Company cannot assure you that the Company will successfully address any of these risks.

Need for additional financing and issuance of additional securities.

The Company’s future capital requirements depend on many factors, including its ability to market its products and services (including that of its XR production partners and XR project entities) successfully, cash flows from operations, locating and retaining talent, and competing market developments. The Company’s business model requires spending money, including on advertising and marketing, in order to generate revenue.

Based on the Company’s current financial situation, the Company may have difficulty continuing its operations at the current level, or at all, if it does not raise additional financing in the near future.

In order to execute the Company’s business plan, the Company will likely require some additional equity and/or debt financing to undertake the capital expenditures described herein. There can be no assurance that additional financing will be available to the Company when needed or on terms which are acceptable. The Company’s inability to raise financing to support on-going operations or to fund capital expenditures could limit the Company’s operations and may have a material adverse effect upon future profitability. The Company may require additional financing to fund its operations to the point where it is generating positive cash flows. At present, it is impossible to determine what amounts of additional funds, if any, the Company may require.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders of the Company could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, the Company may be required to reduce, curtail, or discontinue operations. There is no assurance that the Company’s future cash flow, if any, will be adequate to satisfy its ongoing operating expenses and capital requirements.

Discretion and uncertainty of use of net proceeds of financings.

The Company’s management retains broad discretion in the application of proceeds of financings. The results and the effectiveness of the application of net proceeds of financings are uncertain. The failure by the Company to apply the net proceeds of financings effectively could have a material adverse effect on the Company’s business, including the Company’s ability to achieve its stated business objectives. In addition, the Company may use the net proceeds of financings in ways that an investor may not consider desirable.

The Company has recently commenced its business as a virtual incubator and XR content producer and has a limited history of operations.

The Company has very little record of operations and historical financial information on which a holder of Common Shares can base an evaluation of the Company and its business. The Company recently commenced its operations as a virtual incubator and XR content producer, and the Company is subject to all of the business risks and uncertainties associated with any new business enterprise, including the risk that the Company will not achieve its financial objectives as estimated by the Company’s management. Furthermore, past successes of the management of the Company or the Board in other ventures do not guarantee the future success of the Company.

There is a risk of dilution from possible future offerings or issuances of Common Shares.

There is no guarantee that the Company will be able to achieve its business objectives. The continued development of the Company will require additional financing. The failure to raise such capital could result in the delay or indefinite postponement of current business objectives or the Company going out of business. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to the Company.

If additional funds are raised through issuances of equity or convertible debt securities, existing shareholders of the Company could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares. The Company’s Articles permit the issuance of an unlimited number of Common Shares, and shareholders of the Company will have no pre-emptive rights in connection with such further issuance. The directors of the Company have discretion to determine the price and the terms of issue of further issuances. Moreover, additional Common Shares may be issued by the Company on the exercise of the Warrants, incentive awards and any other securities of the Company. In addition, from time to time, the Company may enter into transactions to acquire assets or the shares of other companies. In addition to equity financing, these transactions may be financed wholly or partially with debt, which may temporarily increase the Company’s debt levels above industry standards. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue potential business opportunities. The Company may require additional financing to fund its operations to the point where it is generating positive cash flows. Negative cash flows may restrict the Company’s ability to pursue its business objectives.

Management of growth.

The Company may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of the Company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The potential inability of the Company to deal with this growth could have a material adverse impact on its business, operations and prospects.

The Company has high exposure to the XR industry; Concentration of incubator clients, XR production partners and XR project entities.

Certain of the Company’s incubator clients and the Company’s XR production partners and XR project entities operate in the XR industry. From time to time, the XR industry may experience slowdowns due to fluctuations, decline in general economic conditions or otherwise, and the Company’s performance may suffer as a result. In addition, the Company relies on a relatively small number of incubator clients, XR production partners and XR project entities, and the loss of one or more of the foregoing to a competitor or otherwise or the failure of an incubator client to pay the Company in exchange for its services could lead to an adverse effect on the Company’s business, operations and prospects.

Market acceptance of XR products and services.

As with any company operating in a technology industry, including the XR industry, there is a substantial risk that the marketplace may not accept the products or services of the Company and its incubator clients, XR production partners and XR project entities. Market acceptance of these products and services, depends, in large part, upon the ability to demonstrate their performance and cost-effectiveness over competing products and upon the success of their sales efforts. The Company and its incubator clients, XR production partners and XR project entities may not be able to continue to market their respective products or services successfully and no assurance can be given that any current or future products or services will be accepted in the marketplace or by consumers.

There is no assurance that the Company’s XR content production activities will result in any proprietary technology or commercial products.

The development and production efforts for the Company’s XR projects may fail to result in any commercial products, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. The Company may not be able to protect its proprietary rights, if any, from infringement or theft by third parties. In addition, the Company may have inadequate capital to successfully execute this aspect of its business plan.

Failure or bad or slow sales of XR content.

If the sales of XR games and experiences from the Company’s incubator clients, XR production partners and XR project entities do not meet expectations or if the sale of such XR games and experiences is not realized, the Company and its incubator clients, XR production partners and XR project entities may not be able to recoup their funding or resources, which could result in financial losses, including financial losses to the Company. This could also lead to fewer business opportunities being available to the Company or a reduction in the funding or resources available for future business opportunities, potentially limiting the growth of the Company.

Failure to enter into definitive agreements with XR production partners and XR project entities.

The Company has entered into letters of intent in respect of certain XR projects, including with XR production partners and XR project entities or, in the case of STARS Missions, the Company has not entered into any agreement. While the Company contemplates entering into definitive agreements, there is no guarantee that the Company will enter into such agreements. Moreover, the definitive agreements may have different terms to the ones contemplated in the letters of intent, including terms unfavorable to the Company. The failure by the Company to enter into definitive agreements, or the Company’s entry into definitive agreements with different terms, could have a material adverse effect on the Company’s business, including the Company’s ability to achieve its stated business objectives or use the net proceeds of its financings as contemplated.

Failure to recoup or delay in recouping funding commitments.

The Company may fail to recoup or delay in recouping its participation in or funding of an XR project, including an XR production partner or XR project entity. Such failure or delay could have a material adverse effect on the Company’s business, including the Company’s ability to achieve its stated business objectives. In addition, this may limit the ability of the Company to meet its existing obligations to XR production partners or XR project entities or participate in a new business opportunity through the provision of resource or funding.

The Company is largely dependent upon its board and management and XR production partners for its success.

The success of the Company will depend in large measure on certain key personnel, including the Board and the management of the Company and its informal network of service providers, including XR production partners. The Company’s ability to generate revenue is reliant on its ability to continue the offer the expertise and networks of its management and, to an extent, is also reliant on the relationship that these individuals have with the Company’s incubator clients and XR production partners.

The Company’s incubator clients and XR production partners may provide repeat business due to the quality of the work and the value added by the Company and its management, so the loss of key personnel could, therefore, increase the risk of not obtaining repeat business or missing out on new business opportunities, which could result in an adverse effect on the Company’s financial results.

The Company does not have key person insurance in effect for members of the Board and management of the Company, and the Company does not have contractual relationships with members of its informal network of service providers. The competition for qualified personnel in the XR industry is intense and there can be no assurance that the Company will be able to attract and retain all personnel necessary for the development and operation of its business.

Some of the Company’s competitors have greater financial resources due to their scale and international presence, and there is a risk that these competitors increase attempts to attract the Company’s management. The loss of the services of one or more members of the Company’s management may result in an adverse impact on the Company’s performance and future success.

There can be no certainty that these individuals will remain with the Company in the future.

The markets for virtual incubator services and XR production is highly competitive.

The Company and its incubator clients, XR production partners and XR project entities will compete with a large number of other virtual incubator service providers and XR content producers. Competitors may have a lower cost of funds and may have access to funding sources and resources that are not available to the Company or its incubator clients, XR production partners or XR project entities, which could allow them to build their respective market shares. In addition, certain competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of business opportunities. As a result of this competition, there can be no assurance that the Company or its incubator clients, XR production partners and XR project entities will be able to compete. The competitive pressures faced by the Company and its incubator clients, XR production partners and XR project entities may have a material adverse effect on the Company’s activities, financial condition, and results of operations.

Revenue growth is reliant on the ability to cross-sell and up-sell new virtual incubator services to existing incubator clients and win new incubator clients.

The Company’s future fee income and profit growth will depend in part on generating demand for its virtual incubator services, which is driven in part by the Company’s continued ability to develop relevant services that adapt to client requirements. There can be no assurance that the Company will be successful in selling new services to existing incubator clients or selling services to new incubator clients. There is a risk that the Company may exhaust the available services that it is able to cross-sell or up-sell to existing incubator clients and therefore may lose the incubator client, either through natural attrition or due to the incubator client wishing to use another provider.

The Company may not insure against all of the risks the Company faces in its operations.

In general, where coverage is available and not prohibitively expensive relative to the perceived risk, the Company may maintain insurance against such risk, subject to exclusions and limitations. The Company does not currently maintain insurance against risks including securities and general commercial liability claims, subject to exclusions and limitations. The Company does not maintain insurance to cover the potential risks and hazards associated with the Company’s operations. Furthermore, the Company cannot provide assurance that any insurance coverage the Company may have will be or continue to be available at reasonable premiums or that such insurance will adequately cover any resulting liability.

Conflicts of interest may arise between the Company and its directors and management.

Certain of the Company’s directors and officers serve or may agree to serve as directors or officers of, or have shareholdings or interests in, the Company’s incubator clients, XR production partners, XR project entities or competitors. This potential for conflict is inherent in the Company’s business strategy that relies on its directors and management and the informal networks of the Company’s directors and management to provide services to the Company’s incubator clients, XR production partners and XR project entities and derives validation from an experienced and knowledgeable director’s decision to be involved in an incubator client, XR production partner or project entity of the Company. In the event that such a conflict of interest arises at a meeting of the Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. Under applicable corporate law, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company. In determining whether or not the Company will participate in a particular business opportunity, the directors will primarily consider the degree of risk to which the Company may be exposed and its financial position at that time.

The directors and officers of the Company will not be devoting all of their time to the affairs of the Company. The directors and officers of the Company are or may become directors and officers of other companies, including the Company’s incubator clients, XR production partners and XR project entities, some of which may compete with the Company, and other competitors. The directors and officers of the Company are required by law to act in the best interests of the Company. They have the same obligations to the other companies in respect of which they act as directors and officers. Discharge by the directors and officers of their obligations to the Company may result in a breach of their obligations to the other companies, and in certain circumstances this could expose the Company to liability to those companies. Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligations to act in the best interests of the Company. Such conflicting legal obligations may expose the Company to liability to others and impair its ability to achieve its business objectives.

Due diligence investigations may not identify all facts necessary or helpful in evaluating a business opportunity or choosing incubator clients, XR production partners and XR project entities and will not necessarily result in the business opportunity being successful.

The due diligence process undertaken by the Company in connection with identifying business opportunities may not reveal all relevant facts in connection with a business opportunity. Before participating in a business opportunity, the Company will conduct due diligence investigations that it deems reasonable and appropriate based on the facts and circumstances of each business opportunity. When conducting due diligence investigations, the Company may be required to evaluate important and complex business, financial, tax, accounting and legal issues. When conducting due diligence investigations and making an assessment regarding a business opportunity, the Company will rely on resources available, including information provided by a potential virtual incubator client, XR production partner or XR project entity and, in some circumstances, third party investigations. Because the Company seeks business opportunities in new areas, the business opportunities it considers may have limited track records, which make assessments more difficult and speculative. Outside consultants, legal advisors, accountants and other professionals may be involved in the due diligence process to varying extents depending on the type of business opportunity. The due diligence investigations that are carried out with respect to any business opportunity may not reveal or highlight all relevant facts that may be necessary or helpful to evaluate the business opportunity. Moreover, such an investigation will not necessarily result in the business opportunity being successful.

Variations in foreign exchange rates.

Funding commitments of and payments from certain XR projects, including XR production partners and XR project entities, are quoted in United States Dollars and the Company is therefore affected by the Canadian/United States Dollar exchange rate, which will fluctuate over time. Material increases in the value of the United States Dollar will negatively impact the Company's costs of funding certain XR projects. To the extent that the Company engages in risk management activities related to foreign exchange rates, there is a credit risk associated with counterparties with which the Company may contract. The Company continues to assess its exposure to all foreign currencies.

Failure to realize anticipated benefits of acquisitions and dispositions.

The Company makes acquisitions and dispositions of interests in XR Entities, including XR production partners and XR project entities, and other assets in the ordinary course of business. Achieving the benefits of acquisitions depends in part on successfully consolidating functions and integrating operations and procedures in a timely and efficient manner as well as the Company's ability to realize the anticipated growth opportunities and synergies from combining the acquired interests in XR Entities, including XR production partners and XR project entities, and operations with those of the Company.

The integration of acquired interests in XR projects may require substantial management effort, time and resources and may divert management's focus from other strategic opportunities and operational matters. In the case where the acquired interests in XR projects are non-operated, the Company will need to rely on the operator to achieve the foregoing benefits and the Company's ability to influence the operator's activities in this regard. Management regularly assesses the value and contribution of services provided and assets required to provide such services. Accordingly, non-core assets are periodically disposed of, so that the Company can focus its efforts and resources more efficiently. Depending on the state of the market for such non-core assets, certain non-core assets of the Company, if disposed of, could be expected to realize less than their carrying value on the financial statements of the Company.

Failures or delays in the Company’s planned development of XR projects could result in increased costs to the Company and could delay, prevent or limit the Company’s ability to generate revenue and continue its business.

XR content is expensive, difficult to design and implement, can take many years to complete, and an XR project can unexpectedly fail at any stage of its development. The Company cannot guarantee that its XR projects will begin or be completed on schedule, if at all, as the commencement and completion of the development and production of the XR projects can be delayed or prevented for a number of reasons.

If the development of a XR project fails or is delayed, the development costs may increase and the Company’s ability to commercialize its XR projects could be materially harmed, which could have a material adverse effect on the Company’s business, financial condition or results of operations.

Technology risks.

General risks of companies operating in technology industries, including the XR industry, include the risks of rapidly changing technologies, short product life cycles, fierce competition, aggressive pricing and reduced profit margins, loss of patent, copyright and trademark protections, cyclical market patterns, evolving industry standards and frequent new product introductions. Certain companies operating in the XR industry may be smaller and less experienced, companies with markets or financial resources and fewer experienced management or marketing personnel.

Disruptive technologies, such as XR technologies, are characterized by rapid changes, including technological and scientific breakthroughs, frequent new product introductions and enhancements and evolving industry standards, all of which can make current products and products in development obsolete. The demand for the Company’s products and services will depend on its products or services (and that of its incubator clients, XR production partners and XR project entities) keeping pace with evolving market demand as a result of scientific and technological advances. If the products or services of the Company or its incubator clients, XR production partners or XR project entities become obsolete, the demand for the Company’s products and services will be materially adversely affected and there may be a material adverse effect on the Company’s activities, financial condition, and results of operations.

In addition, there is a risk that the Company may not be able to evolve along with the technology available in the XR industry, this could result in an impact on the efficacy of the Company’s offering to incubator clients, XR production partners or XR project entities.

Dependence on infrastructure; risk of system failures, security risks and rapid technological change.

The Company and its XR production partners and XR project entities are heavily reliant on their respective information technology systems to display, process and transmit information and manage their respective business processes and activities. These systems could be damaged, disrupted and shutdown due to problems with upgrading software, power outages, hardware issues, viruses, cyber-attacks, telecommunication failures, human error or other unanticipated events. Such damage, disruption or shutdown could, even on a temporary or short term basis, have a significant adverse effect on the Company’s business operations. Additionally, security breaches may result in the unauthorized disclosure of confidential client information which could adversely affect client relationships and the Company’s reputation and expose the Company to liabilities for regulatory breaches in respect of data protection and other regulations. Although the Company and its XR production partners and XR project entities have disaster recovery and backup systems in place, they may not adequately address every information technology risk and, in addition, their respective insurance, if any, may not cover all loss and damage that it may suffer as a result of a system failure.

The success of any developer of technology platforms, including that of the Company and its incubator clients, XR production partners and XR project entities will depend by and large upon the continued development of a stable public infrastructure, with the necessary speed, data capacity and security, and the timely development of complementary products such as high-speed modems for providing reliable internet access and services. Technology platforms have experienced and are expected to continue to experience significant growth in the number of users, amount of content and bandwidth availability. It cannot be assured that the infrastructure will continue to be able to support the demands placed upon it by this continued growth or that the performance or reliability of the technology will not be adversely affected by this continued growth.

Cyber security risks.

Cyber security risk is the risk of negative impact on the operations and financial affairs of the Company due to cyber attacks, destruction or corruption of data, and breaches of electronic systems of the Company and its incubator clients, XR production partners and XR project entities. Management of Company believes that it has taken reasonable and adequate steps to mitigate the risk of potential damage to the Company from such risks. The Company and its incubator clients, XR production partners and XR project entities may rely on third-party service providers for the storage and processing of various data. A cyber security incident against the Company and its incubator clients, XR production partners or XR project entities or their respective contractors and service providers, if any, could result in the loss of business sensitive, confidential or personal information as well as violation of privacy and security laws, litigation and regulatory enforcement and costs. The Company has not experienced any material losses relating to cyber attacks or other information security breaches, however there can be no assurance that it will not incur such losses in the future.

The Company may be called upon to provide additional resource or funding on an existing XR project and the Company’s failure to participate may have a negative adverse effect on its interest or the success of such XR project.

Following the initial participation in or funding of an XR project, including an XR production partner or XR project entity, the Company may be (i) unable to make payments in accordance with the payment schedule or exercise its right of first refusal, if any, or (ii) called upon to provide additional resources or funding. There is no assurance that the Company will have sufficient resources or funds. Even if the Company has sufficient resources or funding, the Company may elect not to make payments in accordance with the payment schedule, exercise its right of first refusal (if any) or provide additional resources or funding for a variety of reasons relevant to its own business. Any decision by the Company not to make payments in accordance with the payment schedule, exercise its right of first refusal or provide additional resources or funding or its inability to provide additional resources or funding may (i) reduce the Company’s interest in an XR project, (ii) have a negative impact on the XR project in need of the follow-up resource or funding, (iii) result in a missed business opportunity for the Company, including to increase its participation in a successful XR project, or (iv) reduce the expected return on its participation in an XR project.

Government regulation.

Various aspects of the XR industry and the activities of the Company and its incubator clients, XR production partners and XR project entities are subject to the laws of the jurisdictions in which they operate. Activities of the Company and its incubator clients, XR production partners and XR project entities may be affected to varying degrees by government regulations with respect to, but not limited to, restrictions on price controls, export controls, currency availability, foreign exchange controls, income taxes, delays in obtaining or the inability to obtain necessary permits, limitations on foreign ownership, expropriation of property, ownership of assets, labour relations, limitations on repatriation of income and return of capital, high rates of inflation and increased financing costs and safety. This may affect the ability of the Company and its incubator clients, XR production partners and XR project entities to implement their business models. No assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail the Company or any of its incubator client, XR production partner or project entity’s business model. Amendments to existing laws and regulations in force when and on which a decision to participate in a particular business opportunity was made could have a material adverse effect on the Company’s activities, financial condition, and results of operations.

The Company and its incubator clients, XR production partners and XR project entities will be dependent on intellectual property rights and susceptible to challenges to those rights as well as claims of infringement of third parties’ rights, which could have a material adverse effect on the Company’s business.

Companies involved in the development and operation of disruptive technologies, such as XR technologies, are dependent on intellectual property rights; the loss or impairment of which could harm such a company’s business, results of operations, and its financial condition. Such a company’s patents and other intellectual property may not prevent competitors from independently developing products and services similar to or duplicative of the Company’s, nor can there be any assurance that the resources invested by a company to protect its intellectual property will be sufficient, or that the company’s intellectual property portfolio will adequately deter misappropriation or improper use of the company’s technology.

There can be no assurance that any company’s products will not violate proprietary rights of third parties and a company may be the target of aggressive and opportunistic enforcement of patents by third parties, including non-practicing entities. The ability of the Company and its incubator clients, XR production partners and XR project entities to protect their intellectual property could also be affected by changes to existing laws, legal principles, and regulations governing intellectual property, including the ownership and protection of patents.

If any of the foregoing risks were to materialize for the Company or any of its incubator clients, XR production partners or XR project entities, the claims and disputes could result in liability for substantial damages, which in turn could harm the Company’s underlying business, results of operations and financial condition.

Engagements with incubator clients, XR production partners and XR project entities.

While making proposals for engagements for incubator clients, XR production partners and XR project entities, the expected revenue, costs and timing for completing the engagement, and thus the profitability of the engagement, are based on estimates. These estimates reflect best judgment regarding the efficiencies of the Company’s methodologies. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside the Company’s control, could make these engagements less profitable or unprofitable. In addition, the failure to meet expectations may result in an unprofitable engagement.

Contractual relationships; Reliance on third-party service providers creates risk for the Company.

The Company has a number of contractual relationships, including with its management, under which the counterparts may terminate for convenience. The termination of any such contract which is material to the Company’s business could have a significant impact on the Company’s profitability.

The Company depends to a large extent on its relationships with its incubator clients and XR production partners and reputation for professional services and integrity to attract and retain incubator clients and XR production partners. As a consequence, if an incubator client or XR production partner is not satisfied with the Company’s services or the Company does not meet its obligations, it may be more detrimental to the business than businesses in other market sectors. Likewise, if contractual agreements are not met, the Company risks legal liability and loss of relationships with incubator clients and XR production partners.

In addition, some of the Company's operations rely on the Company's third-party service providers to host and deliver products, services, and data. Any interruptions, delays or disruptions in and to the delivery of such products, services, security or data, including without limitation any privacy breaches or failures in data collection, could expose the Company to liability and harm the Company's business and reputation.

Risk of damage to reputation and negative publicity.

The Company’s ability to retain existing incubator clients and XR production partners to attract new business is dependent on the maintenance of its reputation. The Company’s ability to retain management and to attract new talent to the business is also dependent on the maintenance of its reputation. The Company is vulnerable to adverse market perception as it operates in an industry where a high level of integrity and trust is paramount. Any perceived, actual or alleged mismanagement or fraud could have a material adverse effect on the financial condition, results or operations of the Company.

Low barriers to entry.

While the Company’s market and industry expertise and key differentiators represent a barrier to entry, the Company operates in a competitive environment. There are very low start-up costs for any new entrant into the market and the Company cannot prevent any person or organization from replicating the Company’s business model as a virtual incubator. There is a risk that an existing competitor or a new entrant may over time be able to achieve similar success to the Company and actively win work from the Company’s incubator clients. This could result in a loss of incubator clients from the Company and a consequential adverse impact on the financial performance of the Company.

Litigation.

The Company or its incubator clients, XR production partners or XR project entities or their respective assets, directors or officers may be subject to a variety of civil or other legal proceedings, with or without merit. Given the speculative and unpredictable nature of litigation, the outcome of such disputes could have a material adverse effect on the Company.

The Company is subject to securities rules and regulations.

As a company raising investment capital, the Company is subject to government securities regulation. Accordingly, there is a risk that the Company could be subject to adverse government orders if it violates those regulations, which could have a material adverse impact on the Company’s operating results, financial conditions and business performance.

The Company’s operations may be negatively affected by global financial conditions.

Global financial conditions continue to be characterized as volatile. In recent years, global markets have been adversely impacted by various credit crises and significant fluctuations in prices, including as a result of the COVID-19 pandemic and due to significant fluctuations in commodity prices as a result of the ongoing military conflict between Ukraine and Russia and the economic sanctions imposed on Russia in connection therewith. Many industries have been impacted by these market conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to international events, as government authorities may have limited resources to respond to future crises. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Company’s prospects, cash flows, results of operations or financial condition or the value of the Common Shares. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability (such as the Russian invasion of Ukraine), changes to energy prices or sovereign defaults. If increased levels of volatility continue or in the event of a rapid destabilization of global economic conditions, it may result in a material adverse effect on prices, demand, availability of credit, investor confidence, and general financial market liquidity, all of which may adversely affect the Company’s prospects, cash flows, results of operations or financial condition or the value of the Common Shares.

OUTSTANDING SHARE DATA AT MAY 19, 2023

The Company’s authorized capital consists of an unlimited number of Common Shares, of which 28,769,001 are issued and outstanding.

There were no outstanding stock options as at the date of this MD&A.

The following share purchase warrants were outstanding:

Expiry date	Exercise price	Number of warrants
October 20, 2023	$0.10	7,890,000

		7,890,000

DIRECTORS AND OFFICERS

Our Board of Directors is as follows:

Geoff Watson
Marc Branson
Scott Young

Our officers are:

Scott Eldridge	Chief Executive Officer
Geoff Watson	Chief Financial Officer
Jason Walsh	Corporate Secretary

PART III - EXHIBITS

Exhibit No.	Description
2.1*	Certificate of Incorporation of the Company dated June 4, 2008
2.2*	Articles of Incorporation of the Company dated January 26, 2018
2.3*	Certificate of Change of Name of the Company dated March 19, 2018
2.4*	Notice of Articles of the Company dated August 3, 2022
4.1*	Form of Subscription Agreement
6.1*†	Broker-Dealer Agreement dated July 25, 2022 between the Company and the Broker
6.2*	Escrow Agreement dated [•] among the Company, NCPSC and the Technology Agent
6.3*†	Operating Agreement for Delta Liftoff dated September 2, 2022 between the Company and STARS
6.4*†	Production Funding Agreement dated September 2, 2022 between the Company and STARS
6.5*	Amendment No. 1 to Operating Agreement dated October 31, 2022 between the Company and STARS
6.6*	Amendment No. 1 to Production Funding Agreement dated October 31, 2022 between the Company and STARS
6.7*	Letter of Intent dated October 13, 2022 among the Company, Cyndicate and the Cyndicate Shareholders
6.8*	Amendment to Letter of Intent dated October 14, 2022 among the Company, Cyndicate and the Cyndicate Shareholders
6.9*	Letter of Intent dated September 29, 2022 between the Company and Mersis
6.10*	Business Incubation Services Agreement dated January 1, 2022 between the Company and XRA
6.11*	Business Incubation Services Agreement dated March 1, 2021 between the Company and Bios
6.12*	Contract for Services dated January 1, 2023 between the Company and Bua Capital
6.13*	Contract for Services dated January 1, 2023 between the Company and Bua Group
6.14*†	Contract CFO Agreement dated January 1, 2023 between the Company and GRWiNC
6.15*†	Consulting Agreement dated December 14, 2018 between the Company and Scott Eldridge
6.16*	Amendment No. 1 to Consulting Agreement dated June 25, 2020 between the Company and Scott Eldridge
6.17*	Incentive Stock Option Plan of the Company dated February 6, 2019
6.18*	Amendment No. 2 to Operating Agreement dated March 31, 2023 between the Company and STARS
6.19*	Amendment No. 2 to Production Funding Agreement dated March 31, 2023 between the Company and STARS
6.20*	Software and Services License Agreement dated [•] between the Company and NCIT
10.1	Power of Attorney (included on signature page hereto)
12.1*	Validity Opinion of O’Neill Law LLP
14.1*	Appointment of Agent for Service of Process (Form F-X)

* Filed herewith.

** Previously filed.

† Certain portions of the exhibit have been redacted as such portions are not material and the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of Regulation A+, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on June 2, 2023.

INCUBARA CAPITAL CORP.

/s/ Scott Eldridge
Scott Eldridge, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Geoffrey Watson as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Scott Eldridge	Date: June 2, 2023
Scott Eldridge, Chief Executive Officer (Principal Executive Officer)

/s/ R. Geoffrey Watson	Date: June 2, 2023
R. Geoffrey Watson, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Scott Andrew John Young	Date: June 2, 2023
Scott Andrew John Young, Director

/s/ Marc Branson	Date: June 2, 2023
Marc Branson, Director